As filed with the Securities and Exchange Commission on June 29, 2005

Commission File No. 333—_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

Form SB-2

Registration Statement Under The Securities Act Of 1933

Recom Managed Systems, Inc.

(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3845 (Primary Industrial Code)	87-0441351 (I.R.S. Employer Identification No.)

Pamela Bunes
Chief Executive Officer

531 South Main Street, Suite 301
Greenville, South Carolina 29601
(864) 233-2300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to

John M. Woodbury, Jr., Esq.
7251 Owensmouth Ave, Suite 7
Canoga Park, California 91303
(818) 883-1776

Approximate date of proposed sale to public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share (1)	Proposed Aggregate Offering Price	Amount of Registration Fee
Common stock	6,000,000(3)	$ 4.08	$ 24,450,000	$ 2,877.77
Common stock (2)	2,400,000(3)	$ 4.08	$ 9,780,000	$ 1,151.11
Total	8,400,000		$ 34,230,000	$ 4,028.88

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to SEC Rule 457(c) of Regulation C as of the close of the market on June 13, 2005, based upon the average of the high and low prices for that date.

(2)

Represents common stock reserved for issuance by the registrant with respect to the prospective exercise of common share purchase warrants at the election of the holder of those warrants.

(3)

Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 15, 2005

Prospectus

8,400,000 Common Shares

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 8,400,000 common shares, consisting of:

•

6,000,000 common shares presently held by the selling shareholders; and

•

2,400,000 common shares issuable by the company with respect to the prospective exercise of 2,400,000 common share purchase warrants held by the selling shareholders.

This offering is not being underwritten.  The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  We will not receive any of the proceeds from those sales.

Our common shares trade on the American Stock Exchange under the trading symbol “RECM”.

Please read this prospectus carefully. It describes our company, finances, products and services.  Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

______

An investment in the common shares offered for sale under this prospectus involves a high degree of risk.  You should purchase our securities only if you can afford losing your entire investment.
See “Risk Factors” beginning on page 1 of this prospectus.

______

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

______

The date of this Prospectus is June 15, 2005

531 South Main Street, Suite 301, Greenville, South Carolina 29601

(864) 233-2300

The information in this prospectus is not complete and may be changed.  We have filed a registration statement containing this prospectus with the Securities and Exchange Commission.  The common stock offered for sale under this prospectus may not be offered for sale or sold until that registration statement is declared effective by the Securities and Exchange Commission.  This prospectus is not an offer to sell the common shares—and doesn’t solicit an offer to purchase the common shares—in any jurisdiction where this offer or sale is not otherwise permitted

TABLE OF CONTENTS
Page

PROSPECTUS SUMMARY

1

The Company And Business

1

The Offering

1

Summary Financial Data

2

RISK FACTORS

3

Risks Relating To Our Business

3

Risks Relating To An Investment In Our Securities

6

FORWARD-LOOKING STATEMENTS

9

USE OF PROCEEDS

10

BUSINESS

10

Overview

10

Corporate History

11

Description Of Heart Monitor Systems And ECGs

12

Description of Current Products

14

Description of Products Or Services In Investigatory or Early Research & Development Stage

15

Description of Signal Technologies

17

EEG Products

17

Competition

18

Market Size

18

Marketing And Distribution Strategy

19

Manufacturing Capacity

19

Research And Development

19

Regulatory Overview

19

Patents And Licenses

21

Competition

22

Costs And Effects Of Compliance With Environmental Laws

22

Subsidiaries

22

Employees

23

PROPERTIES

23

PLAN OF OPERATION

23

General

23

Overview

23

Development Stage Company; Prior Going Concern Issue

24

Results of Operations

24

Plan of Operation

26

Liquidity and Capital Resources

27

Critical Accounting Policies

29

Recent Accounting Pronouncements

29

LEGAL PROCEEDINGS

31

MANAGEMENT

31

Identity

31

Business Experience

32

Board Of Directors

34

Board Committees

34

Board Compensation

34

Medical Advisory Board

35

Senior Medical Advisors

36

Medical Advisor Compensation

36

Other Significant Employees And Consultants

36

Employment And Consulting Agreements With Executive Management

37

Summary Compensation Table

40

Stock Options And Stock Appreciation Rights Grant Table

41

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Stock Options And Stock Appreciation Rights Exercise And Valuation Table

42

Compliance With Section 16

42

Code of Ethics

42

PRINCIPAL SHAREHOLDERS

43

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

44

Transactions With Executive Officers, Directors And Shareholders

44

Parent Corporation

45

DESCRIPTION OF CAPITAL STOCK

46

General

46

Common Shares

46

Preferred Shares

46

Series ‘A’ Preferred Shares

46

Options And Warrants Convertible into Common Shares

47

EQUITY COMPENSATION PLANS

48

Summary Equity Compensation Plan Data

48

Description of Equity Compensation Plans Approved By Shareholders

48

Description of Equity Compensation Plans Not Approved By Shareholders

49

MARKET FOR EQUITY SECURITIES

50

Description Of Market

50

Dividend Policy And Restrictions On Payment Of Dividends

50

SELLING SHAREHOLDERS

50

REGISTRATION RIGHTS

52

PLAN OF DISTRIBUTION

53

Method of Sales Under This Prospectus

53

Sales Outside Of This Prospectus; Sales Under This Prospectus By Successors-In-Interest

55

Compliance With State Securities Laws

56

Distribution Expenses And Proceeds of Sale

56

Indemnification

56

Other Matters

56

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

57

TRANSFER AGENT

58

LEGAL MATTERS

58

EXPERTS

58

INDEMNIFICATION OF DIRECTORS AND OFFICERS

58

WHERE YOU CAN FIND MORE INFORMATION

59

ANNUAL FINANCIAL STATEMENTS DECEMBER 31, 2004 (AUDITED)

60

Report Of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2

Statements Of Operations

F-3

Statements Of Stockholders’ Equity

F-4

Statements Of Cash Flows

F-8

Notes To Financial Statements

F-10

INTERIM FINANCIAL STATEMENTS MARCH 31, 2005 (UNAUDITED)

61

Balance Sheet

F-1

Statements Of Operations

F-2

Statements Of Stockholders’ Equity

F-3

Statements Of Cash Flows

F-9

Notes To Financial Statements

F-11

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PROSPECTUS SUMMARY

This summary highlights important information about our company and business.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, and in particular that section of this prospectus captioned “Risk Factors.”  Unless the context requires otherwise, “Recom”, “we,” “us,” “our” and similar terms refer to Recom Managed Systems, Inc.

On April 11, 2003, we effected a split in our common shares on a 3:1 forward basis through the mechanism of a stock dividend.  Whenever we make any reference in this prospectus to the grant or issuance of common shares or options or warrants to purchase common shares, such reference shall, for comparison purposes, be made in reference to post-split numbers and, in the case of options and warrants, exercise prices, unless we state otherwise.

The Company And Business

Recom is a development stage medical device company focused on researching, developing and marketing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.  Physiological signals are small bioelectrical signals generated by the body.  Our initial product will be patient modules used as part of a heart monitor system to acquire, amplify and process physiological signals associated with a patient’s cardiovascular system.  Heart monitor systems are used by heart specialists known as cardiologists to collect physiological data for electrocardiogram or “ECG” tests for the purpose of detecting and identifying cardiovascular disease.  Our patient module will operate using a proprietary and patented “amplification” technology which provides the capability to enlarge and process the physiological signals to discriminate them from ambient or background electromagnetic noise and to facilitate the examination of the signal data for diagnostic purposes.  Our amplification technology is an enhancement of an amplification technology first developed for the United States Air Force to record bioelectrical signals from a pilot’s brain, known as an electroencephalogram or “EEG.”  The technology was also used by the National Institute of Health as well as companies such as Titan Systems and Teledyne, Inc. for purposes of monitoring different physiological signals.

In December 2004, we completed the design, fabrication and testing of a pre-production model of our first product for commercialization, our battery-operated, digital 12-lead Recom Model 100 Patient Module or “Model 100 Module”. The Model 100 Module will be used as the primary component of a 12-lead ambulatory heart monitor system, referred to as the “Model 100 Monitor System”.  The Model 100 Monitor System is an ambulatory patient heart monitor or recording system that will allow a patient’s heart to be continuously monitored over a period of 24 to 48 hours while the patient carries out his or her daily activities away from the physicians’ office or hospital.  We introduced our Model 100 Monitor System to the market in March 2005, and anticipate that we will start selling the devices in late 2005.

As of June 13, 2005, we had issued and outstanding 37,852,759 common shares, 206,178 series ‘A’ preferred shares, and common share purchase options and warrants entitling the holders to purchase up to 9,276,603 common shares.

Our corporate offices are located at 531 South Main Street, Suite 301,Greenville, South Carolina 29601.  Our telephone number is (864) 233-2300.

The Offering

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 8,400,000 common shares, consisting of:

•

6,000,000 common shares currently held by the selling shareholders; and

•

2,400,000 common shares issuable by the company with respect to the prospective exercise of 2,400,000 common share purchase warrants held by the selling shareholders.

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The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Shareholders”, “Registration Rights” and “Plan of Distribution”. We will not receive any of the proceeds from those sales.  Should the selling shareholders in their discretion exercise any of the common share purchase warrants or options underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants.  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders, or that any of the common share purchase warrants underlying the common shares offered under this prospectus will be exercised.

Summary Financial Data

The following tables summarize the statements of operations and balance sheet data for our company for the periods or as of the dates indicated, respectively:

	Three Months Ended March 31,		Years Ended December 31,
Statement of Operations Data:	2005	2004	2004	2003
Revenue	$ —	$ —	$ —	$ —
Research and development expenses	$ (570,380)	$ (190,255)	$ (1,663,362)	$ (497,631)
General and administrative expenses	$ (1,099,079)	$ (946,154)	$ (5,052,580)	$ (4,818,443)
Interest income	$ 4,475	$ —	$ 53,820	$ 4,697
Interest expense	$ (364,718)	$ —	$ (15,175)	$ —
Change in fair value of warrant liability	$ 318,000	$ —	$ —	$ —
Warrant repricing and other financing cost	$ (600,000)	$ —	$ (288,946)	$ —
Net loss	$ (2,311,702)	$ (1,136,409)	$ (6,966,243)	$ (5,311,377)
Preferred dividend	$ (18,242)	$ (109,334)	$ (295,452)	$ (1,953,170)
Net loss attributable to common stockholders	$ (2,329,944)	$ (1,245,743)	$ (7,261,695)	$ (7,264,547)
Basic and diluted loss per share	$ (0.07)	$ (0.03)	$ (0.21)	$ (0.17)
Basic and diluted loss per share attributable to common stockholders	$ (0.07)	$ (0.04)	$ (0.22)	$ (0.23)
Weighted average shares outstanding, basic and diluted	34,992,042	33,072,549	33,632,117	31,765,404

Balance Sheet Data:		March 31, 2005		December 31, 2004
Current assets		$ 6,687,085		$ 2,577,712
Total assets		$ 7,166,541		$ 3,052,000
Current liabilities		$ 2,678,747		$ 2,096,399
Total liabilities		$ 2,678,747		$ 2,096,399
Total stockholders’ equity		$ 4,487,794		$ 955,601
Total liabilities and stockholders’ equity		$ 7,166,541		$ 3,052,000

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RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect our business, operating results and financial condition.  In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment.  In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks Relating To Our Business

Our limited operating history will make it difficult for you to predict our future operating results and to otherwise assess or predict the likelihood of our business success.

To date, we are a development stage company principally engaged in research and development, organizational and startup activities which has not yet introduced our heart monitoring products to market.  Our limited operating history will make it difficult, if not impossible, to predict future operating results and to assess the likelihood of our business success in considering an investment in our company. Risks and issues inherent in the establishment and expansion of a new business enterprise which we face include, among others, problems of entering new markets, marketing new technologies, hiring and training personnel, acquiring reliable facilities and equipment, and implementing operational controls.  As a development stage company, we are also subject to risks and or levels of risk that are often greater than those encountered by companies with established operations and relationships.  Development stage companies often require significant capital from sources other than operations.  Since we are a start-up business, our management and employees will shoulder the burdens of the business operations and a workload associated with company growth and capitalization that is disproportionately greater than that for an established business.  We cannot give you any assurance that we will successfully address these risks.  Our prospects must be considered speculative, which may limit our ability to encourage further investment in our company.

We have no revenues to date and have accumulated losses since our inception.  Our continued inability to generate revenues and profits could cause us to go out of business.

We have incurred cumulative net losses after preferred dividends available to common shareholders in the amount of $17,154,813 from our inception through March 31, 2005, and have debt of $2,000,000 maturing in increments by August 31, 2005 although we have notified the holder of the debenture that we reserve the right to convert a substantial portion of the principal and interest on that indebtedness into common shares.  We have no commercial product sales or revenues to date, and do not anticipate that we will commence commercial sales of our heart monitoring products until late 2005.  Once we commence marketing our heart monitoring products, we project that we will not be cash flow positive based solely on projected sales and service revenues less manufacturing, general and administrative, marketing expenses and other operating costs for an indefinite period of time.  We anticipate that we will continue to incur substantial operating losses for the foreseeable future, notwithstanding any anticipated revenues we may receive when our products are initially introduced to markets, due to the significant costs associated with the development and marketing of our products and services.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

As noted in the prior risk factor, we do not anticipate that we will commence commercial sales of our heart monitoring products until late 2005, and further anticipate that after such introduction we will continue to be cash flow negative due to our costs exceeding our revenues for an indefinite period of time.  We believe that our currently available working capital will be sufficient to continue our business for at least the next twelve months.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in

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a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.  For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register.  If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

Our products are highly regulated. We will not be able to introduce our products to market if we cannot obtain the necessary regulatory approvals.  If we are unable to obtain regulatory approvals for our products in selected key markets at all or in a timely manner, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.  Our failure to receive the regulatory approvals in the United States would likely cause us to go out of business.

The manufacture, sale, promotion and marketing of our heart monitoring products and other products we intend to develop are subject to regulation by the FDA and similar government regulatory bodies in other countries.  As we develop or obtain new products we will be required to determine what regulatory requirements, if any, we must comply with in order to market and sell our products in the United States and worldwide.  The process of obtaining regulatory approval could take years and be very costly, if approval can be obtained at all.  If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give you no assurance, however, that we will be able to obtain regulatory approval for all of our products.  We also cannot assure you that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.

Because we are not diversified, we are subject to a greater risk of going out of business should our single proposed product line fail.

The only business opportunities we are presently pursuing are the heart monitoring or ECG market and, later, using the same technology, the neurological brain scan or EEG market.  Unlike many established companies that are diversified, we do not presently have other businesses, properties, investments or other income producing assets upon which we could rely upon should our single product line fail, thereby increasing the risk of our going out of business.

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Many of our customers will rely upon third party reimbursements from third party payors to cover all or a portion of the cost of our products.  If third party payors do not provide reimbursement for our products, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We intend to sell our heart monitoring products to individual patients and doctors, hospitals and clinics who will seek reimbursement from various third party payers, including government health programs, private health insurance plans, managed care organizations and other similar programs.  We can give you no assurance that reimbursement will be available from third party payers at all, or for more than a nominal portion of the cost of our products.

We intend to rely upon licensees, strategic partners or third party marketing and distribution partners to provide a significant part of our marketing and sales functions.  Should these outside parties fail to perform as expected, we will need to develop or procure other marketing and distribution channels, which would cause delays or interruptions in our product supply and result in the loss of significant sales or customers.

We currently have no internal sales, marketing and distribution capabilities, and will rely extensively on third-party licensees, strategic partners or third party marketing and distribution companies to perform a significant part of those functions.  As a consequence of that reliance, our ability to effectively market and distribute our products will be dependent in large part on the strength and financial condition of others, the expertise and relationships of those third-parties with customers, and the interest of those parties in selling and marketing our products.  Prospective third-party licensees, strategic partners and marketing and distribution parties may also market and distribute the products of other companies.  If our relationships with any third-party licensees, strategic partners or marketing and distribution partners were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell our products.  Even if we are able to develop our internal sales, marketing and distribution capabilities, these efforts would require significant cash and other resources that would be diverted from other uses, if available at all, and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers.  We can give you no assurance that we will be successful in our efforts to engage licensees, strategic partners or third party marketing and distribution companies to meet our sales, marketing and distribution requirements.

We intend to rely upon the third-party FDA-approved manufacturers or suppliers to manufacture our heart monitoring products.  Should these manufacturers fail to perform as expected, we will need to develop or procure other manufacturing sources, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal manufacturing capability, and will rely extensively on FDA-approved licensees, strategic partners or third party contract manufacturers or suppliers.  Should we be forced to manufacture our products, we cannot give you any assurance that we will be able to develop an internal manufacturing capability or procure third party suppliers.  Moreover, we cannot give you any assurance that any contract manufacturers or suppliers we procure will be able to supply our product in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.

We are dependent for our success on a few key executive officers.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of services of our executive management team comprised of Ms. Pamela Bunes, our permanent Chief Executive Officer and President, Mr. Rodney Hildebrandt, our Chief Operating Officer, and Dr. Budimir S. Drakulic, our Vice President and Chief Technology Officer.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the

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diversion of working capital.  Ms. Bunes and Mr. Hildebrandt are currently employed pursuant to five-year employment agreements, while Dr. Drakulic is employed as a consultant under a loan-out agreement through October 15, 2012.  None of these agreements will preclude any of these key officers from leaving the company.  We currently maintain key man life insurance policies in the amount $3 million with respect to Dr. Drakulic which will assist us in recouping some of our costs in the event of the death of that officer.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against our company, which would reduce our sales.  In such an event we would not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we can give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

Risks Relating To An Investment In Our Securities

Our common shares are sporadically or “thinly” traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares

Our common shares have historically been sporadically or “thinly” traded, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven development stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

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The market price for our common shares is particularly volatile given our status as a relatively unknown development stage company with a small and thinly-traded public float, limited operating history and lack of revenues or profits to date for our newly introduced products, which could lead to wide fluctuations in our share price.  The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.  The volatility in our common share price may subject us to securities litigation.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, we have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders.  In addition, as noted above, our common shares are sporadically or thinly traded.   As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The following factors may add to the volatility in the price of our common shares:  actual or anticipated variations in our quarterly or annual operating results;  acceptance of our products and services as viable security and technology solutions; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Since a single shareholder currently beneficially owns the majority of our outstanding common shares, that single shareholder will retain the ability to control our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders.  This concentration of ownership could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

ARC Finance Group, LLC, which is owned and controlled by Ms. Tracey Hampton, owns a majority of our outstanding common shares.  As a consequence of its controlling stock ownership position, ARC Finance Group retains the ability to elect a majority of our board of directors or to remove any director, and thereby controls our management.  ARC Finance Group also has the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.  ARC Finance actively evaluates potential modifications to our board of directors and management, and could make such modifications—or wholesale changes—at any time if deemed to be in the company’s best interest.

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The sale of a large amount of  common shares held by our shareholders or our executive officers or directors, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

The ability of our majority shareholder, ARC Finance Group, LLC, to sell common shares under Rule 144 is unclear under current SEC interpretations relating to eligibility for use of that safe harbor.  As a consequence, we are registering under this prospectus 3,500,000 common shares held by ARC Finance Group for resale to provide it with a mechanism to sell such shares on the public market in the future should it decide to do so, without waiving the right of ARC Finance Group to sell common shares under Rule 144.  We have also previously registered large amounts of common shares for selling shareholders, including a large amount of common shares issuable to selling shareholders upon their exercise of common share purchase warrants.  We are also under an obligation to register shares issuable in connection with recent private placements of our common shares and common share purchase warrants. Some of our executive officers and directors also hold large amounts of common shares that they may sell under Rule 144 subject to control stock volume limitations. We intend to register these shares under a resale prospectus contained in a registration statement on form S-8, which would increase the overall number of such shares that those officers and directors may sell on the public markets subject to volume restrictions imposed under form S-8.  Some of our executive officers and directors also hold common stock purchase options entitling them to acquire large amounts of common shares.  We also intend to register these shares under a resale prospectus contained in a registration statement on form S-8, which would provide those officers and directors with a mechanism to immediately sell such shares on the public markets subject to volume restrictions imposed under form S-8.

A large number of common shares are issuable upon conversion of our series ‘A’ preferred shares or the exercise of outstanding common share purchase options or warrants.  The conversion or exercise of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  The sale of a large amount of common shares received upon the conversion or exercise of these securities on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

There are currently outstanding as of June 13, 2005, 206,178 series ‘A’ preferred shares each convertible into one common share at the conversion rate of $3 per share, and common share purchase options and warrants entitling the holders to purchase 9,276,603 common shares at a weighted average exercise price of $2.36 per share, including a number granted to directors, officers, employees and consultants that are subject to vesting conditions.  In the event of the conversion or exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their conversion or exercise of these securities.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.  Our issuance of additional preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights that could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our company that might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled under our certificate of incorporation to issue up to 100,000,000 common and 10,000,000 “blank check” preferred shares.  After taking into consideration our outstanding common and preferred shares as of June 13, 2005, we will be entitled to issue up to 62,147,241 additional common shares and 9,793,822 additional preferred shares.  Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of

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directors may deem relevant at that time.  Any preferred shares we may issues shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.  It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans.  It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans.  We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

We are subject to the Delaware Business Combination Act, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Delaware corporation, we are subject to the Delaware Business Combination Act which precludes a shareholder who owns 15% or more of our shares from entering into a “business combination” involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders’ meeting.  A “business combination” is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or (3) a proposed tender or exchange offer of 50% or more of our voting stock.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders to the maximum extent permitted under Delaware corporate law.  Our bylaws also require us to indemnify our directors to the maximum extent permitted by Delaware corporate law.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.  You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions.  When reading any forward looking statement you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

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the success of our research and development activities, the development of a viable commercial production model, and the speed with which regulatory authorizations and product launches may be achieved;

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whether or not a market for our products develops and, if a market develops, the pace at which it develops;

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our ability to successfully sell our products if a market develops;

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our ability to attract the qualified personnel to implement our growth strategies;

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our ability to develop sales, marketing and distribution capabilities;

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our ability to obtain reimbursement from third party payers for the products that we sell;

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the accuracy of our estimates and projections;

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our ability to fund our short-term and long-term financing needs;

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changes in our business plan and corporate strategies; and

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other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Plan of Operation”.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other public reports filed with the United States Securities and Exchange Commission (the “SEC”).  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The proceeds from the sale of the common shares to be sold under this prospectus will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our company.  Should any selling shareholder acquire the shares to be sold by exercising common share purchase warrants, we would receive the proceeds from the exercise price. In such an event we anticipate we would use the proceeds of such exercise for working capital and general corporate purposes.

BUSINESS

Overview

Recom is a development stage medical device company focused on researching, developing and marketing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.  Physiological signals are small bioelectrical signals generated by the body. Our initial product will be patient modules used as part of a heart monitor system to acquire, amplify and process physiological signals associated with a patient’s cardiovascular system.  Heart monitor systems are used by heart specialists known as cardiologists to collect physiological data for electrocardiogram or “ECG” tests for the purpose of detecting and identifying cardiovascular disease.  Our patient module will operate using a proprietary and patented “amplification” technology which provides the capability to enlarge and process the physiological signals to discriminate them from ambient or background electromagnetic noise and to facilitate the examination of the signal data for diagnostic purposes.  Our amplification technology is an enhancement of an amplification technology first developed for the United States Air

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Force to record bioelectrical signals from a pilot’s brain, known as an electroencephalogram or “EEG.”  Earlier versions of the technology were also used by the National Institute of Health as well as companies such as Titan Systems and Teledyne, Inc. for purposes of monitoring different physiological signals relating to the brain.

Corporate History

Recom was originally incorporated in Delaware on January 19, 1987 under the name Mt. Olympus Enterprises Inc.. We had no specific business purpose on the date of incorporation and were inactive until October 30, 1998.  On that date, we completed a reverse acquisition with J2 Technologies LLC, a California limited liability company formed on July 31, 1998, which was engaged in the business of developing, servicing and managing commercial computer networks both on-site and remotely.  As a consequence of the reverse acquisition, we engaged in J2 Technologies’ business and changed our name to Recom Managed Systems, Inc.  We were subsequently unsuccessful in this business and, on June 26, 2000, filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code.  Our plan of reorganization was confirmed by the Bankruptcy Court and the confirmation order became final on November 7, 2000.  Subsequent to declaring bankruptcy, we ceased our business operations.  The plan of reorganization provided for a total discharge of the company and our officers and directors from all pre-petition debts, expenses and legal causes of action which may have existed on or before the filing of the bankruptcy.  The plan further provided for the consolidation of all previously issued common shares, and the issuance of additional common shares to various creditors of the company.  As of December 31, 2000, following full implementation of the plan, there were 4,139,784 common shares (1,379,928 shares pre-split) issued and outstanding.

On September 19, 2002, we acquired certain know how, trade secrets and other proprietary intellectual property rights relating to the development of a physiological signal amplification equipment and technology, referred to in this prospectus as the “Signal Technologies”, from ARC Finance Group, LLC, our parent corporation, in exchange for 23,400,000 common shares (7,800,000 shares pre-split).  The shares represented approximately 85% of our issued and outstanding common shares.  We valued the Signal Technologies at $78,023 for financial accounting purposes, reflecting the ARC Finance Group’s cost to acquire the Signal Technologies from Dr. Budimir S. Drakulic as discussed below.  The terms of the acquisition were determined by the parties on an arms-length negotiated basis. No independent valuation was sought from a business/technology appraiser or other third party due to financial constraints.  There was no relationship between Recom, including our officers, directors and shareholders, and ARC Finance Group, including its officers, directors and shareholders, prior to our acquisition of the Signal Technologies from ARC Finance Group.  No finder’s fees or other forms of consideration were paid by Recom or ARC Finance Group or our respective officers, directors or shareholders in connection with our acquisition of the Signal Technologies.

The principal component of the Signal Technologies is a patented “amplification” technology which was originally invented by our Vice President and Chief Technology Officer, Dr. Budimir S. Drakulic.  The underlying patent covers methods of discriminating different biomedical signals from ambient electromagnetic noise.  Also included in the Signal Technologies was an assignment of a license agreement dated December 9, 1993 between  Dr. Drakulic and Teledyne Electronic Technologies pursuant to which Dr. Drakulic granted a limited license to that company to manufacture EEG monitor products based upon an early version of the amplification technology.  This license agreement specified that Dr. Drakulic retained ownership of the original patent and underlying technology and the right to use technology to develop new products as long as they would not infringe on Teledyne’s licensed products.   Dr. Drakulic has since received a letter from Teledyne acknowledging that the use of the technology for our proposed heart monitor systems does not infringe on Teledyne’s licensed products.  Concurrent with our acquisition of the Signal Technologies, we obtained Dr. Drakulic’s services as our Vice President and Chief Technology Officer to lead our product development efforts.

ARC Finance Group is a Delaware limited liability company formed in May 2002 which is owned and controlled by Ms. Tracy Hampton.  In or about May 2002, ARC Finance Group entered into an understanding with Dr. Drakulic pursuant to which it would fund informal proof-of-concept activities and product development costs to be incurred by Dr. Drakulic in order to establish to the satisfaction of ARC Finance the potential of the “Signal Technologies”

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for ECG applications, and would also pay other expenses of Dr. Drakulic, in exchange for the rights to acquire and market the Signal Technologies.  Pursuant to that understanding, ARC Finance funded these activities and costs in the amount of $78,023 during the summer of 2002, and acquired the Signal Technologies from Dr. Drakulic when it became satisfied that the Signal Technologies could be applied for ECG applications.  Following its acquisition of the Signal Technologies, ARC Finance Group sought a third-party company to license or acquire the Signal Technologies for its commercial development, leading to our acquisition of the Signal Technologies from ARC Finance Group.  Since that acquisition, ARC Finance Group has remained a holding company for a passive investment in our company.  ARC Finance Group’s only investment and business activity to date relates to Recom, ARC Finance Group has no investments other than Recom, sources of revenue or liabilities, and there is no past or current relationship between ARC Finance Group and Titan Systems or Teledyne Inc.

On April 11, 2003, we completed a three for one forward stock split, resulting in a total of 31,510,848 common shares being outstanding as of that date.

We do not consider Recom to be a “blank check” company as that term is defined in Rule 419 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”) as our business plan does not contemplate our engaging in any merger or acquisition with any unidentified company, entity or person.  Notwithstanding the foregoing, should we in the future identify a technology, product or business we deem advisable to acquire, we reserve the right to consider that acquisition at that time.  We had previously considered the acquisition of a non-prescription heart monitor system from TZ Medical, Inc., however we have decided not to pursue that acquisition.

Description Of Heart Monitor Systems And ECGs

A heart monitor system is a system used to monitor and record changes in physiological signals associated with a patient’s cardiovascular system.  Heart monitor systems are used by heart specialists known as cardiologists to collect physiological data for electrocardiogram or “ECG” tests for the purpose of detecting and identifying cardiovascular disease.  An ECG gives the cardiologist important information about the heart.  For example, by examining changes in waveforms from 0.67 Hz to 40 Hz frequency range, a cardiologist can identify irregularities in the heart’s rate and rhythm, known as arrhythmia.  By examining changes in waveforms in the broader 0.05 Hz to 150 Hz frequency range, a cardiologist can identify different types of heart disease, including damage to the heart muscles or tissue resulting from (1) decreased blood flow attributable to the narrowing of the arteries, known as cardiac ischemia, (2) enlargement of the heart resulting from additional effort attributable to the hardening of the heart muscle, known as hypertrophy, and (3) the existence of past or presently occurring heart attacks.

When an ECG test is ordinarily conducted in a clinical setting, the physiological signals from the patient’s heart are displayed through a heart monitor system called a 12-lead ECG, based on acquiring a signal from ten electrodes, one of which is attached to each of the patient’s arms, six to the chest and one to each leg.  The placement of the ten electrodes enables the heart to be examined for different diseases.  Physiological signals generated by the heart are amplified and recorded in the form of a series of waveforms that can be displayed on a screen or printed on paper for interpretation by a cardiologist.  Any irregularity in heart rhythm, damage or stress to the heart muscle will result in a deviation from a normal waveform.

There are three settings under which ECGs are normally taken:  (1) the clinical or “resting” setting where the patient is immobile; (2) the ambulatory setting where the patient is mobile; and (3) the exercise setting where the patient is subjected to physical stress in a controlled environment.  These three types of ECG tests are more fully described as follows:

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ECGs administered in the “resting” setting are generally given under either (1) emergency circumstances when an individual complains of symptoms typically associated with heart disease such as chest pains, shortness of breath or heart palpitations, or (2) on an annual basis for older patients as part of their annual physical examination.  Most ECGs are obtained in the resting setting.  In a resting setting, the principal technical issue in interpreting ECG waveforms arise from the existence of ambient or background “noise”

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emanating from other electromagnetic sources, including (1) signals generated by the other organs, muscles and systems of the body, whether from movement or the performance by those organs of their bodily functions, and (2) signals generated by sources external to the body, such as electronic equipment, lights or engines.  This ambient noise is commonly referred to as an “artifact”.  As previously discussed, cardiologists can identify irregularities in the heart’s rate and rhythm, known as arrhythmia, by examining changes in the 0.67 to 40 Hz frequency range.  Because of the relatively large amplitudes of these waveforms in this range, cardiologists can, as a practical matter, easily identify arrhythmia notwithstanding the existence of electromagnetic ambient noise from other sources.  However, it is very difficult for cardiologists to distinguish physiological signals from ambient noise in the broader frequency ranges used to identify different types of heart disease, including cardiac ischemia, hypertrophy and the existence of past or presently occurring heart attacks.  The reason for this difficulty is that the physiological signals associated with these other heart diseases are of a much lower amplitude or strength in the lower 0.05 to 0.67 Hz and upper 40 to 150 Hz portions of the frequency range, meaning that they do not stand-out from the ambient noise in these portions and therefore cannot be easily discriminated from that ambient noise.  In order to minimize ambient noise in the clinical setting, ECGs are normally taken in the hospital or physician offices.  Cardiologists instruct the patient to lie in the supine position, being as still as possible while a reading is taken to reduce ambient noise caused by physical movement.  Another method to reduce ambient noise is to reduce the sensitivity of the monitoring equipment, although this alternative results in a loss of signal quality and the ability to read certain signal intricacies.

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ECGs administered in the ambulatory setting are given in an attempt to identify heart disease not evident in the resting setting.  Heart disease such as cardiac ischemia and cardiac hypertrophy as well as the existence of past or presently occurring heart attacks can escape detection without longer-term monitoring in a physically active or stressful setting.  An ambulatory heart monitor system, commonly known as a “Holter” monitor, allows the patient’s heart to be continuously monitored over a period of hours or days, while the patient carries out his or her daily activities under typical conditions of stress away from the physicians’ office or hospital.  The principal technical limitation in deciphering ECG waveforms in an ambulatory setting is that in many cases, ambulatory heart monitor systems are unable to accurately identify many of the heart conditions they are intended to identify due to their inability to clearly distinguish and discriminate the physiological signals associated with these conditions from electromagnetic ambient noise in the lower and upper portions of the full 0.05 to 150 Hz frequency range.  Therefore, the industry standard for ambulatory recorders is 0.67 to 40 Hz.

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ECGs administered in the exercise or stress setting are given while the patient exercises on a treadmill, step machine or exercise cycle to enable the cardiologist to monitor, among other things, his heart behavior under conditions of physical stress.  Exercise can exacerbate cardiovascular abnormalities that are not present at rest and it can be used to determine the adequacy of cardiac function.  Similar to an ambulatory ECG, this allows the cardiologist to identify different heart disease such as cardiac ischemia and cardiac hypertrophy as well as the existence of past or presently occurring heart attacks that may not be evident under a clinical resting or simple ambulatory ECG test conditions.  However, while external sources of ambient noise can be reduced in the clinical setting when exercise ECGs are conducted, high levels of physical activity inherent in exercise ECGs generate higher internal levels of ambient noise due to necessary patient movement.  To address this issue, exercise ECG devices are connected to computers which run sophisticated software to filter and process physiological signals and produce “average” waveforms for interpretation by the cardiologist.  However, the American Heart Association1 and American College of Cardiology2.each state that computer processing is not completely reliable because of software limitations in handling noise, the technical limitations of the

1

ACC/AHA 2002 Guideline Update for Exercise Testing, Gibbons RJ et al.

2

Exercise Standards for Testing and Training: S Statement for Healthcare Professionals, Fletcher GF et al, Circulation 104:1694-1740, published on October 2, 2001.

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software algorithms and therefore, cardiologists are advised to look at the raw data and not rely solely upon the results obtained by software processing of original data.

Description of Current Products

Model 100 Ambulatory Monitor System

In December 2004, we completed the design, fabrication and testing of a pre-production model of our first product for commercialization, our battery-operated, digital 12-lead Recom Model 100 Patient Module or “Model 100 Module”.  This work was completed for us in December 2004 by Battelle Memorial Institute, Health and Life Sciences pursuant to a research and development services agreement.  As discussed below, the Model 100 Module will be used as the primary component of a 12-lead ambulatory heart monitor system to acquire, process, amplify and store physiological signal data.  In operation, the Model 100 Module will be used in conjunction with two accessories.  The first being a currently-available FDA-cleared or approved electrode/lead wire set which Recom has engineered the Module 100 to be compatible with and recommends for use with the module, and the second being a currently-available personal digital assistant or “PDA” device which Recom has also engineered the Module 100 to be compatible with and will recommend for use with the module.  Once physiological data is recorded and stored, it will then be interpreted at a later date by a cardiologist using currently-available FDA-cleared or approved ECG analysis software program.  By way of example, Recom currently intends to design the Model 100 Module to work with FDA-cleared and available electrodes and lead wire sets such as the ConMED D-series ECG Cable and 3M Red Dot Snap Monitoring Electrodes, and for its data to be interpreted by FDA-cleared analysis software programs marketed such as those offered by Northeastern Monitoring, Mortara, Phillips and/or General Electric.  In this prospectus and, as discussed below, in Recom’s regulatory filings with the FDA, we refer to the foregoing heart monitor system by which the Model 100 Module interfaces with compatible FDA-cleared or approved electrode/lead wire sets and PDAs as the “Model 100 Monitor System”, and the compatible electrode/lead wire sets, PDAs and ECG analysis software as the “ancillary products”.

The Model 100 Monitor System is an ambulatory patient heart monitor or recording system that will allow a patient’s heart to be continuously monitored over a period of 24 to 48 hours while the patient carries out his or her daily activities away from the physicians’ office or hospital.  As previously noted, the primary component of the monitor system is the Model 100 Module, a compact device approximately 4 x 3.5 x 1.5 inches in size and 5.5 oz. in weight, which acquires the physiological signals from the patient by means of the electrodes; processes and amplifies the signals using the Signal Technologies; and then transmits the signal data wirelessly to the PDA to be stored as a file on a flash card.  Patients using the Model 100 Monitor System will be able to move around freely while data is collected by patient module and sent in real time from the patient module to the PDA and stored on the flash card.  At the conclusion of the recording period, the patient returns the Model 100 Monitor System to the cardiologist, who retrieves the flash card and places it in a reading analysis station on which an ECG analysis software program is installed.  The raw ECG recorded data is then analyzed by the software providing the cardiologist with the results for interpretation.  The Model 100 Monitor System is a non-diagnostic system insofar as it records, processes and stores physiological signals, but does not contain diagnostic software for signal interpretation.

The Model 100 Module can be used with any FDA-cleared or approved electrode/lead wire set or PDA, and the signal data produced by the Model 100 Monitor System can be interpreted by any FDA-cleared or approved ECG analysis software, so long as we have listed that equipment or software as being compatible with the module or signal data produced by the monitor system in our packaging in accordance with FDA labeling regulations.  For example, the Model 100 Module can be connected to a patient via commercially available cable and electrodes as discussed above.  As a practical matter, the determination and provision of the electrode/lead wire set and PDA to be used with the Model 100 Module will be made by patient’s cardiologist and the cardiologist will also use his software program to manage and interpret the data in making his diagnosis.  We are currently identifying one or more ancillary products that we would recommend for use with the Model 100 Module as part of the monitor system.  Upon our identification of the ancillary products with which the Model 100 Module can be operated, we will modify the module to ensure computability.

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Our Model 100 Monitor System is a Class II medical device that must be cleared by the FDA in order to be marketed within the United States.  On January 28, 2004, we received FDA 510(k) clearance under the FDA’s abbreviated 510(k) submission format allowing us to market our Model 100 Monitor System, i.e., our Model 100 Module used in conjunction with its FDA-cleared or approved ancillary products, on the basis of it being substantially equivalent to other ambulatory monitor systems on the market which satisfy the industry’s consensual ANSI/AAMI EC-38 standard for non-diagnostic monitor systems.  Under the terms of the abbreviated 510(k) clearance, we are required to have supporting data in our files documenting that our Model 100 Monitor System will conform to performance standards before marketing the Module 100 Module.  As such, we may continue to perform engineering and design work on the Model 100 Module without resubmitting the system for further FDA 510(k) clearance unless we were to significantly alter the safety or effectives of the system as cleared by FDA.  We do not anticipate this will occur.

As previously noted, we engaged Battelle Memorial Institute, Health and Life Sciences to design, fabricate and test the pre-production model of our Model 100 Module pursuant to a research and development services agreement completed by Battelle Memorial Institute in December 2004.  Battelle Memorial Institute is a global science and technology enterprise with over 16,000 scientists, engineers and support staff that develops and commercializes technology and manages laboratories for customers.  The pre-production model of our Model 100 Module was tested and determined to comply with all applicable performance, safety, environmental and regulatory standards, including the FDA-recognized consensual ANSI/AAMI EC-38 industry standards for ambulatory ECG devices, Federal Communications Commission (“FCC”) requirements for Human Exposure to Radiofrequency (RF), the FDA-recognized consensual industry standards for electromagnetic compatibility for medical devices (EMC), the FDA-recognized IE 60601-1 international safety standard relating to medical electrical equipment, and the FDA's Quality System Regulations.  These testing results also satisfied our obligation under our abbreviated 510(k) submission to have supporting data in our files before marketing the Model 100 Module as part of the Model 100 Monitor System.  As part of our contract with Battelle Memorial Institute, it also manufactured 24 pre-production patient modules which we will use for user preference testing with physicians, hospitals and clinics as discussed below.  We introduced our Model 100 Monitor System to the market in March 2005, and anticipate that we will start selling the devices in late 2005.  In anticipation of formal product introduction, we must make a final determination as to the FDA-approved ECG analysis software system that we will recommend that cardiologists use with our Model 100 Monitor System, and finalize third-party contract manufacturing arrangements.

Description of Products Or Services In Investigatory or Early Research & Development Stage

Diagnostic Ambulatory Monitor System

As previously noted, our Model 100 Module will acquire physiological signals from a patient and store the signal data file on a flash card, which will be delivered to the cardiologist for download and analysis.  In the longer term we intend to investigate the development of an enhanced version of our Model 100 Module with ANSI/AAMI EC-11 and EC-13 diagnostic ECG features and alarm functions integrated into the patient module (the “Model 200 Module”) that would continuously transmit data wirelessly over the Internet to a patient monitoring center as discussed below.  A diagnostic heart monitor is one which can instantaneously interpret data and identify heart conditions, such as arrhythmia.  The Model 200 Module would allow the physician to access the patient record at any time for analysis by simply logging into the server over the Internet, thereby avoiding the necessity of delivering a flash card as contemplated with the Model 100 Module.  In cases of the occurrence of a life-threatening cardiac event, the Model 200 Monitor System would then also transmit a warning or alarm to the patient monitoring center that would be immediately conveyed to the cardiologist for appropriate action.  Similar to the Model 100 Module, the Model 200 Module would be used with commercially available FDA-cleared electrodes and diagnostic software. In this prospectus, we refer to the Model 200 Module and its ancillary products and services as the “Model 200 Monitor System”.

On March 3, 2005, we entered into a research and development services agreement with Battelle Memorial Institute to design, fabricate and test a pre-production model of the Model 200 Module.  As previously noted, Battelle previously completed the design, fabrication and testing of our Model 100 Module in December 2004.  Under the

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agreement, Battelle will perform its services over a period of 16 months for a fee of $2,815,000, payable as services are performed.  This agreement is terminable by either party upon the provision of 30 days notice.

There are several significant hurdles we would need to satisfactorily address in order to develop the Model 200 Module, including our ability to develop of the software necessary to process and forward the signal data to a patient monitoring center, and to establish compliance with the ANSI/AAMI EC-11 and EC-13 standards for diagnostic ECG systems.  The Model 200 Monitor System would also require FDA approval.  We can give you no assurance that we will be successful in developing the Model 200 Monitor System including developing the necessary software, procuring the necessary FDA approval or clearance for these products and services, or competitively marketing these products and services.

Patient Monitoring Center

As just discussed, the Model 200 Monitor System would transmit signal data and alarms to a patient monitoring center for access over the Internet by a cardiologist.  Several companies currently offer monitoring services for heart monitor products using a variety of transmission methods, such as the telephone and the Internet, so the use of a patient monitoring system with the Model 200 Monitor System would not be considered to be novel.  The establishment of a patient monitoring center enable us to receive a continuous stream of revenues from modules we sell, which would allow us to substantially enhance our revenues over the initial sale of those modules.  Should we proceed with this project, we would most likely either develop our own monitoring centers or acquire an ongoing monitoring business, although we might also consider licensing our software to independent monitoring centers.  As part of this project we are also investigating the development of continuous preventative monitoring software that could be used by the cardiologist to analyze collected signal data continuously collected through the monitoring process.

Before making any decision relating to the establishment or acquisition of a patient monitoring center and continuous monitoring software project, there are numerous business and technical issues we would need to resolve.  Further, the patient monitoring centers and software would also require FDA approval, and the server and network at the patient monitoring center would also need to be compliant with the Health Insurance Portability and Accountability Act, which requires that we meet federally mandated requirements when handling patient data.

At this point we remain in the early investigation stage relative to establishment or acquisition of patient monitoring centers and continuous monitoring software, and cannot provide any guidance as to any estimated timeframes as to when or even if we would formally commence or complete the project, or as to any of the estimated costs involved.  Should we proceed with the project, we can give you no assurance that we will be successful in establishing or acquiring the patient monitoring centers, procuring the necessary FDA approval or clearance for these services, or competitively marketing these services.

Patient Vest And Electrodes

We are also in the early stages of investigating the development of a patient vest containing electrodes to be used with our ambulatory heart monitor systems as an alternative to the currently-available FDA-cleared or approved electrode/wire sets.  We believe that a patient vest may provide a better signal in an ambulatory setting than the current use of electrodes since the vest as conceived would ensure that the electrodes remained affixed to the body in the correct location throughout the monitoring period.  We also believe that the vest will be more convenient and comfortable for a patient.  The design is planned to allow a patient to use the vest on a 24/7 basis for extended periods of time, being removed only intermittently for showers, etc.  We must address two engineering issues in developing this vest.  First, we need to develop an electrode which can be incorporated into the vest to monitor the patient’s heart signal, thus replacing the use of leads and gels currently used in recording ECGs.  Second, we need to design the vest in such a fashion that it not only holds the electrode against the body at the correct locations and in the proper manner, but it also can be adapted to fit patients with different heights, weights and physiques.  At this point we have not ascertained whether we will be able to develop a workable vest that is not too bulky or otherwise impracticable to wear.  We are also in the early stages of investigating the development of an improved electrode to

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be used with our system.  Both the ECG patient vest and new ECG electrodes as presently conceptualized will require FDA approval or clearance.  We have not to date determined the cost or timeframe to procure FDA approval or clearance.

We can give you no assurance that we will be successful in developing the patient vest or enhanced electrodes at all or within the timeframes or at the costs estimated, or in procuring FDA approval or clearance for these products, or in designing and engineering durable, reliable and competitively priced production versions of any of these products.

Description of Signal Technologies

Our patient modules will operate using the Signal Technologies.  The Signal Technologies are a patented amplification technology originally developed by our Vice President and Chief Technology Officer, Dr. Budimir S. Drakulic, to address the electrical interference or “noise” issue.  In an effort to explore ways to accurately and objectively monitor pilot performance, the United States Air Force desired to record a pilot’s neurological brain responses, consisting of tiny electrical impulses generated by the brain, to different tasks and stresses that occur in-flight using an electroencephalogram or EEG test.  However, the Air Force found that the neurological signal monitoring equipment then available was not able to accurately monitor EEG in an electromagnetically-charged environment such as the cockpit of a fighter jet or a B-52 bomber.  In 1992, Dr. Drakulic led a team from UCLA and the Veterans Administration in an effort to develop a device to resolve this problem.  This effort resulted in the creation by Dr. Drakulic in 1994 of a first-generation amplifier that was successfully used by the Air Force to monitor pilot EEG signals.  This early version amplifier is also currently used by the National Institute of Health as well as companies such as Titan Systems and Teledyne, Inc. for purposes of monitoring different physiological signals.

The Signal Technologies were originally acquired by ARC Finance Group from Dr. Drakulic and then by Recom from ARC Finance Group, based upon the belief of Dr. Drakulic and the principals of these companies that the capability of the technology to discriminate EEG signals, particularly in an electromagnetically-charged environment such as fighter aircraft cockpits, would have a similar application in discriminating ECG signals from ambient “noise.”  Specifically, it was and continues to be believed by these persons that the Signal Technologies; as applied to the ECG market, would have the ability to amplify and discriminate the lower-amplitude electromagnetic physiological signals associated with those in the lower and upper portions of the full 0.05 to 150 Hz frequency range, thereby facilitating the ability to more clearly identify heart diseases in an ambulatory setting.  In developing Recom’s initial ambulatory patient modules and overall heart monitor systems, and adopting the Signal Technologies for those modules and systems, Dr. Drakulic has since enhanced the signal processing technology such that Recom has filed three additional patents covering these enhancements.  In order to validate our beliefs as to the performance of our technology in the ECG market, on August 30, 2004 we entered into an agreement with the Duke Clinical Research Institute at Duke University to evaluate the performance of our Model 100 Monitor System against top-end ECG systems.  Under this agreement, the Duke Clinical Research Institute will evaluate our Model 100 Monitor System for 50 to 90 patients.  We anticipate that the study will be completed in August 2005, and published in November 2005.  Since commercial models of our Model 100 Monitor System have not yet been fully tested as to their performance characteristics against top-end non-diagnostic ECG systems, no assurance can be given that the Signal Technologies will perform as anticipated in either the non-diagnostic or diagnostic ECG settings.

EEG Products

We have initiated a study of the applicability of our technology to electroencephalogram or EEG-related applications, in particular the detection of Alzheimer’s, Parkinson’s and other neurological diseases.  As previously discussed above, earlier versions of our amplification technology are now used in EEG equipment used to measure neurological or brain responses.  We believe the enhancements Dr. Drakulic has designed since for ECG purposes may have similar application for the EEG market.  As discussed below in this prospectus, this activity will not impact the Teledyne licensing agreement.  We believe that we will have sufficient initial data by mid-2006 to determine whether or not to proceed to full development of an EEG monitor device.

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Competition

Our principal competitors in the ambulatory heart monitor market include CardioNet, Inc., which markets a 3-lead, ambulatory ECG monitor system claimed to record and wirelessly transmit physiological data by radiofrequency (RF) to a handheld PDA for subsequent modem or Internet transmission; Cardiac Telecom, Inc., which markets an ambulatory heart monitor system claimed to wirelessly transmit ECG data by way of a processor/phone-connected station; Raytel Medical, which markets an ambulatory heart monitor system claimed to transmit data by telephone; Mortara Instrument, which manufacturers and markets a 12-lead Holter ECG system; and Card Guard, which markets event recorders as well as operating monitoring centers through its two divisions in the United States, Instromedix and Lifewatch.

The market for heart monitoring products and services is intensely competitive and characterized by rapidly changing technology, evolving industry standards, and price competition.  There are no substantial barriers to entry, and we expect that competition will be intense and may increase. Many of our existing competitors may have substantially greater financial, product development, technical and marketing resources, larger customer bases, longer operating histories, better name recognition and more established relationships in the industry.  As a result, certain of these competitors may be able to develop and expand their product and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and services, or aggressively reduce their sales prices below the our costs.  We cannot assure you that we will be able compete successfully with existing competitors or new competitors.

Market Size

Cardiovascular disease is the leading cause of death in the industrialized world.  According to the American Heart Association’s “Heart Disease and Stroke Statistics–2004 Update”:

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Heart disease and stroke, the principal components of cardiovascular disease, claim more lives in the United States each year than the next five leading causes of death combined;

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Approximately 61,800,000 people in the United States suffer from one or more types of cardiovascular disease each year;

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Approximately 950,000 lives were claimed by cardiovascular diseases in the United States in 1999;

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Patients who have suffered heart attacks in the United States number 7.3 million, congestive heart failure 4.7 million, arrhythmia 2.0 million, and angina 6.4 million;

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Approximately one-sixth of all people in the United States killed by cardiovascular disease are under the age of 65; and

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In 2004 the estimated direct and indirect healthcare cost of cardiovascular disease in the United States will be $368.4 billion.

The Center for Disease Control has stated that, if all forms of major cardiovascular disease were eliminated, life expectancy would rise by almost seven years while, in comparison, if all forms of cancer were eliminated, the gain in life expectancy would only be three years.

Based upon the foregoing statistics, we believe that patients with any of these health problems would most likely, benefit from Recom’s heart monitoring technology and systems.

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Marketing And Distribution Strategy

Our current plans are to market and distribute our ambulatory patient modules under our own label.  We anticipate that we will delegate most sales, marketing and distribution activities for our patient modules to third party, medical-device marketing and distribution companies on a regional basis, while creating a small internal sales, marketing and distribution management staff to oversee these activities and to explore joint venture relationships.  In the case of the resting and exercise heart monitoring systems we anticipate developing at some future date, we anticipate licensing our patient module designs and technologies to established medical device manufacturers and distributors, who will most likely, incorporate them into their own systems.

Manufacturing Capacity

To date we have fabricated our prototypes and proof of concept devices in-house and with engineering consultants such at Battelle Memorial Institute.  Our manufacturing strategy dictates that we will rely upon third party FDA-certified contract manufacturers or joint-venture partners both domestically and off-shore to satisfy production requirements when we are able to introduce our products to market.  Most of the components of our products are standard parts which will be available from multiple supply sources at competitive prices.  This, coupled with the significant start-up cost advantages associated with contractors, particularly off-shore contractors, should minimize production and product costs.

Research And Development

We currently conduct research and early stage development activities in-house and with engineering consultants.  We retain title to all improvements or enhancements to our technology developed by or worked on by our engineering consultants under their contracts.  Our research and development expenses for fiscal 2004 and 2003 were $1,663,362 and $497,631, respectively.  None of these expenditures were borne by customers.  We have budgeted $1,600,000 for research and development for fiscal 2005.

Regulatory Overview

FDA Regulations And Requirements

ECG heart monitor products are regulated in the United States by the Food and Drug Administration (the “FDA”) under the Medical Device Amendments of 1976 (the “Medical Device Act”), a section of the Federal Food, Drug & Cosmetic Act (the “FDC Act”).  Under the Medical Device Act, medical devices are designated as Class I, II or III devices depending upon the level of control and review necessary to assure the safety and effectiveness of the device, which in turn is based upon the level of risk to the patient.  ECG heart monitor products are classified as a Class II medical device, which cannot be sold in the United States unless the seller can first demonstrate or represent to the FDA pursuant to section 510(k) of the FDC Act, that the device is substantially equivalent to one or more similar devices currently on the U.S. market, referred to as “predicate” devices.  To demonstrate substantial equivalency, the applicant must show that the new device (1) has the same intended use as the predicate device or devices; and (2), has either the same technological characteristics as the predicate device or devices, or has different technological characteristics that do not raise new questions of safety and effectiveness.  A claim of substantial equivalence does not mean the new and predicate devices must be identical.  Substantial equivalence is established with respect to intended use, design, energy used or delivered, materials, performance, safety, effectiveness, labeling, biocompatibility, standards and other applicable characteristics.  Until the applicant receives clearance declaring a device substantially equivalent, it may not proceed to market the device within the United States.

The review period and FDA determination of substantial equivalence should be made within 90 days of submission of a 510(k) application, unless additional information or clarification or clinical studies are requested or required by the FDA.  As a practical matter, the review process and FDA determination can take significantly longer than 90 days.

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It should be noted that 510(k) clearance is a “grandfather” process.  As such, 510(k) clearance does not imply that the safety, reliability and effectiveness of the medical device has been approved or validated by the FDA, but merely means that the medical device is determined to be substantially equivalent to a previously cleared commercially-related medical device.

As an alternative to the “traditional” 510(k) submission process, the FDA has also adopted an “abbreviated” or summary 510(k) submission process in cases where device-specific guidance documents or special controls have been established, or the FDA has recognized a relevant consensus standard, and the applicant certifies compliance or conformance with those documents, controls or standards.  The applicant can procure abbreviated 510(k) clearance by either; (1) submitting a declaration that the applicant has in its files test data confirming that the medical device conforms to the consensus standard at the time of submission; or (2) submitting a statement that the medical device will conform to the consensus standard and that the applicant will have that supporting data in its files before marketing the device.  Under either approach, the FDA reviewers will normally accept the declaration or statement without requesting the submission of information demonstrating conformity with the standard.  In the case of ECG heart monitor products, the FDA has recognized the EC-38 Ambulatory Electrocardiograph, EC-11 Diagnostic ECG, and EC-13 Arrhythmia Detection and Alarm standards adopted by the American National Standards Institute or “ANSI” and the Association for the Advancement of Medical Instrumentation or “AAMI” as voluntary consensus standards for Class II 510(k) submission purposes.

Both domestic and foreign manufacturers and distributors of medical devices that intend to market those devices in the United States must register their establishments with the FDA and annually update the registration.  Registration provides the FDA with the location of medical device manufacturing facilities and importers.  In addition, all medical devices that are manufactured and imported into the United States must be listed with the FDA. Medical device listing is a means of keeping the FDA advised of the generic categories of devices an establishment is manufacturing and marketing.

Manufacturing facilities must undergo FDA inspections to assure compliance with good manufacturing practices or “GMPs” set forth under the quality system or “QS” regulation promulgated by the FDA.  The quality system regulation provides a basic framework to ensure that manufacturers of finished medical devices intended for commercial distribution in the United States have in place a quality system for the design, manufacture, packaging, labeling, storage, installation and services of finished medical devices intended for commercial distribution in the United States.  These regulations require that various specifications and controls be established for devices; that devices be designed under a quality system to meet these specifications; that devices be manufactured under a quality system; that finished devices meet these specifications; that devices be correctly installed, checked and serviced; that quality data be analyzed to identify and correct quality problems and that complaints be processed.  Thus, the quality system regulation helps assure that medical devices are safe and effective for their intended use.  The FDA monitors device problem data and inspects the operations and records of device developers and manufactures to determine compliance with the GMPs.

Medical devices sold in the United States must also conform to general labeling requirements adopted by the FDA stipulating the content and format of product information that must be provided with the device, including information relating to the manufacturer of, and the intended use of the device, as well as directions for use of the device.

Under Medical Device Reporting or “MDR” regulations established by the FDA, manufacturers, distributors and users of medical devices are required to report complaints of device malfunctions or incidents of serious injuries or deaths associated with medical devices to the FDA.  The MDR regulations provide a “post-surveillance” mechanism for the FDA and manufacturers to identify, monitor and track significant adverse events involving medical devices for the purpose of detecting and correcting problems in a timely manner.

The FDA has established regulations governing the voluntary recall of medical devices by a manufacturer or importer should it be determined that the devices are defective, present a risk of injury, or are deceptive.  Under the Medical Device Recall Authority regulation promulgated by the FDA, that agency also has the authority to order the

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involuntary recall of medical devices.  Under the Medical Device Corrections And Removal regulations established by the FDA, manufacturers and importers are required to report to the FDA the occurrence of any correction or removal of a medical device where made to reduce a risk to health or a violation of the FDC Act.

The FDA has established regulations governing the import and export of medical devices.  For a Class II medical device to be legally imported into the United States, it must meet FDA regulatory requirements.  At this time, the FDA does not recognize regulatory approvals from other countries.  Any Class II medical device may be legally exported from the United States without prior FDA notification or approval so long as it is in legal commercial distribution within the United States.  Legal commercial distribution means that (1), the manufacturing establishment is registered with the FDA; (2) the device is listed with the FDA; (3) the sale of the device in the United States is authorized by either 510(k) notification or pre-market approval (PMA); (4) FDA labeling requirements are satisfied; and (5) the device is manufactured in accordance with GMP practices stipulated under the QS regulation.  While the FDA does not place any restrictions on the export of these medical devices, certain countries may require written certification that a manufacturer or its devices are in compliance with U.S. law.  In such instances the FDA will accommodate the exporter by providing a certificate of compliance called a Certificate for Foreign Government or “CFG”.  If the medical device does not satisfying the foregoing requirements, it may be generally exported under two alternatives.  First, if 510(k) clearance for the device is pending in the United States, it may be exported upon a showing that the device will reasonably obtain 510(k) clearance.  In addition, the exporter must obtain a Certificate of Exportability from the FDA should the foreign country or consignee request assurance that the device complies with U.S. law.  If the exporter does not intend to market the device in the United States, he may obtain a Certificate of Exportability to export the device based upon a showing that the device (1) complies with the laws of the foreign country; (2) meets the foreign purchaser’s specifications; (3) is labeled for export on the shipping carton; and (4) is not sold or offered for sale in domestic commerce.

The failure of the manufacturer, importer, distributor or user to meet any of the FDA requirements imposed on it under the FDC Act or administrative regulations adopted thereunder by the FDA, may subject it to civil money penalties, administrative remedies or legal remedies under that Act or regulations.

Other Regulations And Requirements

Our heart monitor products and systems must also conform to a number of performance, safety, environmental and regulatory standards, such as those relating to electromagnetic interference, electromagnetic susceptibility, shock and current leakage, and transmission frequency.  These standards include the IEC60601-2-27 requirements for the safety of electrocardiograph devices; the IEC 60601-1-2 requirements for safety and electromagnetic compatibility; the UL2601-1 medical equipment general requirements for safety, and FCC regulations under part 15, subpart C, governing allowable frequency ranges for different types of transmission devices, including medical devices.

The server and network we will use in our monitoring station to collect heart data must comply with the Health Insurance Portability and Accountability Act, which requires that we meet federally mandated requirements when handling patient data.

Patents And Licenses

We hold patent number 5,678,559 issued by the United States Patent and Trademark Office for our core technology, the Recom amplification device.  This patent, labeled “A Method and System of Recording Different Physiological Signal from a Human Body”, describes methods of discriminating different biomedical signals from ambient electromagnetic noise.  This patent, which was assigned to us by ARC Finance Group as part of our acquisition of the Signal Technologies, was granted on October 21, 1997 and expires on October 21, 2014.

We also hold the following patent applications filed with the United States Patent and Trademark Office:

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number 10/293,105 captioned “System for, and Method of, Acquiring Physiological Signals of a Patient” filed on November 13, 2002, which describes technical methods for processing and amplifying physiological signals;

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number 10/611,696 captioned “Amplified System for Determining Parameters of a Patient” filed July 1, 2003; which describes methods of amplifying physiological signals while a patient is ambulatory without changing the characteristics of the signal;

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number 10/664,711 captioned “Apparatus for, and Method of, Determining the Characteristics of a Patient’s Heart” filed September 17, 2003, which describes the use of electrodes and amplifiers in a vest;

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a patent for which a number has yet to be assigned captioned “System for, And Method of, Monitoring Heartbeats of a Patient,” filed on December 9, 2004, which describes technical methods for monitoring a patient’s heart; and

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a patent for which a number has yet to be assigned captioned “Electrode for and Method of, Indicating Signal Characteristics at Particular Positions in a Patient Body” filed on December 9, 2004, which describes electrodes for monitoring a patient’s heart.

Dr. Drakulic is the inventor named in our core patent and in each of the above patent applications.  We are currently waiting for initial comment from the United States Patent and Trademark Office on each of the above patent applications, which generally occurs between two and two and one-half years after submission based upon current Patent and Trademark Office staffing levels.  We anticipate that it will take three to four years for the above patent applications to issue.

Also included in the Signal Technologies agreement was an assignment of a license agreement dated December 9, 1993 between Dr. Drakulic and Teledyne Electronic Technologies pursuant to which Dr. Drakulic granted Teledyne a limited license to manufacture and sell EEG monitor products based upon early version of the amplification technology.  We do not expect to earn significant revenues from that license.  To our knowledge Teledyne is not currently marketing any EEG devices using that early version of the amplification technology, and we do not anticipate that they will in the future market any such products due to technical advancements that they would be required to incorporate into the products.  We believe that the incorporation of these advancements would effectively change the underlying product from that which was licensed. Based upon the foregoing, we do not believe the license will prevent Recom from competing in the broader market for EEG diagnostic products.

Competition

Because we do not yet have a saleable product, we have no competitive presence in the medical monitoring device market.  When our heart monitor system is available for sale, we do not expect to establish a competitive presence in this market for several years, if at all.  There are numerous suppliers of heart monitor products, all of which have established products and methods of distribution as well as more money.  We may never be able to compete successfully in this or any other medical device market.

Costs And Effects Of Compliance With Environmental Laws

There are no special or unusual environmental laws or regulations that will require us to make material expenditures or that can be expected to materially impact on the operation of our business.

Subsidiaries

On October 21, 2003, we formed Memonitor, Inc., a Delaware corporation, to act as a vehicle for the prospective application of our technology for the treatment and monitoring of Alzheimer’s, Parkinson’s and related neurological

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diseases of the brain.  To date, Memonitor has not commenced business activities, and we will not activate this subsidiary until further developments relating to our pending studies of EEG applications for our technology.

Employees

We currently have ten full-time employees and engage the services of seven engineering, marketing and financial consultants on a part-time basis.  None of our employees is represented by a labor union and we consider our relationships with our employees to be good.

PROPERTIES

Our executive offices are located at 531 South Main Street, Suite 301, Greenville, South Carolina 29601.  We lease these facilities, consisting of approximately 4,029 square feet, from Falls Place, LLC, for a 36 month term commencing June 1, 2005.  The lease is terminable after 18 months upon 90 days’ notice provided the termination is attributable to our outgrowing the premises.  Our monthly base rent for years one, two and three is $6,211, $6,336 and $6,463 per month, respectively, which we believe reflects market value.  We are also required to pay our share of any increase in operating expenses over fiscal 2005.  The lease is renewable for an additional 36 months subject to the payment of a 2% per year increase in base rent.

Our research and development facilities are located at 4705 Laurel Canyon Boulevard, Suite 203, Studio City, California.  We lease these facilities, consisting of approximately 3,550 square feet, from Bershin Properties I, LLC through August 31, 2005.  We may terminate the lease upon 30 days’ notice and the payment of two months rent.  We currently pay approximately $8,600 per month in base rent for these facilities, which we believe reflects market value, and are also required to pay our share of any increase in operating expenses after August 2002.  Operating expenses include expenses for maintenance of common areas, heating, air conditioning, plumbing, trash disposal, janitorial and security services and other like expenses.

The aforesaid leased premises are in good condition and we believe they will be suitable for our purposes for at least twelve months.  There is no affiliation between Recom or any of our principals or agents and our landlords or any of their principals or agents.

PLAN OF OPERATION

General

The following discussion of our financial condition and results of operations should be read in conjunction with (1) our audited financial statements for the year ended December 31, 2004 and explanatory notes included as part of this prospectus; and (2) our unaudited interim financial statements for the three-month period ended March 31, 2005 and explanatory notes included as part of this prospectus.

Overview

Recom is a medical device company focused on researching, developing and marketing medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.  Physiological signals are small bioelectrical signals generated by the body.  Our initial product will be patient modules used as part of a heart monitor system to acquire, amplify and process physiological signals associated with a patient’s cardiovascular system.  Heart monitor systems are used by heart specialists known as cardiologists to collect physiological data for electrocardiogram or “ECG” tests for the purpose of detecting and identifying cardiovascular disease.  Our patient module will operate using a proprietary and patented “amplification” technology which provides the capability to enlarge and process the physiological signals to discriminate them from ambient or

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background electromagnetic noise and to facilitate the examination of the signal data for diagnostic purposes.  Our amplification technology is an enhancement of an amplification technology first developed for the United States Air Force to record bioelectrical signals from a pilot’s brain, known as an electroencephalogram or “EEG”.  Earlier versions of the technology were also used by the National Institute of Health as well as companies such as Titan Systems and Teledyne, Inc. for purposes of monitoring different physiological signals relating to the brain.

In December 2004, we completed development of a pre-production model of our first product for commercialization, our battery-operated, digital 12-lead Recom Model 100 Patient Module or “Model 100 Module”. The Model 100 Module will be used as the primary component of a 12-lead ambulatory heart monitor system, referred to as the “Model 100 Monitor System”.  The Model 100 Monitor System is an ambulatory patient heart monitor or recording system that will allow a patient’s heart to be continuously monitored over a period of 24 to 48 hours while the patient carries out his or her daily activities away from the physicians’ office or hospital.  The pre-production version satisfies all performance, safety, environmental and regulatory standards.  We are now in the process of conducting various user preference performance comparison tests relative to top-end ECG systems in anticipation of our planned introduction of the Model 100 Monitor System to market. We introduced our Model 100 Monitor System to the market in March 2005, and anticipate that we will start selling the devices in late 2005.

Development Stage Company; Prior Going Concern Issue

We are a development stage company under the provisions of SFAS No. 7, and have negative cash flows from operations and no current established source of revenue.  We do not anticipate that we will start selling our Model 100 Monitor System until late 2005. The foregoing matters had raised substantial doubt about the ability of our company to continue as a going concern.  However, as a consequence of financings we recently completed in late March and early April 2005 for an aggregate of $8,000,000, management now believes that we have sufficient cash to continue our business for at least the next twelve months, and the uncertainty as to our ability to continue as a going concern has been eliminated. See “Liquidity And Capital Resources” below.

Results of Operations

Fiscal 2004 As Compared To Fiscal 2003

We incurred a net loss before preferred dividends of $6,966,243 for fiscal 2004, as compared to $5,311,377 for fiscal 2003.  The $1,654,866 or 31% increase in our net loss before preferred dividends for fiscal 2004 was attributable to a $1,165,731 increase in research and development expenditures, a $254,998 increase in net other expense, and a $234,137 increase in general and administrative expense.

Research and development expenditures for fiscal 2004 were $1,663,362, as compared to $497,631 for fiscal 2003.  The $1,165,731 or 234% increase in research and development expenditures reflected the continued ramp-up in our research and development activities, including the addition of engineering personnel.  The primary components of the increase for fiscal 2004 over 2003 were the expenditure of $688,286 for development costs to complete our Model 100 Module prototype; and an increase in $501,009 in compensation relating to research and development activities. These increases were partially offset by a net decrease in other expenditures.

General and administrative expenses for fiscal 2004 were $5,052,580, as compared to $4,818,443 for fiscal 2003. The primary components of general and administrative expenses during fiscal 2004 were legal fees, general consulting fees, settlement costs and investment banking fees.  The $234,137 or 5% increase in general and administrative expenses was principally attributable to a $684,453 increase in consulting fees, a $576,585 increase in litigation settlement costs, and a $449,920 increase in legal fees for fiscal 2004 over 2003, partially offset by a $723,053 reduction in investment banking fees and a $722,352 decrease in employee and director stock and option compensation expense for fiscal 2004 over 2003.  The principal component of the aforesaid litigation settlement costs was a non-cash expense of $757,202 reflecting the grant of a warrant to purchase 250,000 common shares at $7.90 per share, and does not take into consideration the value of 369,000 common shares surrendered as part of such settlement.

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We incurred net other expense in the amount of $250,301 in fiscal 2004, as compared to $4,697 of income in fiscal 2003.  Other net expense for fiscal 2004 was principally composed of interest and warrant repricing costs of $304,121, partially offset by interest income of $53,820.

We also incurred preferred dividend expense of $295,452 for fiscal 2004, as compared to $1,953,170 for fiscal 2003.  The $1,657,718 or 85% decrease in preferred dividend expense was principally attributable to one-time charges of $896,474 and $949,121 in fiscal 2003 relating to the value of the beneficial conversion feature of preferred shares and the fair value of warrants issued with the preferred shares, respectively, issued during that year.

Our net loss attributable to common stockholders decreased from $7,264,547 for fiscal 2003 to $7,261,695 for fiscal 2004.  The $2,852 decrease in net loss attributable to common stockholders was principally due to the $1,657,718 decrease in preferred dividend expense, partially offset by the aforesaid $1,654,866 increase to our net loss before preferred dividends.

Three Months Ended March 31, 2005 As Compared To Three Months Ended March 31, 2004

We incurred a net loss before preferred dividends of $2,311,702 for our three-month interim period ended March 31, 2005, as compared to $1,136,409 for the corresponding interim period in fiscal 2004.  The $1,175,293 or 103% increase in our net loss before preferred dividends for our three-month interim period ended March 31, 2005 was attributable to a $380,125 increase in research and development expenditures, a $642,243 increase in net other expense, and a $152,925 increase in general and administrative expense.

Research and development expenditures for our three-month interim period ended March 31, 2005 were $570,380, as compared to $190,255 for the corresponding interim period in fiscal 2004.  The $380,125 or 200% increase in research and development expenditures reflected the continued ramp-up in our research and development activities, including the addition of engineering personnel.  The primary components of the increase for our three-month interim period ended March 31, 2005 over the corresponding interim period in fiscal 2004 were the expenditure of an additional $293,984 in outside development costs to complete our Model 100 Module prototype; and an increase in $90,392 in compensation relating to research and development activities.  These increases were partially offset by a net decrease in other expenditures.

General and administrative expenses for our three-month interim period ended March 31, 2005 were $1,099,079, as compared to $946,154 for the corresponding interim period in fiscal 2004.  The primary components of general and administrative expenses for our three-month interim period ended March 31, 2005 were legal fees, general consulting fees, settlement costs and investment banking fees.  The $152,925 or 16% increase in general and administrative expenses was principally attributable to a $194,233 increase in consulting fees, an $88,000 increase in non-legal professional fees, and a net increase in other general and administrative expenses, partially offset by a net $84,524 decrease in legal and accounting fees and a $139,425 decrease in investor relations fees.

We incurred net other expense in the amount of $642,243 for our three-month interim period ended March 31, 2005, as compared to $0 for the corresponding interim period in fiscal 2004.  Other net expense for our three-month interim period ended March 31, 2005 was principally composed of amortization of debt discount and interest of $364,718,  debt default penalty of $600,000 and change in fair value of warrant liability of $(318,000).

We also incurred preferred dividend expense of $18,242 for our three-month interim period ended March 31, 2005, as compared to $109,334 for the corresponding interim period in fiscal 2004.  The $91,092 or 83% decrease in preferred dividend expense was principally attributable to a decrease in preferred shares outstanding, resulting from conversions of preferred shares into common shares.

Our net loss attributable to common stockholders increased to $2,329,944 for our three-month interim period ended March 31, 2005 as compared to $1,245,743 for the corresponding interim period in fiscal 2004.  The $1,084,201 increase in net loss attributable to common stockholders was principally due to the $1,175,293 increase in our net loss before preferred dividends, offset by the aforesaid $91,092 decrease in preferred dividend expense.

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Plan of Operation

Our plan of operation for the twelve month period following the date of this prospectus is to (1) commence marketing our Model 100 Monitor System, (2) continue research and development activities relating to the development of our Model 200 Monitor System; (3) continue the evaluation process relating to establishment or acquisition of patient monitoring centers and, if the decision is made to proceed with these activities, to commence such activities; (4) to continue the investigation and potential development of our patient electrode vest and enhanced electrodes product ancillaries; and (5) complete initial studies relating to the applicability of our technology to the EEG market.  We currently have budgeted $5,940,000 in cash costs for the twelve month period following the date of this prospectus, including (1) $3,982,000 to cover our projected general and administrative expenses during this period; (2) $1,957,000 to cover our projected research and development costs.

Described below are the company’s various research and development projects and activities that are currently in progress or which we anticipate will commence during the twelve month period following the date of this prospectus. As noted below, we anticipate that several of these projects or activities will not be completed until after the twelve month period cited.  Since the anticipated overall cost of each of these later-completed projects or activities cited below necessarily include costs anticipated to be incurred after the end of the twelve month period cited, please note that the aggregate costs for all of the projects and activities cited below exceed the $1,957,000 budgeted as stated above.

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We intend to finalize our selection of an ECG analysis software system that we will recommend for use with our Model 100 Module, as well as the necessary integration engineering to ensure that our Model 100 Module reliably and accurately produces signal data in a format compatible with that software.  We anticipate we will spend approximately $300,000 to purchase the selected software packages, and an additional $50,000 to conduct the requisite integration engineering and testing activities.  We anticipate we will identify and purchase the software and complete the integration engineering and testing activities by the fourth quarter of 2005.  The foregoing does not include any additional expenditures or time required to modify the aforesaid standard software should that become necessary.

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We also intend to continue research and development activities with respect to our Model 200 Monitor System, patient monitoring centers and continuous preventative monitoring software project.  With respect to the development of the Model 200 Module that will be the core feature of the Model 200 Monitor System, we have budgeted $2,815,000 to design, fabricate and test a pre-production model of this product under our research and development services agreement with Battelle Memorial Institute. The aforesaid estimate does not include the cost to establish or acquire patient monitoring centers.  Pending the completion of the introduction of our Model 100 Module to the market during the balance of fiscal 2005, we intend to reduce the activities on the Model 200 project to minimal levels and have budgeted $204,000 toward the project over the next twelve months.

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We also intend to continue investigation and development work on our patient vest.  We project that we will spend approximately $230,000 to conduct these development activities, and expect to complete them by the last quarter of 2005.

Included in our anticipated general and administrative expenses for the twelve month period following the date of this prospectus is approximately $839,000 in sales and marketing expenses.  These funds will be targeted among other things toward:

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hiring additional sales and marketing personnel;

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conducting evaluation studies of our Model 100 Module at various hospitals, clinics and research institutions for the purpose of evaluating our Model 100 Monitor System in a patient setting in order to identify and optimize the performance, usability and aesthetic aspects of the system for marketing purposes (we are

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presently conducting our initial studies at the Duke Clinical Research, and are presently negotiating our second study at the Cleveland Clinic);

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exhibiting our Model 100 Module at various trade shows (including shows for the North American Society for Pacing and Electrophysiology, American College of Cardiology and American Heart Association);

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providing sample heart monitor systems to key cardiologists, hospitals and monitoring centers;

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commencing an advertising program in cardiology journals; and

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coordinating the writing of a number of technical papers relating to the effectiveness of our Model 100 Module Monitor system, to be presented at technical conferences and/or published in peer-reviewed scientific and medical journals.

Also included in our anticipated general and administrative expenses for the twelve month period following the date of this prospectus is approximately $117,000 in production expense relating to the commercial production of our Model 100 Module, to include hiring a third-party contract manufacturer to fabricate the device.

We anticipate that we will add between two and five additional employees to our staff during the twelve month period following the date of this prospectus.

We can give you no assurance that we will be successful in developing our modules, patient vest or enhanced electrodes at all or within the timeframes or at the costs estimated, or in procuring FDA approval or clearance for these products when necessary, or in designing and engineering durable, reliable and competitively priced production versions of any of these products.

Our anticipated costs and project completion dates described above are estimates based upon our current business plan.  Our actual costs or actual project completion dates could vary materially from those estimated.  We may also decide at any time to terminate our ongoing development plans with respect to ancillary products such as our patient vests, enhanced electrodes and proprietary software should we deem them to be impracticable or not be commercially viable.  Further changes to our current business plan could also result, such as the acquisition of new products or services or the decision to manufacture our own products, resulting in a change in our anticipated.  See that section of this prospectus captioned “Forward-Looking Statements”.  At this point our new management team is re-evaluating our core business plan as it relates to our heart monitor products, including redefining the market for our Model 100 Monitoring System and accelerating the introduction of that product to market, and re-evaluating the development methodology for our Model 200 Module.

Liquidity and Capital Resources

Historical Sources of Capital Resources

For the period January 1, 2003 through March 31, 2005, we principally financed our operations through a combination of (1) gross proceeds from contributed capital, the sale of our common shares, series ‘A’ preferred shares and common share purchase warrants for cash, and the exercise of stock purchase warrants for cash ($11,335,543); (2) the issuance of common shares or common share purchase warrants in payment of the provision of services ($5,938,893); and (3) gross proceeds from the sale of a debenture and common share purchase warrants ($2,000,000).  Included in the foregoing are the following significant transactions:

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From October through December 2003, we raised $5,378,650 in gross proceeds from a private placement to 100 investors effected through Maxim Group, LLC, a registered broker-dealer, as placement agent, pursuant to which we sold 1,792,976 series ‘A’ convertible preferred shares, with each share convertible into one common share; and 896,488 class ‘C’ warrants, each warrant entitling the holder to purchase one common share for $3.75 (later voluntarily reduced by the company to $3).

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On December 29, 2004, we sold an 8% convertible debenture in the amount of $2,000,000 to DKR SoundShore Oasis Holding Fund Ltd.  Subject to our right to convert the debenture into common shares as discussed below, we are obligated to pay $400,000 in principal on the debenture in cash on May 16, 2005, June 1, 2005, July 1, 2005, August 1, 2005 and August 31, 2005, respectively.  We are also obligated to pay 8% in interest on the outstanding principal on the debenture in cash on May 10, 2005, June 1, 2005, July 1, 2005, August 1, 2005 and August 31, 2005, respectively.  On January 26, 2005, we filed a registration statement to register common shares issuable upon the conversion of the debenture as discussed below, and it was declared effective by the SEC on February 14, 2005.  Accordingly, under the terms of the debenture we are also entitled to pay the principal and interest on the debenture in common shares in lieu of cash so long as we are not otherwise in default under the debenture, and have satisfied certain other conditions including notice requirements.

For so long as the debenture is unpaid, the debenture holder is entitled to convert the debenture into a number of common shares equal to the outstanding principal on the debenture divided by $5.25, such amount representing 105% of the closing price for our common shares on the trading day prior to the sale of the debenture.

Should we elect to make payment in common shares as provided above, the principal and interest under the debenture subject to conversion would be convertible into those shares at the rate of 85% of the average of the three lowest closing prices for those shares during the ten day period prior to the repayment date.  If we only elect to pay interest with common shares, the conversion rate shall be fixed at 90% of the closing price immediately prior to the payment or delivery date.

While we are not generally allowed to pre-pay the debenture before its August 31, 2005 due date without the consent of the debenture holder, we may do so in cash so long as we pay the entire outstanding balance due through maturity and also pays a 10% premium on the outstanding principal.

In the event of our default under the debenture, including both our failure to make principal and interest payments and our failure to comply with various covenants, the interest rate will increase to 15%, and we will be obligated to pay the greater of (1) the principal due under the debenture together with a 30% premium, plus interest accrued; or (2) the principal due under the debenture, plus interest accrued, divided by conversion price were the debenture holder to elect to convert the debentures into company common shares.

As additional consideration for the purchase of the debenture, we also granted to the debenture holder warrants entitling it to purchase 275,000 common shares at the price of $5.75 per share, or 115% of the closing price for those shares on the trading day prior to the sale of the debenture.  These warrants lapse if unexercised by December 29, 2009.  As the result of such grant, we have recorded a non-cash deferred financing charge in the amount of $447,570 reflecting the fair value attributable to these warrants. We have also recorded a non-cash beneficial conversion feature of $408,333, based upon the difference in the effective conversion price of the debenture and the closing price of our common stock on the date of issuance.  As a result of these non-cash charges the effective annual rate of interest on the debenture is 89%.  On April 20, 2005, we amended the terms of the common share purchase warrants by reducing the exercise price of that warrant from $5.75 per share to $2.40 per share.  This amendment was effected in connection with procuring Oasis’s waiver with respect to our recent issuance of $8 million in equity through two private placements as discussed above.

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On March 31, 2005, we sold a total of 1,562,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 1,500,000 restricted common shares, to Trellus Partners, LP for the sum of $5,000,000 pursuant to a private placement.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before March 31, 2010.  We further agreed to reduce the exercise price of the warrants from $1.60 to $1.20 per share should we fail to file registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the

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common shares issuable upon the conversion of the warrants.  This date has since been extended until June 30 2005.

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On April 8, 2005, we sold a total of 937,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 900,000 restricted common shares, to Lagunitas Partners LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine for the sum of $3,000,000 pursuant to a private placement.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before April 8, 2010.  We further agreed to reduce the exercise price of the warrants from $1.60 to $1.20 per share should we fail to file registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  This date has since been extended until June 30, 2005.

Liquidity

We have approximately $8,840,000 of cash on hand as of June 13, 2005 to fund our operations going forward.  As discussed above, our plan of operation for the twelve month period following the date of this prospectus is to commence our marketing activities with respect to our Model 100 Module, and to continue product development activities with respect to our Model 200 Module, and we have budgeted $5,940,000 in cash costs for this twelve month period.  We believe that our cash on hand will be sufficient to cover these anticipated expenditures.  In order to preserve our cash flow, we reserve the right to convert a substantial portion of the principal and interest on our $2,000,000 debenture with Oasis into common shares.   Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.  For a description of those estimates, see Note 2, Significant Accounting Policies, contained in the explanatory notes to our audited financial statements for the year ended December 31, 2004 contained in this prospectus.  On an ongoing basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of equity instruments issued to consultants for services and estimates of costs to complete contracts.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions”.  The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets

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exchanged.  Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.  The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis.  By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions.  SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance.  The provisions of SFAS 153 shall be applied prospectively.  Recom has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”.  SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.   SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.   SFAS 123(R) replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.  However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used.  Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. SFAS 123(R) is applicable for Recom effective the first interim period that starts after December 15, 2005. Recom has evaluated the impact of the adoption of SFAS 123(R), and believes that the impact will be significant to the company’s overall results of operations and financial position (a pro forma effect, as estimated by management, is disclosed in Note 2 of our financial statements).

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions—FSP FAS 109-1, Application of FASB Statement 109 “Accounting for Income Taxes” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities

In January 2003, the FASB issued FASB Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities” (“FIN 46”). In December 2003, FIN 46 was replaced by FASB interpretation No. 46(R) “Consolidation of Variable Interest Entities”. FIN 46(R) clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46(R) requires an enterprise to consolidate a variable interest entity if that enterprise will absorb a majority of the entity’s expected losses, is entitled to receive a majority of the entity’s expected residual returns, or both. FIN 46(R) is effective for entities being evaluated under FIN 46(R) for consolidation no later than the end of the first reporting period that ends after March 15, 2004. The Company does not currently have any variable interest entities that will be impacted by adoption of FIN 46(R).

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies.  In particular SAB 107 provides guidance related to share-based payment transactions with

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nonemployees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123(R), the modification of employee share options prior to adoption of SFAS 123(R) and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123(R).

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”) which replaces Accounting Principles Board Opinions No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28”.  SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections.  It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error.  SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by Recom in the first quarter of 2006.  Recom is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

LEGAL PROCEEDINGS

As of the date of this prospectus, there are no material pending legal or governmental proceedings relating to our company or properties to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.

MANAGEMENT

Identity

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name And Municipality Of Residence	Age	Office	Initial Election Or Appointment Date
Pamela Bunes Greenville, South Carolina	42	Chief Executive Officer, Assistant Secretary and Director	March 22, 2005
Lowell T. Harmison, Ph.D. Washington, D.C.	67	Transitional Co-Chief Executive Officer and Director	June 6, 2003
Rodney Hildebrandt Loveland, Ohio	56	Chief Operating Officer, Secretary and Director	March 22, 2005
Budimir S. Drakulic, Ph.D. Los Angeles, California	54	Vice President and Chief Technology Officer	October 15, 2002
Robert C. Scherne Syosset, New York	48	Interim Chief Financial Officer	January 12, 2005
Lucy Duncan-Scheman Washington, D.C.	51	Chairman of the Board and Director	March 22, 2005
Ellsworth Roston Los Angeles, California	81	Director	November 1, 2002

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Jennifer Black Lake Oswego, Oregon	48	Director	January 20, 2004

Ms. Bunes and Messrs. Hildebrandt and Drakulic provide their services as executive officers on a full-time permanent basis.  Dr. Harmison provides his services as an executive officer on a part-time basis.  Mr. Scherne provides his services as an executive officer on a part-time interim leased basis through Robert C. Scherne, CPA, PC, a company that specializes in providing financial management personnel to businesses on a temporary basis.  On average, Mr. Scherne and the company anticipate that Mr. Scherne will devote between 5-25% of his time, or two to fifteen hours per week, to Recom depending upon the nature of the financial projects he is working on.

There are no family relationships between any two or more of our directors or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.  There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Business Experience

Lucy Duncan-Scheman  has served as the Chairman of the Board and a director since March 22, 2005.  Ms. Duncan-Scheman has served as President and Chief Executive Officer of Diplomatic Resolutions, Inc., an international business development consulting firm which she founded, since 1992. Ms. Duncan-Scheman has also served as President and Chief Executive Officer of Safe Ports, a subsidiary of Diplomatic Resolutions, since November 2003, and as President of Safe Ports Mexico since September 2004.  Ms. Duncan-Scheman has served as President of the Board of Directors of the Washington Symphony Orchestra (1995 -2000), President, Museum of the Americas (2000-2003), Member Board of Directors of the National Chapter of Youth Service America (2000-2003), Council of World Regions (Brussels) 1994 - 1999, and The Pan American Development Foundation 2000-2001.  Ms. Duncan-Scheme attended New York Institute of Technology.

Pamela Bunes has served as Chief Executive Officer since April 15, 2005; as Assistant Secretary since March 26, 2005, and as a director since March 22, 2005.  Prior to joining Recom, Ms. Bunes had been employed by Biosense Webster, Inc., from August 2004 to April 2005.  Prior to that, Ms. Bunes was employed as Executive Account Manager with Ethicon Endo-Surgery, Inc., having started as Account Manager of that company in October 1990 until her transfer to Biosense Webster.  Biosense Webster and Ethicon Endo-Surgery are each subsidiaries of Johnson & Johnson (NYSE:JNJ).  Prior to that, Ms. Bunes was a Corporate Loan Officer and Vice President from 1986 to October 1990, and Analyst for the Specialized Industries Mergers and Acquisitions Group (Banking) from 1985 to 1986, of First Union National Bank.  Ms. Bunes has a Bachelors’ of Arts degree with double majors in Economics and Business Administration (Finance) from Converse College in Spartanburg, South Carolina.

Dr. Lowell T. Harmison has served as Chief Executive Officer since March 26, 2005, Co-Chief Executive Officer since April 15, 2005 and as a director since June 6, 2003.  Dr. Harmison will resign as Co-Chief Executive Officer following a transition period for Ms. Bunes to assume full duties as Chief Executive Officer.  Dr. Harmison has also served as a Senior Advisor since February of 2003.  Dr. Harmison has a very distinguished 35 year career in the field of biomedicine.  Most recently, Dr. Harmison has served as a director and as chairman of the board of World Doc Foundation, a private foundation promoting health education and expanded knowledge of telemedicine, since June 2002.  Dr. Harmison has also served as a director and chief executive officer of ProCell Corporation, a cancer research company, since June 2000, and as a director of pHA Bio Remediation, an environmental restoration company, since 1997.  Dr. Harmison also served as chairman of Sequella Foundation, which promotes research into tuberculosis, from 1997 to 2001, and served as a director of Sequella Inc., a research and development company for tuberculosis products, from 1997 to 2000.  Dr. Harmison is the holder of the first domestic and foreign patents on the fully implantable artificial heart; and served as Chief Executive Officer of USET, Inc. from 1987 to 1989.

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Dr. Harmison also served as the Director of the Robert Maxwell Foundation, a private foundation operating internationally and consisting of 21 operating companies, from 1987 to 1989.   He also served as the Principal Deputy Assistant Secretary for Health of the U.S. Public Health Service, Department of Health and Human Services.  Dr. Harmison has a Ph.D. from the University of Maryland and a B.S. and M.S. from West Virginia University.  He was also given an honorary Doctor of Science degree from the West Virginia University.

Rodney Hildebrandt  has served as our Chief Operating Officer and as a director since March 22, 2005 and as Secretary since March 26, 2005.  Prior to joining us, Mr. Hildebrandt held various positions with subsidiaries of Johnson & Johnson (NYSE:JNJ) for over 20 years, most recently as Director, Sales Planning and Operations and then Director, Corporate Communications, of Ethicon Endo-surgery, Inc. from October 1991 to February 2004, Strategic Project Management and then Sales Management of Johnson & Johnson Medical Inc. from 1985 to October 1991, and Operations Management for Johnson & Johnson Domestic Operating Co.  Mr. Hildebrandt holds a Bachelors of Science degree in Business Management from the University of South Dakota.

Dr. Budimir S. Drakulic has served as our Vice President and Chief Technology Officer since October 15, 2002.  Dr. Drakulic has more than 25 years of experience in the design, development and integration of hardware and software modules for biomedical microelectronics circuits and systems.  From 1997 through February of 2002, Dr. Drakulic was research and development principal for Advanced Heart Technologies, Inc., and its predecessor Advanced Heart Monitoring.   From February of 2002 until October 15, 2002 Dr. Drakulic was involved in independent research.  Dr. Drakulic was the Consultant and Chief Scientist, Medical Device Business Unit for Teledyne Electronic Technologies from 1992 through 1997.  Before that, he held numerous positions affiliated with the University of California at Los Angeles, including Visiting Assistant Professor with the Electrical Engineering Department and Director of the Microelectronics Development Lab at the Crump Institute for Medical Engineering.  He holds a Bachelor of Science degree in electrical engineering from the University of Belgrade, Yugoslavia.  He also holds a Masters degree and a Ph.D. in Electronic and Biomedical Engineering from the same university.  Dr. Drakulic was the recipient of the Ralph and Marjorie Crump Prize for Excellence in Medical Engineering from UCLA in 1985, and was a Research Fellow with the Crump Institute for Medical Engineering at UCLA.  Dr. Drakulic filed a petition for bankruptcy in November 2001.

Mr. Robert C. Scherne has provided his services as our interim Chief Financial Officer since January 12, 2005 on a leased basis through Robert C. Scherne, CPA, PC, a company that specializes in providing financial management personnel to businesses on a temporary basis.  We are planning to recruit a full-time Chief Financial Officer.  Mr. Scherne has been the principal of Robert C. Scherne, CPA, PC, since March 2003.  Prior to that, Mr. Scherne was employed as an accountant by Merdinger, Fruchter Rosen and Company from December 1993 to December 2002; by Louis Sturz & Co. and its successor firm Grossman, Russo & Shapiro from July 1986 until November 2002; and by L.H. Frishkoff &Co. and its successor firm A. Uzzo &Co. from July 1978 to June 1986.  Mr. Scherne holds a Bachelors of Business Administration degree in Accounting from Pace University (New York City), and is an active member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants

Mr. Ellsworth Roston has served as a director since November 1, 2002.  Mr. Roston has practiced patent law since 1943, and currently serves as Of Counsel to the patent firm of Fulwider Patton Lee & Utecht since 1997.  Mr. Roston has a history of assisting technology companies during their development stages.  Most recently, Mr. Roston has served as a director of Natgram, Inc., an internet software developer, since 1998, Amerlin Inc., a pet house/kennel manufacturer, since 1996, and American Legal Net, a provider of legal forms, since April 2004.  Mr. Roston also served as a director of Rokenbok Corporation, a toy manufacturer, from 1996 through February 2004, and of Dome Industries, an electronic hardware manufacturer, from 1991 through 2002.  Mr. Roston was one of three founders of Brooktree Corporation, and served on its board of directors for 15 years until it was purchased by Rockwell Corporation in 1998.  Mr. Roston received his undergraduate degree and his law degree from Yale University.

Ms. Jennifer Black has served as a director since January 20, 2004.  Ms. Black has been President of her own business, Jennifer Black & Associates, since September 2003.  Her firm provides independent research for

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institutional clients.  Previously, since 1979, Ms. Black was with Black & Co., where she was responsible for research coverage on the apparel and specialty retail industries.  Ms. Black was President of Black & Co. when it was acquired by First Security Van Kasper in April 2000.  Subsequently, Wells Fargo Securities acquired First Security Van Kasper in September 2000.  Ms. Black left Wells Fargo Securities in September 2003.  Ms. Black serves on the Governors Council of Economic Advisors for the State of Oregon, where she has been re-appointed to a second three-year term.  Ms. Black attended Washington State and Portland State Universities.

Board Of Directors

Our bylaws set the authorized number of directors on our board of directors at not less than three nor more than nine, with the actual number fixed by a resolution of our board.  As noted above, there are currently six directors serving on our board, Messrs. Roston, Harmison and Hildebrandt and Ms. Duncan-Scheman, Black and Bunes.  All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified by our shareholders, both common and preferred, voting on a cumulative basis as one class, or until their earlier death, retirement, resignation or removal.  Each of the directors other than Ms. Bunes and Messrs. Harmison and Hildebrandt are “independent” directors as that term is defined by the SEC.

Board Committees

Our board of directors has established two committees to date, an audit committee currently comprised of Ms. Duncan-Scheman and Ms. Black, and a compensation committee currently comprised of Ms. Duncan-Scheman and Black and Mr. Roston.  None of our directors serving on the audit committee have the requisite public company accounting background or experience to be considered an “audit committee financial expert” as that term is defined by the SEC.  Due to our development stage status, we believe that the current members of the audit committee have the requisite financial background and experience to carry out their duties.

Board Compensation

Our recent compensation policy for our directors for service on the full board has been to compensate them through stock grants under our 2002 Stock Plan pursuant to a director’s compensation policy adopted on February 6, 2003.  Upon joining our board of directors, each member is granted an option to purchase 50,000 (pre-split and post-split) common shares, exercisable at its then trading price.  These options are fully vested upon grant, and lapse in five years if not exercised.  Each director will thereafter be granted options on an annual basis entitling him to purchase an additional 28,000 (post-split) common shares, which options will vest quarterly based upon the continued provision of services as a director, and lapse in five years if not exercised.  The exercise price for these options will be fixed at current market price as of the date of grant.  Following our April 11, 2003 stock split, our board determined to maintain the grants at 50,000 common shares post-split for grants to new directors insofar as it believed such number was an appropriate number of option shares after taking into consideration factors it deemed relevant.  Our compensation committee will be re-evaluating director compensation following recent changes to the composition of our board on March 22, 2005.

Our current compensation policy for our directors for serving on our various committees to the board has been to compensate them through the grant of common share purchase options.  Prior to January 3, 2005, each committee member was granted an option to purchase 2,000 common shares, exercisable at its then trading price, upon his or her appointment to a committee. Commencing January 3, 2005, the amount of the grant was increased to 10,000 shares for serving on the audit committee, and 5,000 shares for serving on the compensation committee, with the first grants being made effective as of that date.  All committee options vest in four quarterly installments subject to attendance at least 90% of the committee meetings during that quarter, and lapse in five years if not exercised.  Our compensation committee will be re-evaluating director compensation following recent changes to the composition of our board on March 22, 2005.

The following table described the common share purchase options granted to our directors as of June 13, 2005 as compensation for serving on our board and, if applicable, committees of our board.  The following table does not

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include common share purchase options principally granted for the provision of services in other capacities for the company, including as an officer or consultant.

Name	Grant Date	Common Shares Purchasable	Exercise Price	Expiration Date
Ellsworth Roston	2/6/2003	150,000(1)	$ 0.88	2/5/2008
	11/3/2003	28,000	$ 4.40	11/2/2008
	4/1/2004	2,000	$ 6.00	3/31/2009
	7/8/2004	1,500	$ 3.95	7/7/2009
	11/1/2004	28,000	$ 2.90	10/31/2009
	1/3/2005	2,500	$ 5.05	1/2/2010
	1/3/2005	5,000	$ 5.05	1/2/2010
Dr. Lowell T. Harmison	6/5/2003	50,000	$ 4.20	6/5/2008
	6/6/2004	28,000	$ 6.25	6/5/2009
Jennifer Black	1/20/2004	50,000	$ 3.50	1/19/2009
	4/1/2004	500(2)	$ 6.00	3/31/2009
	1/3/2005	10,000	$ 5.05	1/2/2010
	1/20/2005	28,000	$ 3.65	1/19/2010
Lucy Duncan-Scheman	3/22/2005	50,000	$ 3.10	3/21/2010

(2)

50,000 shares pre-split.

(2)

Ms. Black was originally granted 2,000 options for service on the audit committee, however, 1,500 options lapsed upon her resignation from the audit committee effective July 8, 2004.  Ms. Black subsequently rejoined the audit committee on January 3, 2005.

We do not currently provide our directors with cash compensation, although we do reimburse their expenses.

Medical Advisory Board

Recom has composed a board of medical advisors comprised of Drs. Lowell T. Harmison, Michael M. Laks, Mitchell W. Krucoff and Andrea Natale to provide strategic assistance in the design, development and marketing of our medical devices.

Dr. Lowell T. Harmison, Ph. D., is a member of Recom’s board of directors, and has served as a Senior Advisor since February of 2003.  Dr. Harmison’s background is provided earlier in this prospectus in that section captioned “Business Experience”.

Mitchell W. Krucoff, M.D., F.A.C.C., F.C.C.P., who was appointed as a senior advisor in June 2004, is presently Associate Professor of Medicine/Cardiology at Duke University Medical Center, as well as the Director of eECG Core Laboratory and Interventional Device Trials at Duke Clinical Research Institute.  Dr. Krucoff is a Fellow of the American College of Cardiology, on the Executive Committee of the International Society of Computerized Electrocardiology as well as a member of the Circulatory Devices Advisory Panel, U.S. FDA.  Dr. Krucoff has published over 200 scientific and medical related papers.  Dr. Krucoff received has bachelors’ degree from Yale University in 1976 and his medical degree from George Washington University in 1980.

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Andrea Natale, M.D., who was appointed as a senior advisor in September 2004, is presently Professor of Medicine at the Ohio State University, and Program Director of the EP Fellowship Program at the Department of Cardiology of the Cleveland Clinic Foundation.  Dr. Natale has been with the Ohio State University and the Cleveland Clinic Foundation since 1999, having previously served as Director of Electrophysiology Laboratories of the Section of Electrophysiology and Pacing, then Co-Section Head of the Section of Electrophysiology and Pacing, and then as Medical Director, Center for Atrial Fibrillation.  Previously, Dr. Natale was Associate Professor of Medicine at the University of Kentucky from 1997 to 1998, Assistant Professor of Medicine at the Duke University Medical Center and Director of the Electrophysiology Laboratory at the Durham Veterans Administration Medical Center from 1994 to 1997, and Head of the Cardiovascular Physiopathology Section of the Italian Air Force Aerospace Research Centre in Rome, Italy, from 1988 to 1989.  Dr. Natale received his medical degree from the Medical School at the University of Florence, Italy.

Senior Medical Advisors

Dr. Michael M Laks, M.D., who has been a senior medical advisor to Recom since June 2003, is presently a Distinguished Professor of Medicine in the Division of Cardiology at the UCLA School of Medicine, Senior Physician at the Harbor-UCLA Medical Center, a reviewer for the New England Journal of Medicine, and Associate Editor of the Journal of Electrocardiology.  Dr. Laks has published over 400 scientific and medical-related papers, and is a leading researcher in the field of computerized electrocardiography, with a research focus on microelectronics, cardiovascular system, bioengineering, electrophysiology, cardiovascular diseases, cardiology, automated clinical analysis, medical instrumentation, biotechnology and death and mortality, and having served as a consultant to Hewlett Packard on first computerized ECG program.

Medical Advisor Compensation

Each of the members of the medical advisory board and each senior medical advisor provide consulting services to Recom under consulting agreements and, as such, do not receive additional compensation for acting as a member of the medical advisory board.

Dr. Lowell T. Harmison is compensated for providing consulting services under an agreement dated February 14, 2003.  For a description of the terms of that agreement see that section below captioned “Employment And Consulting Agreements With Management”.

Dr. Michael M. Laks is compensated for providing consulting services under an agreement dated June 2, 2003.  Under that agreement, Dr. Laks received an initial grant of options entitling him to purchase 108,000 common shares at $2.40 per share, vesting over equally over four quarters, and cash compensation of $9,000 per quarter for the provision of up to 50 hours of consulting during that quarter.  Any additional consulting services are compensated at the rate of $450 per hour.

Dr. Mitchell W. Krucoff is compensated for providing consulting services under an agreement dated May 26, 2004.  Under that agreement Recom will pay Dr. Krucoff for his services the sum of $3,750 per quarter.

Dr. Natale is compensated for providing consulting services under a three-year agreement dated September 10, 2004. Under that agreement Recom will pay Dr. Natale for her services the sum of $4,500 per quarter.

Other Significant Employees And Consultants

William R. Matthews has served as our Director of Regulatory Affairs since July 2004.  Prior to joining Recom, Mr. Matthews provided consulting services to Recom from December 2003 to July 2004, was Vice President, Government Affairs and Product Assurance for Viasys Healthcare (NYSE:VAS) from February 1999 to December 2003, was Executive Vice President, Operations, of Xylum Corporation from 1993 to 1998; was Corporate Director Engineering and Manufacturing, and ultimately Corporate Director, Product Assurance and Regulatory Affairs for W.R. Grace Company (NYSE:GRA) from 1987 to 1993; was Plant Manager for Beiersdorf,

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Inc. from 1981 to 1987; and Production Supervisor, R&D Supervisor and ultimately Production Superintendent for Best Foods Inc. from 1976 to 1981. Mr. Matthews holds a Bachelors of Science degree chemistry awarded by St. Peters University (New Jersey).

Employment And Consulting Agreements With Executive Management

Pamela Bunes, Chief Executive Officer and President

On April 15, 2005, Recom entered into a five-year employment agreement with Ms. Pamela Bunes with respect to the provision of services as our Chief Executive Officer and President and as a director of the company in connection with her appointment as our Chief Executive Officer and President on that date.  The essential terms of the employment agreement are as follows:

•

Ms. Bunes is entitled to a base salary of $300,000 per year, subject to adjustment after the first anniversary of the agreement upon a performance review by the board.

•

Ms. Bunes is entitled to a $32,000 signing bonus; and

•

 Ms. Bunes is entitled to a number of employee benefits under the agreement, including the provision of an automobile and the right to participate in company benefit plans, including any bonus plans established for management or other benefit plans established for executive officers.

•

In addition, Ms. Bunes will be granted a share purchase option entitling her to purchase 750,000 unregistered common shares at $3 per share, reflecting the closing price of our common stock as of the date of the agreement.  The right to exercise the option vests quarterly in tranches of 37,500 shares per quarter over the term of the employment agreement based upon the continuous provision of services by Ms. Bunes, and lapse to the extent unexercised on April 15, 2010 with respect to the first sixteen quarterly tranches, and April 15, 2011 with respect to the final four quarterly tranches.

The employment agreement provides for early termination in the case of Ms. Bunes’ death or disability, Ms. Bunes’ termination by Recom for “cause” as that term is defined in the agreement; and Ms. Bunes’ termination of employment for “good reason” as that term is defined in the agreement, which includes a change in control.  Recom and Ms. Bunes may each also terminate the agreement upon 60 days’ prior notice with cause or good reason, respectively.  In the event of an early termination of the agreement for any reason, all compensation and benefits under the agreement will terminate as of the date of termination, with the payment of any bonuses payable under any bonus plan adopted by the company being pro rated as of the date of termination.  In additional, all unvested options shall lapse.  In the event of Ms. Bunes’ death or in the event Recom should terminate the agreement without cause or should Ms. Bunes terminate the agreement for good reason, Recom shall also be obligated to continue to pay Ms. Bunes her base salary and to continue to provide employee benefits for a period of twelve months, except that in the event of Ms. Bunes death, this obligation shall terminated upon the expiration of the intended term of the agreement if shorter.

Concurrent with entering into the employment agreement, we entered into an indemnification agreement with Ms. Bunes.

Lowell T. Harmison, Transitional Co-Chief Executive Officer and Director

Dr. Lowell T. Harmison has acted as Chief Executive Officer on an at-will basis since March 26, 2005.  Upon the appointment of Ms. Pamela Bunes as Chief Executive Officer on , Dr. Harmison became transitional Co-Chief Executive Officer on an at-will basis for a transition period, anticipated to be less than three months, at which time he will resign from that position.

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Dr. Harmison also renders consulting services to Recom under a three-year agreement dated February 14, 2003.  Under this agreement, Dr. Harmison provides advice to us in the areas of technological support and strategy, product development, medical and scientific advisory board development, and FDA regulation.  The compensatory terms of the agreement are as follows:

•

Recom is obligated to pay Dr. Harmison $36,000 per year over the term of the agreement, payable quarterly.

•

Dr. Harmison was entitled to receive upon execution of the agreement an initial grant of options entitling him to purchase 108,000 common shares (36,000 shares pre-split) at $0.97 per share, exercisable over five years.

•

Dr. Harmison was further entitled to receive upon execution of the agreement an additional grant of options entitling him to purchase 108,000 common shares (36,000 shares pre-split) at $0.97 per share, vesting in increments of 9,000 common shares each upon the first through twelfth quarterly anniversary dates of the agreement based upon his provision of services.  These options are exercisable for a period of five years following vesting.

•

Dr. Harmison is entitled to receive grants of common share purchase options in tranches of 20,000 shares per milestone for assisting Recom in attaining various milestones determined by our board of directors, including the preparation and filing with the FDA of a 510(k) application for our product as it relates to its incorporation into a vest, approval of that application by the FDA, and market launch of that product.

•

Dr. Harmison is entitled to receive a grant of 20,000 common shares in the event of a “change in control” as that term is defined in the agreement.

On January 21, 2005, we entered into a second consulting agreement with Dr. Harmison in connection with the provision of his services in evaluating the applicability of our technology to the EEG market.  Under this agreement, we acknowledged that Dr. Harmison had previously provided services for this project for which we compensated him with the sum of $70,000 in registered common shares, and that Dr. Harmison would provide an additional $84,000 in services, payable at the rate of $16,000 per month, to complete the project over a six month term.

Rodney Hildebrandt, Chief Operating Officer and Secretary

On April 18, 2005, Recom entered into a five-year employment agreement with Mr. Rodney Hildebrandt with respect to the provision of services as our Chief Operating Officer and Secretary and as a director of the company.  The essential terms of the employment agreement are as follows:

•

The agreement has a term commencing effective as of March 22, 2005 and ending on March 21, 2010;

•

Mr. Hildebrandt is entitled to a base salary of $125,000 per year, subject to adjustment after the first anniversary of the agreement upon a performance review by the board; and

•

Mr. Hildebrandt is entitled to a number of employee benefits under the agreement, including the provision of an automobile and the right to participate in company benefit plans, including any bonus plans established for management or other benefit plans established for executive officers.

•

In addition, Mr. Hildebrandt will be granted a share purchase option entitling him to purchase 1,000,000 unregistered common shares at $3.10 per share, reflecting the closing price of our common stock as of the date of the agreement.  The right to exercise the option vests quarterly in tranches of 50,000 shares per quarter over the term of the employment agreement based upon the continuous provision of services by Mr. Hildebrandt, and lapse to the extent unexercised on April 18, 2010 with respect to the first sixteen quarterly tranches, and April 18, 2011 with respect to the final four quarterly tranches.

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The employment agreement provides for early termination in the case of Mr. Hildebrandt’s death or disability, Mr. Hildebrandt’s termination by Recom for “cause” as that term is defined in the agreement; and Mr. Hildebrandt’s termination of employment for “good reason” as that term is defined in the agreement, which includes a change in control.  Recom and Mr. Hildebrandt may each also terminate the agreement upon 60 days’ prior notice with cause or good reason, respectively.  In the event of an early termination of the agreement for any reason, all compensation and benefits under the agreement will terminate as of the date of termination, with the payment of any bonuses payable under any bonus plan adopted by the company being pro rated as of the date of termination.  In additional, all unvested options shall lapse.  In the event of Mr. Hildebrandt’s death or in the event Recom should terminate the agreement without cause or should Mr. Hildebrandt terminate the agreement for good reason, Recom shall also be obligated to continue to pay Mr. Hildebrandt his base salary and to continue to provide employee benefits for a period of twelve months, except that in the event of Mr. Hildebrandt death, this obligation shall terminated upon the expiration of the intended term of the agreement if shorter.

Concurrent with entering into the employment agreement, we entered into an indemnification agreement with Mr. Hildebrandt.

Budimir Drakulic, Vice President and Chief Technology Officer

On October 11, 2002, Recom reached an agreement-in-principle with Dr. Budimir Drakulic to become our Vice President and Chief Technology Officer on a consulting basis through his consulting companies.  Pursuant to that understanding, on October 15, 2002, we entered into a loan-out agreement with B World Technologies, Inc. and B Technologies, Inc. relative to the provision of Dr. Drakulic’s services, which formally commenced as of that date.  Dr. Drakulic is the president and owner of these companies.  The essential terms of the loan-out agreement are as follows:

•

The agreement provides for a ten-year initial term.  After the initial term, the agreement renews automatically for successive one year terms, unless either party delivers 90-days’ written notice to the other of their intent not to renew.

•

Dr. Drakulic’s services are provided on a mutually-acceptable part-time basis.

•

Recom is obligated to pay B Technologies a $10,000 bonus upon execution, and a monthly service fee of $15,000 thereafter.

•

B World Technologies was granted 600,000 “restricted” common shares (200,000 shares pre-split), to be earned over five years of continuous provision of services by Dr. Drakulic.  These shares, which will be held in escrow with the company pursuant to the terms of a restricted stock agreement until they are earned, vest at the rate of 30,000 shares per quarter with the first 30,000 shares vesting on January 15, 2003.  B World Technologies is entitled to all dividends which may be declared with respect to these shares, even if not vested.

The loan-out agreement provides for early termination should B World and B Technologies fail, neglect or refuse to provide Dr. Drakulic’s services.  In such an event, all compensation under the agreement will terminate and the unvested portion of the 600,000 restricted common share grant shall be deemed forfeit as of the effective termination date.

Since March 1, 2003, Dr. Drakulic has worked for us on a full-time basis even though the loan-out agreement only provides for the provision of part-time services.  We have agreed to characterize these additional services as being provided by Dr. Drakulic as an employee, and to pay him $7,500 annually as compensation for their provision.  Since January 1, 2004, this annual compensation was increased to $37,000.

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On March 10, 2003, as additional incentive for the performance of Dr. Drakulic, we granted to B World Technologies options entitling it to purchase 750,000 common shares at $0.95 per share.  These options vest quarterly over a four year term, and lapse, if not exercised, on March 9, 2008.

Concurrent with entering into the loan-out agreement, B World Technologies, B Technologies and Dr. Drakulic signed an employment, confidential information, invention assignment and arbitration agreement under which they agreed, among other things, to assign to us all of Dr. Drakulic’s right, title and interest in and to any and all inventions, discoveries, etc. which he conceives or develops while engaged by Recom.

Robert C. Scherne, Interim Chief Financial Officer

Mr. Robert C. Scherne provides his services as Interim Chief Financial Officer on a leased basis through Robert C. Scherne, CPA, PC, a company that specializes in providing financial management personnel to businesses on a temporary basis.  Under our engagement agreement with Robert C. Scherne, CPA, PC, we pay the company the sum of $150 per hour, subject to a cap of $15,000 with respect to the preparation of financial statements for each annual report on form 10-KSB or quarterly report on form 10-QSB.

Ellsworth Roston, Director and Consultant

On October 11, 2003, Recom reached an agreement-in-principle with Mr. Ellsworth Roston to provide consulting advice to us relating to engineering, developing and refining our products and technologies; to become a director of the company, and to make an investment into the company.  Pursuant to that understanding, on October 30, 2002 we sold Mr. Roston 71,250 common shares (23,750 shares pre-split) for $190,000 in cash, and on November 1, 2002 we entered into a two year consulting agreement with Mr. Mr. Roston documenting the provision of his consulting services and his appointment to our board of directors.  The agreement provides for us to grant to Mr. Roston 225,000 common shares (75,000 shares pre-split) and five-year warrants to purchase an additional 450,000 common shares (150,000 shares pre-split) at $1.67 per share.  We consider the grant of common shares to Mr. Roston to be compensation for the provision of his consulting services, and the grant of the common share purchase warrants to be additional consideration for his cash investment pursuant to our original understanding.

Mr. Roston is a patent attorney whose law firm Fulwider Patton Lee & Utecht, LLP, also handles our patent work.  The agreement specifically provides that the consulting services provided by Mr. Roston will not include any legal work, for which we will compensate his law firm separately.

Pamela Bunes, Assistant Secretary, Director and Consultant

Ms. Bunes has agreed to provide consulting services to Recom.  Ms. Bunes and our compensation committee are presently under discussion relating to the terms of a consulting agreement with respect to the provision of these services:

Summary Compensation Table

The following table shows the compensation earned over each of the past three fiscal years by each person who was a “named executive officer” (as that term is defined by the SEC) of Recom during fiscal 2004.

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Long Term Compensation
		Annual Compensation (1)			Awards		Payouts
Named Executive Officer and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Comp- ensation
Marvin H. Fink (2) Chief Executive Officer	2004 2003 2002	$ 1(5) 1(5) 1	$ — — —	$ 21,576(9) 19,598(10) —	$ — — 14,284(11)	— 178,000 —	$ — — —	$ — — —
Dr. Budimir Drakulic (3) Vice President and Chief Technology Officer	2004 2003 2002	$ 207,105(6) 180,000(6) 45,000(6)	$ — — —	$ — — —	$ — — 3,987(12)	— 750,000 —	$ — — —	$ — — —
Charles Dargan (4) Former Interim Chief Financial Officer	2004 2003 2002	$ 75,000(8) 7,500(8) —	$ — — —	$ — — —	$ — — —	— — —	$ — — —	$ — — —

(1)

Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

(2)

Mr. Fink served as our Chief Executive Officer from October 12, 2002 to March 22, 2005, and as our President from October 12, 2002 to March 28, 2005.

(3)

Dr. Drakulic has served as our Vice President and Chief Technology Officer since October 15, 2002.

(4)

Mr. Dargan served as our interim Chief Financial Officer from December 18, 2003 through January 12, 2005 on a leased basis through CFO 911, an agency that specializes in providing financial management personnel to businesses on a temporary basis.

(5)

Recom has recorded a non-cash accounting expense in the amount of $80,000 to reflect the value of Mr. Fink’s services.

(6)

These amounts were paid in consulting payments to B Technologies in connection with its provision of Dr. Drakulic’s services.  Payment of a portion of these services in fiscal 2003 and 2004 were satisfied with common shares issued directly to Dr. Drakulic at the direction of B Technologies pursuant to the requirements of a registration statement on form S-8.

(7)

Includes the grant of 39,087 registered common shares with a value of $164,389.

(8)

Amounts paid to CFO 911.

(9)

Includes $14,400 in automobile allowance payments and $7,176 in premiums payable on health insurance.

(10)

Includes $14,400 in automobile allowance payments and $5,598 in premiums payable on health insurance.

(11)

Reflects the value of an award to Mr. Fink of 2,100,000 restricted common shares (700,000 shares pre-split) in conjunction with the execution of his employment agreement dated October 12, 2002.  The value cited is based upon the closing price for on common shares as of the date of the employment agreement.  As of December 31, 2004, all 2,100,000 restricted common shares remained outstanding.  The value of those shares as of that date was $10,605,000 based upon the $5.05 closing price for our common shares as quoted on the Over-The-Countre Bulletin Board or “OTCBB” for December 31, 2004.

(12)

Reflects the value of an award to B. World Technologies of 600,000 restricted common shares (200,000 shares pre-split) in conjunction with the execution of a loan-out agreement dated October 12, 2002 by which it provided the services of Dr. Drakulic to Recom.  The value cited is based upon the closing price for on common shares as of the date of the loan-out agreement.  As of December 31, 2004, all 600,000 restricted common shares remained outstanding.  The value of those shares as of that date was $3,030,000 based upon the $5.05 closing price for our common shares as quoted on the OTCBB for December 31, 2004.

Stock Options And Stock Appreciation Rights Grant Table

The following table provides certain information with respect to individual grants during the 2004 fiscal year to each of our named executive officers of common share purchase options or stock appreciation rights relating to our common shares:

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Name	Common Shares Underlying Grant Of Options Or SARs	As Percentage Of Grants To All Employees(1)	Exercise Or Base Price	FMV At Grant Date	Expiration Date
Marvin H. Fink	2,000	1.8%	$6.00	$6.00	March 31, 2009
Marvin H. Fink	28,000	25.5%	$02.29	$02.29	October 11, 2009
Dr. Budimir S. Drakulic	—	—	—	—	—
Charles Dargan	—	—	—	—	—

(1)

The numerator in calculating this percentage includes common share purchase options granted to each named executive officer in fiscal 2004 in his capacity as an officer or employee and, if applicable, as a director.  The denominator in calculating this percentage is 110,000, which represents options granted to all Recom employees during fiscal 2004, including those to the named executive officers.

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

The following table provides certain information with respect to each of our named executive officers concerning any common share purchase options or stock appreciation rights they may have exercised in fiscal 2004, and the number and value of any unexercised common share purchase options or stock appreciation rights they may hold as of December 31, 2004:

Unexercised In-The-Money Options and SARs at December 31, 2004
Named Executive Officer	Shares Acquired On Exercise	Value Realized (1)	Number (Exercisable/ Unexercisable)	Value (2) (Exercisable/ Unexercisable)
Marvin H. Fink	—	—	178,000 / 28,000	$742,260 / $116,760
Dr. Budimir S. Drakulic	—	—	328,125 / 421,875	$1,355,156 / $1,742,344
Charles Dargan	—	—	— / —	— / —

(2)

The dollar amount shown represents the difference between the fair market value of our common stock underlying the options as of the date of exercise and the option exercise price.

(2)

The dollar value provided represents the cumulative difference in the fair market value of our common stock underlying all in-the-money options as of December 31, 2004 and the exercise prices for those options.  Options are considered “in-the-money” if the fair market value of the underlying common shares as of the last trading day in fiscal 2004 exceeds the exercise price of those options.  The fair market value of Recom common shares for purposes of this calculation is $5.05, based upon the closing price for our common shares as quoted on the OTCBB on December 31, 2004.

Compliance With Section 16

None of our securities have been registered on a national securities exchange within the meaning of Section 12(b) of the Exchange Act, nor are they required to be registered under Section 12(g) of the Exchange Act. Accordingly, our executive officers, directors and affiliates are not presently subject to compliance with Section 16 of the Exchange Act.

Code of Ethics

Our Board of Directors adopted a code of ethics on January 20, 2004, which applies to all of our officers, directors and employees.  This code may be found in pdf format on our corporate website at www.recom-systems.com.

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PRINCIPAL SHAREHOLDERS

The following table sets forth selected information, computed as of June 13, 2005, about the amount of shares beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company or those of any of our subsidiaries); each of our directors (or those of our subsidiaries); each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which calculates ownership based solely upon sole or shared voting power or investment power, and the information is not necessarily indicative of beneficial ownership for any other purpose, including the determination of direct or indirect pecuniary ownership.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 4705 Laurel Canyon Boulevard, Suite 203, Studio City, California 91607.

	Class Of Stock(1)
	Common (Voting)		Series ‘A’ Preferred (2) (Voting)
Name	Amount	%	Amount	%
Pamela Bunes (3)	37,500(11)	0.2%	0	—
Dr. Lowell T. Harmison (3)(4)	318,293(12)	0.8%	0	—
Rodney Hildebrandt (3)(4)	50,000(13)	0.1%	0	—
Robert C. Scherne (4)	0	—	0	—
Dr. Budimir S. Drakulic (4)	1,021,875(14)	2.7%	0	—
Lucy Duncan-Scheman (3)	13,730(15)	*	0	—
Ellsworth Roston (3)	953,750(16)	2.5%	0	—
Jennifer Black (3)	67,000(17)	0.2%	0	—
Tracey Hampton / ARC Finance Group, LLC (5)(6)	22,950,000(18)	60.6%	0	—
Trellus Partners, LP (5)(7)	3,062,500(19)	7.8%	0	—
Lagunitas Partners LP / Gruber & McBaine International / J. Patterson McBaine / Jon D. and Linda W. Gruber Trust dated July 4, 2004 (5)(8)	6,608,000(20)	17.1%	0	—
Marvin H. Fink (5)(9)	2,263,000(21)	6.0%	0	—
Otape Investments LLC (5)(10)	0	—	83,335	57.7%
Charles Hadad (5)	0	—	18,328	12.7%
John Viney (5)	0	—	10,104	7.0%
Directors and executive officers, as a group	2,480,149(22)	6.3%	0	—

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*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of series ‘A’ preferred shares. The number of outstanding shares of our common and series ‘A’ preferred shares as of June 13, 2005 are 37,852,759 and 206,178 shares, respectively.

(2)

Each series ‘A’ preferred share is convertible into one common share.

(3)

Director.

(4)

Executive officer.

(5)

5% shareholder.

(6)

The address of Ms. Hampton and ARC Finance Group LLC is 23679 Calabasas Road, Suite 754, Calabasas, CA 91302.

(7)

The address of Trellus Partners LP is 350 Madison Avenue 9th Floor, New York, New York 10017.

(8)

The address of Gruber McBaine Capital Management, LLC, J. Patterson McBaine and the Jon D. and Linda W. Gruber Trust dated July 4, 2004 is 50 Osgood Place, San Francisco, CA 94133.

(9)

The address of Mr. Fink is 11500 West Olympic Boulevard, Los Angeles, CA 90064.

(10)

The address of Otape Investments LLC is 1 Manhattan Road, Purchase, NY 10577.

(11)

Includes 37,500 common shares issuable upon exercise of vested warrants granted to Ms. Bunes in her capacity as Chief Executive Officer.

(12)

Includes 216,000 common shares issuable upon exercise of vested warrants granted to Dr. Harmison in his capacity as a consultant, and 78,000 common shares issuable upon exercise of vested options granted to Dr. Harmison in his capacity as a director.

(13)

Includes 50,000 common shares issuable upon exercise of vested warrants granted to Mr. Hildebrandt in his capacity as Chief Operating Officer.

(14)

Includes 600,000 common shares held by B World Technologies, Inc., and 421,875 common shares issuable upon exercise of vested options granted to B World Technologies in connection with services performed by Dr. Drakulic.  B World Technologies is owned and controlled by Dr. Drakulic.

(15)

Includes 12,500 common shares issuable upon exercise of vested warrants granted to Ms. Duncan-Scheman in her capacity as a director.

(16)

Includes 296,250 common shares held by Roston Enterprises, 450,000 common shares issuable upon exercise of vested warrants granted to Mr. Roston in his capacity as a consultant, and 207,500 common shares issuable upon exercise of vested options granted to Mr. Roston in his capacity as a director.

(17)

Includes 67,000 common shares issuable upon exercise of vested options granted to Ms. Black in her capacity as a director.

(18)

Includes 22,950,000 common shares directly held by ARC Finance Group, Inc.  ARC Finance Group is owned and controlled by Ms. Hampton.

(19)

Includes 1,500,000 common shares issuable upon exercise of vested warrants.

(20)

Includes:  (1) 1,840,150 common shares beneficially owned by Lagunitas Partners LP, including 630,000 shares issuable upon exercise of vested warrants; (2)  443,250 common shares beneficially owned by Gruber & McBaine International, including 150,000 shares issuable upon exercise of vested warrants (3) 2,178,350 common shares beneficially owned by J. Patterson McBaine, including 60,000 shares issuable upon exercise of vested warrants; and (4) 2,146,350 common shares beneficially owned by the Jon D. and Linda W. Gruber Trust dated July 4, 2004 , including 60,000 shares issuable upon exercise of vested warrants.  Voting and investment power over Lagunitas Partners LP is held by its general partner, Gruber & McBaine Capital Management, LLC.  Voting and investment power over shares beneficially owned by Gruber & McBaine International is held by its investment advisor, Gruber & McBaine Capital Management, LLC.  Gruber & McBaine Capital Management, LLC is controlled by its managers, Messrs. J. Patterson McBaine and Jon D. Gruber.  Voting and investment power over shares beneficially owned by the Jon D. and Linda W. Gruber Trust dated July 4, 2004 is held by its trustees, Jon D. Gruber and Linda W. Gruber.

(21)

Includes 2,100,000 common shares held by the Fink Family Trust, and 213,000 common shares issuable upon exercise of vested options granted to Mr. Fink in his capacity as a director.

(22)

Includes 1,540,375 common shares issuable upon exercise of vested common share purchase options and warrants.

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH
MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Transactions With Executive Officers, Directors And Shareholders

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Summarized below are certain transactions and business relationships between Recom and persons who are or were an executive officer, director or holder of more than five percent of any class of our securities since January 1, 2003:

•

On February 14, 2003, we entered into a three-year consulting agreement with Dr. Lowell T. Harmison, who later became one of our directors.  Under the terms of that agreement, we granted to Dr. Harmison, among other things, (1) fully vested options entitling him to purchase 108,000 common shares (36,000 shares pre-split) at $0.97 per share, and (2) options entitling him to purchase an additional 108,000 common shares (36,000 shares pre-split) at $0.97 per share subject to vesting over twelve quarters.  All of the aforesaid options are exercisable over five years after vesting.  For a description of the full terms of that agreement see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Management”.

•

On April 8, 2003, we sold to Mr. Mitchell Stein 112,812 common shares (37,604 shares pre-split) for $100,000 in cash and $150,000 in expenses and equipment.  Mr. Stein is the spouse of Ms. Tracey Hampton, who owns and controls ARC Finance Group, LLC, which owns 65.4% of our outstanding common shares.

•

On May 15, 2003, we sold to Mr. Mitchell Stein 16,000 units at $3 per unit for cash amounting to $48,000.  Each unit consisted of one common share and one warrant.  Each warrant is exercisable at $3 until May 14, 2004.  Upon exercise of the warrants, Mr. Stein will receive one common share and an additional warrant to purchase one common share $6 per share until November 15, 2004.  The sale of units to Mr. Stein was part of a larger private placement on the same terms and conditions with two other investors.  These warrants have since lapsed unexercised.

•

On July 24, 2003, we sold to Mr. Mitchell Stein 30,030 units at $3.33 per unit for cash amounting to $100,000.  Each unit consisted of one common share and one warrant. Each warrant is exercisable at $3.33 until July 14, 2004.  Upon exercise of the warrants, Mr. Stein will receive one common share and an additional warrant to purchase one common share at $6.66 per share until November 15, 2004. The sale of units to Mr. Stein was part of a larger private placement on the same terms and conditions with three other investors.  These warrants have since lapsed unexercised.

•

On January 21, 2005, we entered into a consulting agreement with one of our directors, Dr. Lowell T. Harmison, in connection with the provision of his services in evaluating the applicability of our technology to the EEG market.  Under this agreement, we acknowledged that Dr. Harmison had previously provided services for this project for which we compensated him with the sum of $70,000 in registered common shares, and that Dr. Harmison would provide an additional $84,000 in services, payable at the rate of $16,000 per month, to complete the project over a six month term.

•

One of our directors, Mr. Ellsworth Roston, is a patent attorney whose law firm, Fulwider Patton Lee & Utecht, LLP, also handles our patent work and which is compensated separately for the provision of Mr. Roston’s legal services.  During fiscal 2004, Fulwider Patton Lee & Utecht, LLP provided services to Recom in the amount of $173,731.

Parent Corporation

ARC Finance Group, LLC, owns 65.4% of our outstanding common shares.  ARC Finance Group is principally owned and controlled by Ms. Tracey Hampton.  As a consequence, Ms. Hampton has the ability, through ARC Finance Group, to elect a majority of our board of directors, and thereby control our management.  Ms. Hampton also has the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital consists of (1) 100,000,000 shares of common stock, par value $.001 per share (these shares are referred to in this prospectus as “common shares”), and (2) 10,000,000 shares of “blank check” preferred stock, par value $.001 per share (these shares are referred to in this prospectus as “preferred shares”), having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board.  On September 25, 2003, our board of directors designated 1,818,710 of the preferred shares as series ‘A’ convertible preferred stock (these shares are referred to in this prospectus as “series ‘A’ preferred shares”), with the rights, preferences, privileges and restrictions described below.  On April 26, 2004, we increased the number of shares designated as series ‘A’ preferred shares to 3,000,000.  As of June 13, 2005, there were issued and outstanding 37,852,759 common shares and 206,178 series ‘A’ preferred shares.

Common Shares

Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders, and are also entitled to cumulative voting for the election of directors.  Subject to the rights of our series ‘A’ preferred shares, our common shareholders are entitled to receive ratably dividends as they may be declared by our board of directors out of funds legally available for that purpose.  Subject to the rights of our series ‘A’ preferred shares, upon the liquidation, dissolution, or winding up of the company, our common shareholders will be entitled to share ratably in all of the assets which are legally available for distribution, after payment of all debts and other liabilities.  Our common shareholders have no preemptive, subscription, redemption or conversion rights.  All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

Preferred Shares

We may issue our preferred shares from time to time in one or more series as determined by our board of directors.  The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.

Series ‘A’ Preferred Shares

Our series ‘A’ preferred shares have the following rights, preferences, privileges and restrictions:

•

Rank—Our series ‘A’ preferred shares rank senior to our common shares, and any other securities we may issue;

•

Dividends—Our series ‘A’ preferred shareholders are entitled to receive an annual cumulative dividend on each share equal to $0.24 payable quarterly, on March 31, June 30, September 30 and December 31 of each year, either in cash from funds legally available for that purpose, or in kind, in the form of additional series ‘A’ preferred shares, at our discretion.  Dividends for the period between the October 2, 2003 sale of the shares and December 31, 2003 are pro rated based upon the actual number of days elapsed, assuming a 360- day year.  If the dividend is paid in the form of series ‘A’ preferred shares, each share which is paid will be valued at $3 per share.

•

Conversion—Each series ‘A’ preferred share, together with any accrued dividends payable in series ‘A’ preferred shares, is convertible at the option of the holder at any time into common shares on a one-for-one basis. The conversion price for the series ‘A’ preferred shares is subject to certain weighted average anti-dilution adjustments.

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•

Forced Conversion—We can force conversion of the series ‘A’ preferred shares into common shares upon 45 days written notice to the holders of the shares in the event that:

o

our common shares are listed on a qualified national exchange (Nasdaq, AMEX or NYSE);

o

the closing bid price for our common shares as reported by the Nasdaq, AMEX or NYSE is at least $7.50 for 30 consecutive trading days ending within three trading days prior to the date of the written notice of conversion;

o

the average trading volume during any such 30 consecutive trading day period equals or exceeds 30,000 shares per day; and

o

the common shares underlying the series ‘A’ preferred shares are covered by an effective registration statement filed with the SEC.

•

Liquidation Rights—In the event of any liquidation, dissolution or winding up of Recom, either voluntary or involuntary, our series ‘A’ preferred shareholders are entitled to receive an amount per share equal to the greater of $3 for each outstanding share plus accrued and unpaid dividends, as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations, or the amount such shareholders would be entitled to receive had they converted their series ‘A’ preferred shares into common shares.  These rights are prior and in preference to any distribution of any of our assets to our common shareholders or holders of any other series or class of preferred shares.

•

Voting Rights—Our series ‘A’ preferred shareholders have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders.  In addition, we cannot, without the prior approval of the holders of at least a majority of our then issued and series ‘A’ preferred shares voting as a separate class:

o

issue or create any series or class of equity securities with rights superior to or on a parity with our series ‘A’ preferred shares or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to our series ‘A’ preferred shares so as to make the rights or preferences of such series or class equal or senior to our series ‘A’ preferred shares;

o

pay any cash dividends on shares of our capital stock; or

o

effect any exchange or reclassification of any stock affecting our series ‘A’ preferred shares or a recapitalization involving Recom and our subsidiaries, if any, taken as a whole;

Further, we cannot, without the approval of each series ‘A’ preferred shareholder:

o

effect any amendment of our Certificate of Incorporation or Bylaws which would materially and adversely affect his or her rights as a shareholder; or

o

amend, alter, or repeal the preferences, special rights, or other powers of the series ‘A’ preferred shares so as to adversely effect the shareholder.

Options And Warrants Convertible into Common Shares

As of June 13, 2005, there were outstanding common share purchase options or warrants entitling the holders to purchase up to 9,276,603 common shares at an average weighted exercise price of $2.36 per share.

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EQUITY COMPENSATION PLANS

Summary Equity Compensation Plan Data

The following table sets forth information compiled on an aggregate basis as of December 31, 2004 with respect to the various equity compensation plans, including stand-alone compensation arrangements, under which we have granted or are authorized to issue equity securities to employees or non-employees in exchange for consideration in the form of goods or services:

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants Or Rights	Weighted- Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights)
Equity compensation plans approved by shareholders: Recom Managed Systems, Inc. 2002 Stock Plan	2,100,000	$ 1.56	3,894,000
Equity compensation plans not approved by shareholders: Recom Managed Systems, Inc. 2003 Nonqualified Stock Option And Stock Plan Stand-alone grants	— 437,000	$ — $ 2.50	707,843 —
Total	2,537,000	$ 1.72	4,601,843

Description of Equity Compensation Plans Approved By Shareholders

Recom has one equity compensation plan or arrangement that has been approved by our shareholders, the Recom Managed Systems, Inc. 2002 Stock Plan (the “2002 Stock Plan”).  Recom adopted the 2002 Stock Plan, pursuant to which 6,000,000 common shares (2,000,000 shares pre-split) were originally reserved for issuance, on November 1, 2002.  Shareholder approval was received on June 5, 2003.

The 2002 Stock Plan was adopted by our board of directors as a vehicle to encourage and provide for the acquisition of an equity interest in Recom by our employees, officers, directors and consultants.  Our board believes the plan will enable us to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent, and to motivate those individuals by providing additional incentives and motivation toward superior performance.

The 2002 Stock Plan allows our board of directors, or a committee established by our board, to award restricted stock and stock options from time to time to our employees, officers, directors and consultants.  The board has the power to determine at the time an option is granted whether the option will be an incentive stock option, which is an option which qualifies under Section 422 of the Internal Revenue Code of 1986, or an option which is not an incentive stock option.  Incentive stock options may only be granted to persons who are our employees.  Vesting provisions are determined by our board at the time options are granted.  Options may be exercisable by the payment of cash or by other means as authorized by the committee or our board of directors.

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The 2003 Stock Plan also provides that our board of directors, or a committee established by our board, may issue restricted stock pursuant to restricted stock right agreements which will contain such terms and conditions as our board or committee determines.

As of June 13, 2005, there were 2,086,000 common shares issued or reserved for issuance under the 2002 Stock Plan, and 3,914,000 common shares available for issuance.

Description of Equity Compensation Plans Not Approved By Shareholders

2003 Stock Plan

Recom has one formal stock plan considered to be an equity compensation plan or arrangement that has not been approved to date by our shareholders, the Recom Managed Systems, Inc. 2003 Nonqualified Stock Option And Stock Plan (the “2003 Stock Plan”).  Recom adopted the 2003 Stock Plan, pursuant to which 1,500,000 common shares (500,000 shares pre-split) were originally reserved for issuance, on March 31, 2003.  The 2003 Stock Plan was adopted by our board of directors as a vehicle to encourage and provide for the acquisition of an equity interest in Recom by our employees, officers, directors and consultants.  Our board believes the plan will enable us to attract and retain the services of key employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent, and to motivate those individuals by providing additional incentives and motivation toward superior performance.

The 2003 Stock Plan allows our board of directors to grant stock options or issue stock from time to time to our employees, officers, directors and consultants.  Options granted under the 2003 Plan do not qualify under Section 422 of the Internal Revenue Code as incentive stock options.

The 2003 Plan also provides that our board of directors, or a committee, may issue free-trading or restricted stock pursuant to stock right agreements containing such terms and conditions as our board of directors deems appropriate.

As of June 13, 2005, there were 918,259 common shares issued or reserved for issuance under the 2003 Stock Plan, and 581,741 common shares available for issuance.

On March 26, 2003, we filed with the SEC a registration statement on form S-8 for the purpose of registering the common shares issuable under our 2003 Stock Plan under the Securities Act.  We have, to date, principally used the 2003 Stock Plan to grant registered common shares to selected consultants as compensation for services, while utilizing the 2002 Stock Plan for unregistered grants of stock and options to directors, officers, employees and other consultants.

Stand-Alone Grants

The stand-alone grant to Mr. Marvin Fink of 2,100,000 “restricted” shares under his employment agreement pursuant to which he agreed to become our Chief Executive Officer, President and Chairman of the Board; the stand-alone grant to B Technologies of 600,000 “restricted” common shares under the terms of the loan-out agreement by which we procured the services of Mr. Budimir S. Drakulic as our Vice President and Chief Technology Officer, and the stand-alone grant to Mr. Ellsworth Roston of 225,000 “restricted” common shares and warrants entitling him to purchase an additional 450,000 common shares under the terms of his consulting agreement with our company, each constitute an equity compensation plan or arrangement that has not been approved to date by our shareholders.  For further information relating to these transactions, see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Management”.

From time to time our board of directors grants common share purchase options or warrants to selected directors, officers, employees, consultants, advisors or vendors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans.  The terms of these grants are individually negotiated.

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MARKET FOR EQUITY SECURITIES

Description Of Market

Our common shares are currently quoted on the American Stock Exchange or AMEX under the symbol “RSY.”  Prior to the commencement of trading on AMEX on June 8, 2005, our common shares were quoted on the OTCBB under the symbol “RECM.”  The following table sets forth the quarterly high and low bid prices for our common shares for the periods indicated.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.  The prices have been adjusted to reflect a 3 for 1 stock split that was effective on April 11, 2003.

		Bid Price
Period	Volume	High	Low

2005:
First Quarter	5,761,852	$ 5.05	$ 2.72
2004:
Fourth Quarter	8,279,376	$ 5.25	$ 1.80
Third Quarter	6,462,439	4.90	1.93
Second Quarter	6,265,699	8.90	4.07
First Quarter	5,541,962	6.15	3.05
2003:
Fourth Quarter	3,808,295	$ 5.15	$ 2.70
Third Quarter	3,683,800	5.55	3.24
Second Quarter	2,494,700	4.20	1.98

The closing price for our common shares on June 13, 2005 as reported by AMEX was $4.05 per share. There were 395 registered holders or persons otherwise entitled to hold our common shares as of that date pursuant to a shareholders’ list provided by our transfer agent as of that date and our records relating to issuable shares.  The number of registered shareholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.

Dividend Policy And Restrictions On Payment Of Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion development of our business.  Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

We are prohibited from declaring any cash dividends with respect to our common shares or any other securities other than our series ‘A’ preferred shares without the consent of a majority of the outstanding series ‘A’ preferred shares.

SELLING SHAREHOLDERS

The following table sets forth the total number of common shares beneficially owned or acquirable by each of the selling shareholders as of June 13, 2005, the total number of common shares they may sell under this prospectus, and the number of common shares they will own thereafter assuming the sale of all shares offered under this prospectus

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and further assuming no other acquisitions or dispositions of common shares.  The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, which calculates ownership based solely upon sole or shared voting power or investment power, and the information is not necessarily indicative of beneficial ownership for any other purpose, including the determination of direct or indirect pecuniary ownership.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The selling shareholders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus.

The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations, recapitalizations or the triggering of standard weighted-average and other anti-dilution protective provisions.

Unless otherwise stated below, to our knowledge no selling shareholder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  To our knowledge, none of the selling shareholders are a broker-dealer or an affiliate of a broker-dealer within the meaning of SEC Rule 405.

	Common Shares Owned or Acquirable Before Sales (1)					Common Shares Owned or Acquirable After Sales (2)
Selling Shareholder	Held Outright	Underlying Warrants	Total	%	Common Shares Offered For Sale	Number	%
ARC Finance Group, LLC (3)	22,950,000	—	22,950,000	60.6%	3,500,000	19,450,000	51.4%
Trellus Partners, LP (4)	1,562,500	1,500,000	3,062,500	7.8%	3,062,500	—	—
Lagunitas Partners LP (5)	1,210,150	630,000	1,840,150	4.8%	1,286,250	553,900	1.4%
Gruber & McBaine International (6)	293,250	150,000	443,250	1.2%	306,250	137,000	0.4%
J. Patterson McBaine	2,118,250	60,000	2,178,350	5.8%	122,500	2,055,850	5.4%
Jon D. Gruber and Linda W. Gruber Trust dated July 4, 2004 (7)	2,086,350	60,000	2,146,350	5.7%	122,500	2,023,850	5.3%
Total	30,220,500	2,400,000	32,650,500	81.0%	8,400,000	24,220,500	60.1%

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*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of series ‘A’ preferred shares. There were 37,852,759 common shares outstanding as of June 13, 2005.

(2)

Assumes the sale of all common shares offered under this prospectus.

(3)

Ms. Tracey Hampton-Stein is the controlling person of ARC Finance Group, LLC.

(4)

Mr. Adam Usdan is the controlling person of Trellus Partners, LP.

(5)

Voting and investment power over shares beneficially owned by Lagunitas Partners LP is held by its general partner, Gruber & McBaine Capital Management, LLC.  Gruber & McBaine Capital Management, LLC is controlled by its managers, Messrs. J. Patterson McBaine and Jon D. Gruber.

(6)

Voting and investment power over shares beneficially owned by Gruber & McBaine International is held by its investment advisor, Gruber & McBaine Capital Management, LLC.  Gruber & McBaine Capital Management, LLC is controlled by its managers, Messrs. J. Patterson McBaine, Jon D. Gruber and Eric Swergold.

(7)

Voting and investment power over shares beneficially owned by Jon D. Gruber and Linda W. Gruber
Trust dated July 4, 2004 is held by its trustees and controlling persons, Jon D. Gruber and Linda W. Gruber.

REGISTRATION RIGHTS

Included in this prospectus are 1,562,500 previously-unregistered common shares and 1,500,000 common shares underlying share purchase warrants which we sold on March 31, 2005 to Trellus Partners, LP.  As part of the transaction, we agreed to file the registration statement, of which this prospectus is a part, with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  This date has since been extended until June 30, 2005.  We further agreed to reduce the exercise price of the warrants from $1.60 to $1.20 per share should we fail to file the registration statement on a timely basis.  We further agreed to keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that the shares covered by this prospectus may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations and the date that all of the shares registered for sale under this prospectus have been sold.

Included in this prospectus are 937,500 previously-unregistered common shares and 900,000 common shares underlying share purchase warrants which we sold on April 8, 2005 to Lagunitas Partners LP, Gruber & McBaine International, J. Patterson McBaine and Jon D. and Linda W. Gruber (now held in the Jon D. and Linda W. Gruber Trust dated July 4, 2004).  As part of the transaction, we agreed to file the registration statement, of which this prospectus is a part, with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants from $1.60 to $1.20 per share should we fail to file the registration statement on a timely basis.  This date has since been extended until June 30, 2005.  We further agreed to keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that the shares covered by this prospectus may be sold

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pursuant to Rule 144(k) of the Securities Act without volume limitations and the date that all of the shares registered for sale under this prospectus have been sold.

The other common shares registered for sale under this prospectus have been registered by the company voluntarily.

PLAN OF DISTRIBUTION

Method of Sales Under This Prospectus

Each selling shareholder, and each of their respective donees, transferees, pledgees or other successor-in-interest (to the extent permitted under this plan of distribution as described below), may from time to time sell any or all of their common shares offered for sale under this prospectus on AMEX or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

one or more block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

•

in privately-negotiated transactions;

•

an exchange distribution in accordance with the rules of an exchange;

•

through the writing of options on the shares;

•

through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•

through agents; or

•

in any combination of these methods.

In addition to the foregoing methods, the selling shareholders may offer their share from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Each selling shareholder has represented to us that it does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.  Each of the selling shareholders has also represented to us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the selling shareholders will attempt

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to sell common shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with those sales.  In such an event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the securities will be paid by the selling shareholders and/or the purchasers. Each selling shareholder has represented to us that it acquired the common shares offered for sale under this prospectus in the ordinary course of such shareholder’s business and, at the time of its purchase of such securities such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.  We have advised each selling shareholder that it may not use shares registered under this registration statement to cover short sales of common shares made prior to the date on which this registration statement shall have been declared effective by the Commission.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale in accordance with the prospectus delivery requirements of that Act.

The selling shareholders may, in the alternative, sell all or any part of the shares offered by this prospectus through an underwriter.  Each selling shareholder has represented to us that he or she does not have any current agreement or understanding, directly or indirectly, with any person to distribute the common shares offered by this prospectus.  If any selling shareholder were to enter into any such agreement, the company will if required under an agreement with the selling shareholder, or may in the company’s sole discretion absent such an agreement, allow such underwriter to sell those shares under this prospectus, in which event we would be required to set forth, in a post-effective amendment to this prospectus or supplement pursuant to Rule 424(b) of the Securities Act, the following information:  (1) the number of shares being offered; (2) the terms of the offering, including the name of any selling shareholder, underwriter, broker, dealer or agent; (3) the purchase price paid by any underwriter; (4) any discount, commission and other underwriter compensation; (5) any discount, commission or concession allowed or reallowed or paid to any dealer; (6) the proposed selling price to the public; and (7) other facts material to the transaction.

Subject to any agreements with the company prohibiting any of the following actions and subject to restrictions on successors-in-interest described below, the selling shareholders may also (1) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume, (2) sell the shares short and deliver these securities to close out their short positions, (3) loan or pledge the shares to broker-dealers that in turn may sell these securities, or (4) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M of the Exchange Act.  Regulation M may limit the timing of purchases and sales of any of the common shares offered under this prospectus by the selling shareholders and any other person distributing our common shares.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of common shares to engage in market-making or market stabilization activities.  Specifically, Regulation M prohibits an issuer, its shareholders or an affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period.  The restrictive period for our common shares offered under this prospectus begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  The restrictive period will begin on the effective date of this offering.  Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to

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registration under the Securities Act that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.  All of the foregoing may affect the marketability of the common shares offered for sale under this prospectus.  To the extent required by law, we may require the selling shareholders and their brokers, if applicable, to provide a letter that acknowledges compliance with Regulation M before authorizing the transfer of the shares under this prospectus.

No persons associated with us or the selling shareholders who is not a registered broker/dealer may participate in the distribution of the shares to be offered by the selling shareholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Exchange Act with respect to exemption from registration as a broker/dealer.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at any particular time.

We have further promised to certain of the selling shareholders that we would keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that the shares covered by this prospectus may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations and the date that all of the shares registered for sale under this prospectus have been sold.  See “Registration Rights” above.

Sales Outside Of This Prospectus; Sales Under This Prospectus By Successors-In-Interest

The selling shareholders reserve the right, in lieu of or in addition to selling their shares under this prospectus, to sell their common shares in a broker’s transaction on the public markets pursuant to Rule 144 under the Securities Act, or to otherwise sell or transfer their shares in any other manner permitted under the federal securities laws.  Rule 144 is a safe harbor which permits the limited resale on the public markets of shares originally acquired in a private placement so long as the transaction is facilitated through a broker and satisfies various other conditions, including the availability of certain current public information concerning the issuer, the resale occurring following the lapse of required holding periods under 144, and the number of shares be sold during any three-month period not exceeding certain limitations.

The following “non-sale” transactions or any combination thereof may not be facilitated under this prospectus (without otherwise limiting the ability of the selling shareholder to otherwise facilitate the transaction under the federal securities laws) unless we receive from the selling shareholder, at his or her expense, a legal opinion acceptable to the company or our legal counsel in our sole discretion or, in the alternative, a no-action letter from the SEC, to the effect that such transaction is allowable under this prospectus pursuant to the rules governing permitted transactions under registration statements on form SB-2:

•

any transfer of the shares for less than fair market value, including both complete and partial gifts and also including distributions or transfers from trusts, corporations, limited liability companies, partnerships or other entities or relationships;

•

any transfer by a selling shareholder to any entity or pursuant to any arrangement in which the selling shareholder or any affiliate of the selling shareholder retains a beneficial interest;

•

any pledge of or grant of security interest in the shares by the selling shareholder as collateral for margin accounts or in loan transactions; or

•

in the event the selling shareholder is an affiliate or underwriter, any transfer of the shares for any consideration other than cash.

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In the event of any of the foregoing “non-sale” transactions, the company will (if required under an agreement with the selling shareholder), or may in its sole discretion (absent such an agreement), add the donee, transferee, pledgee, secured party or other successor-in-interest as a selling shareholder under this prospectus through the filing under Rule 424(b)(3) or other applicable provision of the Securities Act of an amended prospectus or a prospectus supplement after our notification of such transaction, thereby allowing the aforesaid successor-in-interest to thereafter sell the shares under this prospectus, subject to the foregoing restrictions.  In such an event, the aforesaid successor-in-interest shall be deemed a “selling shareholder” for purposes of this prospectus.  With the exception of changing the names of the selling shareholders to reflect such change in ownership, this plan of distribution shall remain unchanged.  To the extent required, we may amend and/or supplement this prospectus from time to time to describe a specific plan of distribution.  Unless and until the aforesaid successor-in-interest is named as a selling shareholder through the filing of an amended prospectus or supplement as described above, he or she will not have the right to sell under this prospectus.

Compliance With State Securities Laws

In certain states the common shares offered by this prospectus may only be sold through registered or licensed brokers or dealers.  We have advised the selling shareholders to ensure that any underwriters, brokers, dealers or agents effecting transactions on their behalf are registered to sell securities in all fifty states.  In addition, in certain states the common shares offered by this prospectus may not be sold unless they are first registered or qualified for sale in that state or an exemption from the registration or qualification requirement is available and is complied with by the selling shareholder.  We do not presently intend to obtain qualification of the sales in any state in reliance upon exemptions from state securities registrations requirements insofar as is practicable, and make no representations or undertakings to effect “blue sky” clearance for any particular state.  Selling shareholders must contact the company or their own counsel to determine if sales are permitted in any given jurisdiction.

Distribution Expenses And Proceeds of Sale

We have agreed to pay all costs and expenses incurred in connection with the registration of the shares offered by this  prospectus including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholders and/or the purchasers participating in any sale under this prospectus will be responsible for any applicable underwriting commissions and expenses, brokerage fees and stock transfer taxes, as well as the fees and disbursements of their legal counsel and experts.  We will receive no proceeds from any resales of the shares offered under this prospectus.

Indemnification

We have entered into registration rights agreements with certain of the selling shareholders.  These registration rights agreements generally provide for cross-indemnification of the company and the selling shareholders who are a party to such agreements or their respective successors-in-interest and each party’s respective directors, officers and controlling persons against liability in connection with the offer and sale of our common shares, including liabilities under the Securities Act, and to contribute to payments the parties may be required to make in respect thereof.  We have agreed to indemnify the selling shareholders who are a party to such agreements and their respective successors-in-interest to hold them harmless from certain liabilities under the Securities Act.

Other Matters

In the event that a selling shareholder is subject to the provisions of Section 16 of the Exchange Act, he or she will remain subject to such provisions, including filing and short-swing profit disgorgement obligations, notwithstanding his or her ability to sell shares under this prospectus.  It shall be solely up to the selling shareholder to ascertain his or her obligations under Section 16, if any.

Any NASD member participating in the distribution of the shares offered under this prospectus will be subject to compliance with NASD rules and regulations, including rules governing the timely filing of documents and

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disclosures with the Corporate Finance Department of the NASD prior to any sales pursuant to NASD Rule 2710(b), limitations on the payment of underwriting compensation under NASD Rules 2710(c) and 2710(i), and restrictions on the sale, transfer, assignment or hypothecation of unregistered shares acquired by the member for a period of six months from the effective date of the registration statement of which this prospectus is a part pursuant to NASD Rule 2710(g).

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 1, 2003, we dismissed our independent auditor, Burnett + Company, LLC, and on December 2, 2003, we engaged Stonefield Josephson, Inc. as our independent auditor for the fiscal year ending December 31, 2003.  The decision to dismiss Burnett + Company was approved by our board of directors.

Burnett + Company’s reports on our financial statements as of and for the years ended December 31, 2002 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.  During the periods ended December 31, 2001 and December 31, 2002, and the interim period from January 1, 2003 through the date of Burnett + Company’s dismissal, we did not have any disagreements with Burnett + Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Burnett + Company’s satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

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Prior to engaging Stonefield Josephson, we did not consult with Stonefield Josephson regarding the application of accounting principles to a specified completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements.

TRANSFER AGENT

The transfer agent for our common shares and our series ‘A’ preferred shares is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.  We act as our own transfer agent with regard to our outstanding common share purchase options and warrants.

LEGAL MATTERS

The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus was passed upon for our company by John M. Woodbury, Jr., Esq.

EXPERTS

The financial statements included in this prospectus have been audited by Stonefield Josephson, Inc., independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended, provide shall that we shall, to the maximum extent and in the manner under Delaware corporate law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  We may also have contractual indemnification obligations under our individual agreements with our directors, officers and employees, including indemnification agreements we have entered into with Ms. Pamela Bunes, our Chief Executive Officer, and Mr. Rodney Hildebrandt, our Chief Operating Officer.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and shareholders.  We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on form SB-2 we have filed with the SEC.  This prospectus does not contain all of the information set forth in that registration statement and the exhibits and schedules filed therewith because that information has been omitted from this prospectus in accordance with the SEC’s rules and regulations. You should refer to that registration statement and those exhibits and schedules for further information regarding our company and the common shares to be offered and sold under this prospectus.  Please also note that any statements or descriptions contained in this prospectus relating to the contents of any contract or other document are not necessarily complete, and those statements or descriptions are qualified in all respects to the underlying contract or document in each instance where it is filed as an exhibit to the registration statement.

You should rely only on the information or representations provided in this prospectus.  We have authorized no one to provide you with different information.  Neither the delivery of this prospectus nor any sale or distribution made under this prospectus shall, under any circumstances, create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

We file annual reports on form 10-KSB, quarterly reports on form 10-QSB, proxy statements and other reports, statements and information with the SEC prepared in accordance with the requirements of the Exchange Act.  While we mail our annual proxy materials and annual reports on form 10-KSB to our shareholders prior to our annual meeting of shareholders, we do not mail any other periodic reports and other information to our shareholders other than in response to specific requests for these materials.  Our executive officers, directors and beneficial owners of 10% or more of our common shares also file reports relative to the acquisition or disposition of our common shares or acquisition, disposition or exercise of our common shares purchase options or warrants.

You may review and print-out the registration statement containing this prospectus as well as any other reports and statements we or our shareholders may file with the SEC through its website at http://www.sec.gov.  You may also inspect and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  For obtain information about these references rooms you should call the SEC at 1-800-SEC-0330.

You may also request a copy of any document we file with the SEC, at no cost, by either writing us at our principal executive offices located at 4705 Laurel Canyon Boulevard, Suite 203, Studio City, California 91607; telephoning us at (818) 432-4560; or e-mailing your request to info@recom-systems.com.  Selected documents we file with the SEC are also available for print-out in pdf format on our corporate website at www.recom-systems.com.

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RECOM MANAGED SYSTEMS, INC.

ANNUAL FINANCIAL STATEMENTS
DECEMBER 31, 2004
(AUDITED)

Contents

 -

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STONEFIELD
JOSEPHSON, Inc.

Certified Public Accountants
Business Advisors

Report Of Independent Registered Public Accounting Firm

To The Board Of Directors And Stockholders Of Recom Managed Systems, Inc.
Studio City, California

We have audited the accompanying balance sheet of Recom Managed Systems, Inc. as of December 31, 2004 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2004 and from inception of development stage (November 7, 2000) to December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Recom Managed Systems, Inc. as of December 31, 2004 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004 and from inception of development stage (November 7, 2000) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.
Certified Public Accountants
March 18, 2005, except for Notes 13 as to which

the date is May 13, 2005

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RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Balance Sheet

December 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$ 2,340,806
Prepaid expenses	236,906
Total current assets	2,577,712
Property and equipment, net of accumulated depreciation of $98,588.	143,606
Intangible – patents, including related party amounts, net of accumulated amortization of $22,292	330,682
TOTAL ASSETS	$ 3,052,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 392,120
Convertible debenture payable, net of unamortized debt discount of $873,721	1,126,279
Warrants issued with registration rights	578,000
Total current liabilities	2,096,399
Commitments and contingencies
Stockholders’ equity:
Series ‘A’ convertible preferred stock, $.001 par value; 10,000,000 shares authorized; 246,342 shares issued and outstanding	246
Series ‘A’ convertible preferred stock to be issued for accrued dividends, 131,377 shares	131
Common stock, $.001 par value; 100,000,000 shares authorized; 34,826,655 shares issued and outstanding	34,827
Additional paid-in capital	15,348,728
Deferred equity-based expense	(6,489)
Deficit accumulated during development stage	(14,421,842)
Total stockholders’ equity	955,601
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 3,052,000

The accompanying notes are an integral part of these financial statements.

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RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Operations

For The Years Ended December 31, 2004 And 2003 And From Inception

Of Development Stage (November 7, 2000) To December 31, 2004

	For the Years Ended December 31,		From Inception of Development Stage (Nov. 7, 2000) to Dec. 31, 2004
	2004	2003
Revenue	$ —	$ —	$ —
Research and development	1,663,362	497,631	2,228,493
General and administrative expenses	5,052,580	4,818,443	10,102,150
Loss before other income (expense)	(6,715,942)	(5,316,074)	(12,330,643)
Interest income	53,820	4,697	58,517
Interest expense	(15,175)	—	(15,175)
Warrant repricing and other	(288,946)	—	(288,946)
Loss before provision for income taxes	(6,966,243)	(5,311,377)	(12,576,247)
Provision for income taxes	—	—	—
Net loss	(6,966,243)	(5,311,377)	(12,576,247)
Preferred dividend	295,452	1,953,170	2,248,622
Net loss attributable to common stockholders	$ (7,261,695)	$ (7,264,547)	$ (14,824,869)
Basic and diluted loss per share	$ (0.21)	$ (0.17)	$ (0.64)
Basic and diluted loss per share attributable to common stockholders	$ (0.22)	$ (0.23)	$ (0.75)
Weighted average shares outstanding— basic and diluted	33,632,117	31,765,404	19,736,701

The accompanying notes are an integral part of these financial statements.

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RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

	Common Stock		Series ‘A’ Convertible Preferred Stock			Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Deficit Accumu- lated During Develop- ment Stage	From Inception (Nov. 7, 2000) To Dec. 31, 2004
	Shares	Amount	Shares		Amount	Shares	Amount
2000:
Balance November 7, 2000 (as restated for 3:1 stock split)	4,139,784	$ 4,139	—		$ —	—	$ —	$ (4,139)	$ —	$ —	$ —
Contributed capital	—	—	—		—	—	—	35,000	—	—	35,000
Net loss	—	—	—		—	—	—	—	—	(36,673)	(36,673)
Balance December 31, 2000	4,139,784	4,139	—		—	—	—	30,861	—	(36,673)	(1,673)
2001:
Capital contributed	—	—	—		—	—	—	45,000	—	—	45,000
Shares issued for services July 2001–$0.033	150,000	150	—		—	—	—	4,850	—	—	5,000
Net loss	—	—	—		—	—	—	—	—	(50,000)	(50,000)
Balance December 31, 2001	4,289,784	4,289	—		—	—	—	80,711	—	(86,673)	(1,673)
2002:
Capital contributed	—	—	—		—	—	—	56,400	—	—	56,400
Warrants issued for cash	—	—	—	305	—	—	—	125,000	—	—	125,000
Issuance of common stock for:			—		—	—	—
Technology—Sept. 2002 – $0.006	23,400,000	23,400	—		—	—	—	54,623	—	—	78,023
Services rendered – Oct. 2002 – $0.021	2,925,000	2,925	—		—	—	—	17,958	(19,678)	—	1,205
Cash—Oct 2002 – $0.03	564,810	565	—		—	—	—	17,221	—	—	17,786
Cash—Nov 2002 – $2.66	71,250	71	—		—	—	—	189,929	—	—	190,000
Contributed services – officer	—	—	—		—	—	—	20,000	—	—	20,000

The accompanying notes are an integral part of these financial statements.

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

Warrants issued for services	—		—	—		—	—	—	5,324	—	—	5,324
Net loss	—	-	—	—	-	—	—	—	—	—	(211,954)	(211,954)
Balance December 31, 2002	31,250,844		31,250	—		—	—	—	567,166	(19,678)	(298,627)	280,111
2003:
Issuance of common stock for cash and contributed property – April 2003 – $2.22	112,812		113	—		—	—	—	249,887	—	—	250,000
Issuance of common stock for cash:
May 2003—$3.00	82,667		83	—		—	—	—	247,917	—	—	248,000
May 2003—$3.33	75,075		75	—		—	—	—	249,925	—	—	250,000
Issuance of common stock for services:
April 2003—$2.80	147,192		147	—		—	—	—	411,654	—	—	411,801
April 2003—$3.15	11,045		11	—		—	—	—	34,780	—	—	34,791
July 2003—$3.67	111,625		112	—		—	—	—	410,192	—	—	410,304
August 2003—$3.68	33,188		33	—		—	—	—	121,103	—	—	121,136
September 2003—$3.77	24,292		24	—		—	—	—	91,673	—	—	91,697
October 2003—$4.78	15,385		15	—		—	—	—	73,525	—	—	73,540
November 2003—$3.65	18,834		19	—		—	—	—	68,783	—	—	68,802
December 2003—$3.60	5,953		6	—		—	—	—	21,425	—	—	21,431
Cashless exercise of warrants	1,105,000		1,105	—		—	—	—	(1,105)	—	—	—
Contributed services – officer	—		—	—		—	—	—	80,000	—	—	80,000
Employee stock options issued below market	—		—	—		—	—	—	38,400	—	—	38,400
Amortization of deferred compensation	—		—	—		—	—	—	—	6,668	—	6,668

The accompanying notes are an integral part of these financial statements.

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

Options and warrants issued for:
Services	—	—	—	—	—	—	2,196,068	(219,010)	—	1,977,058
Financing cost	—	—	—	—	—	—	74,088	—	—	74,088
Issuance of preferred stock for cash	—	—	1,792,975	1,793	—	—	5,376,857	—	—	5,378,650
Series ‘A’ preferred stock offering expenses	—	—	—	—	—	—	(572,785)	—	—	(572,785)
Preferred stock beneficial conversion feature	—	—	—	—	—	—	896,474	—	(896,474)	—
Allocation of fair value to warrants	—	—	—	—	—	—	949,121	—	(949,121)	—
Series ‘A’ Preferred stock accrued dividend	—	—	—	—	—	—	(107,575)	—	—	(107,575)
Net loss	—	—	—	—	—	—	—	—	(5,311,377)	(5,311,377)
Balance December 31, 2003	32,993,912	$ 32,993	1,792,975	$ 1,793	—	—	$ 11,477,573	$ (232,020)	$ (7,455,599)	$ 3,824,740
2004:
Issuance of common stock for services:
January 2004—$3.63	52,391	52	—	—	—	—	190,088	—	—	190,140
February 2004—$4.24	25,714	26	—	—	—	—	108,979	—	—	109,005
March 2004—$4.90	47,638	48	—	—	—	—	233,584	—	—	233,632
April 2004—$7.39	11,937	12	—	—	—	—	88,145	—	—	88,157
May 2004—$6.66	43,425	43	—	—	—	—	289,006	—	—	289,049
June 2004—$4.30	16,976	17	—	—	—	—	72,980	—	—	72,997
July 2004—$3.90	21,583	22	—	—	—	—	84,206	—	—	84,228
August 2004—$3.56	26,885	27	—	—	—	—	95,570	—	—	95,597
September 2004—$3.67	49,035	49	—	—	—	—	179,738	—	—	179,787
October 2004—$2.67	55,420	55	—	—	—	—	148,163	—	—	148,218
November 2004—$2.94	32,635	33	—	—	—	—	95,914	—	—	95,947
December 2004—$4.52	69,504	70	—	—	—	—	313,947	—	—	314,017

The accompanying notes are an integral part of these financial statements.

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

Exercise of class ‘A’ warrants for cash	130,030	130	—	—	—	—	274,870	—	—	275,000
Exercise of class ‘C’ warrants for cash	16,665	17	—	—	—	—	49,979	—	—	49,996
Cashless exercise of warrants	51,815	52	—	—	—	—	(52)	—	—	—
Contributed services—officer	—	—	—	—	—	—	80,000	—	—	80,000
Amortization of deferred compensation	—	—	—	—	—	—	—	225,531	—	225,531
Warrants issued for services	—	—	—	—	—	—	132,712	—	—	132,712
Warrants issued for legal settlement	—	—	—	—	—	—	757,207	—	—	757,207
Expense recognized from repricing of warrants	—	—	—		—	—	158,516	—	—	158,516
Beneficial conversion feature	—	—	—	—	—	—	408,333	—	—	408,333
Cancelled common stock	(369,000)	(369)	—	—	—	—	369	—	—	—
Conversion of series ‘A’ preferred stock	1,546,633	1,547	(1,546,633)	(1,547)	—	—	—	—	—	—
Series ‘A’ preferred stock accrued dividend	—	—	—	—	—	—	(295,452)	—	—	(295,452)
Shares for series ‘A’ preferred dividends	—	—	—	—	134,834	134	404,353	—	—	404,487
Conversion of series ‘A’ preferred stock	3,457	3	—	—	(3,457)	(3)	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	(6,966,243)	(6,966,243)
Balance December 31, 2004	34,826,655	$ 34,827	246,342	$ 246	131,377	$ 131	$ 15,348,728	$ (6,489)	$ (14,421,842)	$ 955,601

.

The accompanying notes are an integral part of these financial statements.

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Cash Flows

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

	For the Years Ended December 31,		From Inception of Development Stage (Nov. 7, 2000) to Dec. 31, 2004
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (6,966,243)	$ (5,311,377)	$ (12,576,247)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	69,984	50,897	121,574
Amortization of debt issue costs and finance costs	144,272	—	144,272
Amortization of deferred compensation	225,531	6,668	233,404
Services recognized as contributed capital	80,000	80,000	180,000
Stock issued for services	1,900,774	1,383,503	3,289,276
Options and warrants issued for services	132,712	2,089,546	2,227,582
Warrants issued for legal settlement	757,207	—	757,207
Finance cost attributed to repricing of warrants	158,516	—	158,516
Other	1,459	—	1,459
Changes in operating assets and liabilities:
Prepaid expenses and other currents assets	(106,157)	(92,934)	(236,906)
Accounts payable and accrued expenses	(91,160)	470,517	392,122
Net cash used in operating activities	(3,693,105)	(1,323,180)	(5,307,741)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(33,145)	(180,703)	(242,889)
Capitalized patent cost	(184,000)	(90,951)	(274,951)
Net cash used in investing activities	(217,145)	(271,654)	(517,840)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	—	—	136,400
Issuance of common stock and exercise of warrants for cash	324,996	598,000	1,130,782
Sale of preferred stock for cash, net of expenses	—	4,805,865	4,805,865
Sale of warrants for cash	—	—	125,000
Proceeds from issuance of convertible debenture, net of expenses	1,968,340	—	1,968,340
Net cash provided by financing activities	2,293,336	5,403,865	8,166,387
Net increase (decrease) in cash and cash equivalents	(1,616,914)	3,809,031	2,340,806
Cash and cash equivalents, beginning of period	3,957,720	148,689	—
Cash and cash equivalents, end of period	$ 2,340,806	$ 3,957,720	$ 2,340,806

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

Statements Of Cash Flows

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

Supplemental Cash Flow Information:

For the years from inception of development stage (November 7, 2000) to December 31, 2004, Recom paid no interest or income taxes.

Supplemental Investing and Financing Activities:

In September 2002, 23,400,000 shares of common stock were issued for a patent valued at $78,023.

In April 2003, Recom entered into an agreement with a major shareholder in which $150,000 of common stock was issued for $33,208 of accrued expenses and $116,792 of furniture and fixtures and leasehold improvements.

Recom recorded compensation expense of $80,000 for each of the years ended December 31, 2004 and 2003, respectively for the Chief Executive Officer of the company.  This compensation was recorded as additional paid in capital.

For the years ended December 31, 2004 and 2003, Recom accrued $295,452 and $107,757, respectively, in dividends related to the series ‘A’ convertible preferred stock.  Such dividends are a non-cash charge as they have been or will be paid in-kind.

During 2004, Recom recorded a discount on debt related to the issuance of a convertible debenture in the amount of $855,903, resulting from a beneficial conversion feature attributable to the conversion provisions of the debenture and from a warrant issued with the debenture.

During 2004, 1,546,633 shares of common stock were issued upon conversion of an equivalent number of series ‘A’ preferred stock.

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Notes To Financial Statements

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

1.

ORGANIZATIONAL MATTERS

Reorganization

On June 26, 2000, Recom Managed Systems, Inc. (“we”, “us”, “our company” or “Recom”) (a Development Stage Company) filed a Voluntary Petition for Reorganization Under Chapter 11 of the Federal Bankruptcy Code and substantially curtained operations.  The Plan of Reorganization was confirmed on November 7, 2000, at which date the company became a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7.  This resulted in the post bankruptcy ownership group controlling approximately 87% of the common stock and the elimination of the outstanding liabilities and most assets.

On September 19, 2002, we issued 23,400,000 (7,800,000 pre-split) shares of common stock in exchange for intangible technology.  The issuance of this stock resulted in a change of control, with the new ownership group controlling approximately 85% of the company’s outstanding stock (See Note 4).  Recom is now developing technology in the medical device market focused on cardiac monitors and other diagnostic medical devices which monitor and measure the body’s physiological signals in order to detect and prevent medical complications and diseases.

We are authorized under our Certificate of Incorporation to issue (1) common shares, par value $.001 per share, and (2) shares of preferred stock, par value $.001 per share, of which one class, denominated as series ‘A’ convertible preferred stock, has been designated to date.  We sometime refer to these securities in these financial statements as “common shares”, “preferred shares” and “series ‘A’ preferred shares”, respectively.

Nature Of Business

Recom is a development stage medical device company focused on researching, developing and marketing cardiac monitors and other diagnostic medical devices which monitor and measure physiological signals in order to detect diseases that impact an individual’s health.

Basis of Presentation

On October 21, 2003, we formed Memonitor, Inc., a Delaware corporation, to act as a vehicle for the prospective application of our technology for the treatment and monitoring of Alzheimer’s, Parkinson’s and related neurological diseases of the brain.  To date, Memonitor has remained a dormant corporation and has not been included in these financial statements.

Stock Split

On April 2, 2003, our board of directors declared a three-for-one stock split effective as of the close of business on April 11, 2003.  All share amounts, exercise prices relating to share purchase options and warrants, and earnings per share referred to in these financial statements and notes are presented on a post-split basis unless stated otherwise.

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

2.

SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Specifically, our management has estimated the expected economic life and value of our patents, our net operating loss for tax purposes and our stock, option and warrant expenses related to compensation to employees and directors, consultants and investment banks.  Actual results could differ from those estimates.

Fair Value of Financial Instruments—For certain of our financial instruments, including accounts payable and accrued expenses and note payable, the carrying amounts approximate fair value due to their relatively short maturities.

Cash and Equivalents—Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.  We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits.  We have not experienced any losses in such account.

Equipment—We record our equipment at historical cost.  We expense maintenance and repairs as incurred. Depreciation is provided for by the straight-line method over three to five years.

Intangible and Long-Lived Assets—We follow SFAS No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets”, which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long lived asset to be held and used.  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.  During the years ended December 31, 2004 and 2003, no impairment loss was recognized.

Advertising Costs— Advertising costs are expensed as incurred and amounted to $9,087 and $11,800 for the years ended December 31, 2004 and 2003, respectively.

Research and Development Costs—Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable. Our research and development costs consist mainly of payroll and payroll related expenses, consultants, testing and FDA regulatory expenses.

Stock Based Compensation—SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of the grant or the date at which the performance of the services is completed and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

compensation to employees.  We have elected to use the intrinsic value based method for grants to our employees and directors and have disclosed the pro forma effect of using the fair value based method to account for our stock-based compensation to employees.

Recom uses the fair value method for equity instruments granted to non-employees and uses the Black Scholes model for measuring the fair value.  The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the periods in which the related services are rendered.

Pro Forma Information

Employee and Director Common Share Purchase Options—Pro forma information regarding the effects on operations of employee and director common share purchase options as required by SFAS No. 123 and SFAS No. 148 has been determined as if Recom had accounted for those options under the fair value method. Pro forma information is computed using the Black Scholes method at the date of grant of the options based on the following assumptions ranges:  (1) risk free interest rate of 1.42% to 3.13%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 53.84% to 158.48%; and (4) an expected life of the options of 1.5 years.  The foregoing option valuation model requires input of highly subjective assumptions.  Because common share purchase options granted to employees and directors have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, the existing model does not in the opinion of our management necessarily provide a reliable single measure of fair value of common share purchase options we have granted to our employees and directors..

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

Pro forma information relating to employee and director common share purchase options is as follows:

	For the Year Ended December 31, 2004	For the Year Ended December 31, 2003
Net loss as reported	$ (6,966,243)	$ (5,311,377)
Current period expense calculated under APB 25	—	38,400
Stock compensation calculated under SFAS 123	(389,199)	(730,865)
Pro forma net loss	$ (7,355,442)	$ (6,003,842)
Basic and diluted historical loss per share	$ (0.21)	$ (0.17)
Pro forma basic and diluted loss per share	$ (0.22)	$ (0.19)
Net loss attributable to common shares, as reported	$ (7,261,695)	$ (7,264,547)
Pro forma net loss attributable to common shares	$ (7,650,894)	$ (7,957,012)
Basic and diluted historical loss per share attributable to common shares	$ (0.22)	$ (0.23)
Pro forma basic and diluted loss per share attributable to common shares	$ (0.23)	$ (0.25)

Income Taxes—Deferred income taxes result primarily from temporary differences between financial and tax reporting.  Deferred tax assets and liabilities are determined based on the difference between the financial statement bases and tax bases of assets and liabilities using enacted tax rates.  A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

Net Loss Per Share—We use SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share.  We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Per share basic and diluted net loss attributable to common stockholders amounted to $0.22 for the year ended December 31, 2004 and $0.23 for the year ended December 31, 2003. For the years ended December 31, 2004 and 2003, 5,417,565 potential shares and 7,121,431 potential shares, respectively, were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share.

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

Comprehensive Income— A statement of comprehensive income is not presented in our financial statements since we did not have any of the items of other comprehensive income in any period presented.

New Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004.  Recom has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the company's overall results of operations or financial position since Recom currently does not have any manufacturing operations or inventory.

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS 152)”. The amendments made by Statement 152 amend FASB Statement No. 66, “Accounting for Sales of Real Estate”, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions”. This Statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects”, to state that the guidance for (1) incidental operations and (2) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged.  Recom has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the company's overall results of operations or financial position since Recom does not enter into such transactions.

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.  The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis.  By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions.  SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance.  The provisions of SFAS 153 shall be applied prospectively.  Recom has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company's overall results of operations or financial position.

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”.  SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.   SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.   SFAS 123(R) replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.  However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used.  Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. SFAS 123(R) is applicable for Recom effective the first interim period that starts after December 15, 2005. Recom has evaluated the impact of the adoption of SFAS 123(R), and believes that the impact will be significant to the company's overall results of operations and financial position (a pro forma effect, as estimated by management, is disclosed earlier in this note).

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions—FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities

In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities" ("FIN 46"). In December 2003, FIN 46 was replaced by FASB interpretation No. 46(R) "Consolidation of Variable Interest Entities." FIN 46(R) clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46(R) requires an enterprise to consolidate a variable interest entity if that enterprise will absorb a majority of the entity's expected losses, is entitled to receive a majority of the entity's expected residual returns, or both. FIN 46(R) is effective for entities being evaluated under FIN 46(R) for consolidation no later than the end of the first reporting period that ends after March 15, 2004. The Company does not currently have any variable interest entities that will be impacted by adoption of FIN 46(R).

In March 2005, the staff of the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies.  In particular SAB 107 provides guidance related to share-based payment transactions with nonemployees, the transition from public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123(R) in an interim period, capitalization of

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123(R), the modification of employee share options prior to adoption of SFAS 123(R) and disclosures in Management's Discussion and Analysis subsequent to adoption of SFAS 123(R).

3.

PROPERTY AND EQUIPMENT

Our property and equipment as of December 31, 2004 is as follows:

Computer equipment	$ 87,064
Leasehold improvements	66,792
Furniture and fixtures	50,000
Software	15,904
Other equipment	22,434
Total property and equipment	242,194
Accumulated depreciation	98,588
Property and equipment, net	$ 143,606

Depreciation expense amounted to $58,837 and $39,058 during the years ended December 31, 2004 and 2003, respectively.

4.

PATENTS AND TECHNOLOGY, INCLUDING RELATED PARTY AMOUNTS

On September 19, 2002, we acquired certain know how, trade secrets and other proprietary intellectual property rights relating to the development of a human biomedical signal amplification equipment and technology from ARC Finance Group, LLC (“ARC Finance”) in exchange for 23,400,000 shares of common stock (7,800,000 shares pre-split).  As a result of this transaction, ARC Finance acquired approximately 84.5% of the company’s outstanding shares.  We have valued the technology and the common stock issued at $78,023, which was ARC Finance Group’s historical cost basis for the patents.

When we acquired the patent, we inherited a licensing agreement and therefore consider the patent to have been placed in service.  We are amortizing our initial patent, valued at $78,023, over an estimated useful life of 7 years.  The aggregate amortization expense will be approximately $56,000 over the next five years, with an expense of approximately $11,200 annually.  The remaining balance in the intangible account consists of additional costs relating to our amplification technology, principally patent application costs. We have one patent and five patent applications concerning our proprietary amplification technology.  We have recorded the value of our original patent and the rights to our amplification technology at their historical cost of $352,974, with accumulated amortization of $22,292 as of December 31, 2004. Amortization expense amounted to $11,146 and $11,146 during the years ended December 31, 2004 and 2003, respectively.

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

5.

CONTINGENT SETTLEMENT PAYABLE

In conjunction with Dr. Budimir Drakulic becoming our Vice President and Chief Technology Officer, we reached an agreement-in-principle with Dr. Drakulic to offer to sell common shares to certain individuals in order to protect our rights to the Signal Technologies. As part of that agreement, we agreed that should we raise more than $2 million in certain offerings, we would pay 4% of the proceeds of those offerings greater than $2 million to those individuals up to a maximum amount of $480,350.  At December 31, 2003, our potential obligation related to this agreement was $104,201. We subsequently reached settlements with a number of these individuals and the remaining liability related to the agreement as of December 31, 2004 is $21,113, which is included in accounts payable and accrued expenses.  See Note 11, “Commitments And Contingencies”.

6.

INCOME TAXES

We have eliminated substantially all prior net operating loss carryovers due to change of ownership in September 2002. We have provided no current income taxes due to the losses incurred in 2002 through 2004.  Net operating losses for tax purposes of $9,325,876 at December 31, 2004 are available for carryover.  The net operating losses will expire from 2022 through 2024.  We have provided a 100% valuation allowance for the deferred tax benefit resulting from the net operating loss carryover due to our limited operating history since the change of control.  In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.  A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the years ended December 31, 2004 and 2003 follows:

	December 31, 2004	December 31, 2003
Statutory federal income tax rate	(35)%	(35)%
State income taxes, net of federal taxes	(8)%	(8)%
Non-deductible items	8%	13%
Valuation allowance	35%	30%
Effective income tax rate	0%	0%

Significant components of deferred tax assets and liabilities are as follows:

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

	December 31, 2004	December 31, 2003
Deferred tax assets (liabilities):
Net operating loss carryforwards	$ 3,264,057	$ 1,391,535
Deferred compensation	3,803,881	3,267,687
Depreciation and amortization	(22,018)	(18,276)
Deferred tax assets, net	7,045,920	4,640,946
Valuation allowance	(7,045,920)	(4,640,946)
Net deferred tax assets	$ —	$ —

7.

UNIT OFFERING

During October 2003, we sold 53.2875 units in a private placement, with each unit consisting of 33,334 series ‘A’ preferred shares and 16,667 class ‘C’ common share purchase warrants, at a price of $100,000 per unit.  The proceeds to our company, net of expenses, were approximately $4,806,000.  Each class ‘C’ warrant entitles the holder to purchase one common share at an exercise price of $3.75 per share.  The class ‘C’ warrants are exercisable anytime during the four year period commencing on the final closing and do not contain provisions for cashless exercise.  On October 1, 2004, we voluntarily reduced the exercise price of the class ‘C’ warrants from $3.75 to $3.  The aggregate number of warrants which have been repriced is 896,488. The excess of the value of the modified warrants as compared to the original warrants was calculated according to SFAS 123.  As a result of this repricing, Recom has recorded a non-cash expense of $158,516 for the excess value during the fourth quarter of 2004.

We issued to the placement agent who facilitated the private placement of the Units a warrant exercisable into 179,292 units, each unit comprising one series ‘A’  preferred share and a common share purchase warrant exercisable into one-half common share at $3.75 per share and valued at $238,430 using the Black Scholes model.  The placement agent’s warrant is exercisable at $3.60 per share and expires five years following the date of issuance.

In accordance with EITF 00-27, a portion of the proceeds were allocated to the class ‘C’ warrants based on their relative fair value, which totaled $949,121 using the Black Scholes option pricing model.  Further, we attributed a beneficial conversion feature of $896,474 to the series ‘A’ preferred shares based upon the difference between the conversion price of those shares and the closing price of our common shares on the date of issuance.  The assumptions used in the Black Scholes model are as follows:  (1) dividend yield of 0%; (2) expected volatility of 81.16%, (3) weighted average risk-free interest rate of 1.68%, and (4) expected life of 1.5 years as the conversion feature and warrants are immediately exercisable.  Both the fair value of the class ‘C’ warrants and the beneficial conversion feature were recorded as a dividend and are included in the accompanying financial statements.

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

Our series ‘A’ preferred shares carry a liquidation value equal to $3 per share, are senior to all other shares of capital stock now existing or hereinafter created by our company as to dividend and liquidation rights, and have voting rights as if converted into common shares.  Each series ‘A’ preferred shareholder has the option at any time to convert all or any portion of his or her shares into common shares on a one-for-one basis.  During 2004, 1,546,633 series ‘A’ preferred shares were converted into an equivalent number of common shares.

Our series ‘A’ preferred shares are required to pay dividends of 8% annually ($107,575 accrued and included in accounts payable and accrued expenses as of December 31, 2003), to be paid quarterly either in cash or in the form of additional preferred shares at the discretion of Recom.  Any series ‘A’ preferred shares issued as a dividend will be valued at $3 per share.  During 2004 and 2003, we accrued dividends in the amount of $295,452 and $107,575, respectively, with respect to our series ‘A’ preferred shares, for a total of $403,027 since original issuance in 2003.  We have elected to pay these dividends in kind through the issuance of additional preferred stock. During 2004, in satisfaction of the accrued dividends, we issued or committed to issue a total of 134,834 preferred shares valued at $404,487. As of December 31, 2004, 3,457 shares were converted into common shares.  As of December 31, 2004 there are no accrued dividends payable reflected on the balance sheet.

We can force conversion of the series ‘A’ preferred shares into common shares upon 45 days written notice to the holders of the series ‘A’ convertible preferred stock, if (1) our common shares are listed on a qualified exchange (NASDAQ, AMEX or NYSE); (2) the closing price of our common shares is at least $7.50 for 30 consecutive trading days; and (3) the common shares underlying the conversion are subject to an effective registration statement filed with the SEC pursuant to the Securities Act of 1933.

8.

CONVERTIBLE DEBENTURE PAYABLE

On December 29, 2004, we sold an 8% convertible debenture in the amount of $2,000,000 (effective interest rate of 89%) to DKR SoundShore Oasis Holding Fund Ltd.  Terms call for the payment of $400,000 in principal on the debenture in cash on May 16, 2005, June 1, 2005, July 1, 2005, August 1, 2005 and August 31, 2005, respectively.  The debenture also calls for payments of interest on the outstanding principal on the debenture in cash on May 10, 2005, June 1, 2005, July 1, 2005, August 1, 2005 and August 31, 2005, respectively.

For so long as the debenture is unpaid, the debenture holder is entitled to convert the debenture into a number of common shares equal to the outstanding principal on the debenture divided by $5.25, such amount representing 105% of the closing price for our common shares on the trading day prior to the sale of the debenture.  We also have the right to pay the principal and interest on the debenture in common shares in lieu of cash provided that we first register those shares with the SEC, are not otherwise in default under the debenture, and have satisfied certain other conditions including notice requirements.  Should payment be made in common shares, the principal and interest under the debenture subject to conversion would be convertible into those shares at the rate of 85% of the average of the three lowest closing prices for those shares during the ten day period prior to the repayment date.  If we elect to pay only interest with common shares, the conversion rate shall be fixed at 90% of the closing price immediately prior to the payment or delivery date.

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

While pre-payment of the debenture is generally not allowed before its August 31, 2005 due date without the consent of the debenture holder, we may do so in cash so long as we pay the entire outstanding balance due through maturity and also pays a 10% premium on the outstanding principal.

In the event of default under the debenture, including both failure to make principal and interest payments and failure to comply with various covenants, the interest rate will increase to 15%, and we will be obligated to pay the greater of (1) the principal due under the debenture together with a 30% premium, plus interest accrued; or (2) the principal due under the debenture, plus interest accrued, divided by conversion price were the debenture holder to elect to convert the debentures into common shares.

As additional consideration for the purchase of the debenture, we granted to the debenture holder warrants entitling it to purchase 275,000 common shares at the price of $5.75 per share, or 115% of the closing price for those shares on the trading day prior to the sale of the debenture.  These warrants lapse if unexercised by December 29, 2009.  A registration rights agreement was executed requiring Recom to register the shares of its common stock underlying the debenture and warrant so as to permit the public resale thereof. The debenture provided for the payment of liquidated damages of 2% of the debenture balance per month if the stipulated registration deadlines were not met. In accordance with EITF 00-27, a portion of the proceeds were allocated to the warrant liability based on its fair value, which totaled $447,570 using the Black Scholes option pricing model. The remaining balance was allocated to the convertible debt instrument and was used to compute the beneficial conversion feature. We attributed a beneficial conversion feature of $408,333 to the convertible debenture based upon the difference between the effective conversion price of those shares and the closing price of our common shares on the date of issuance.  The assumptions used in the Black Scholes model are as follows:  (1) dividend yield of 0%; (2) expected volatility of 91%, (3) risk-free interest rate of 3.12%, and (4) expected life of 1.5 years. Additionally, we incurred legal costs of $31,660 in connection with the sale of the debenture.  The total debt discount of $887,563 is being amortized over the term of the debenture. During the year ended December 31, 2004, amortization as interest expense amounted to $13,842.

In conjunction with raising capital through the issuance of convertible debt, the Company has issued a warrant that has registration rights for the underlying shares.  As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet ($447,570) and the change in fair value from the date of issuance to December 31, 2004 has been included in other income (expense).  Upon the registration statement being declared effective, the fair value of the warrant on that date will be reclassified to equity (see Note 13).

For the year ended December 31, 2004 the change in fair value of the warrant issued with registration rights increased by approximately $130,430 to $578,000 at December 31, 2004 and is recognized in other expense.

9.

OTHER STOCKHOLDERS’ EQUITY TRANSACTIONS

Non-Related Party Equity Transactions

On April 28, 2004, we granted to a shareholder warrants to purchase 250,000 common shares at $7.90 per share pursuant to a legal settlement.  As part of this settlement, we agreed to register 80,000 common shares previously held by the shareholder, and the shareholder agreed that an additional 369,000 common shares

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

previously held by the shareholder would be cancelled upon the registration of the 80,000 shares.  The warrants are exercisable on August 1, 2004, and lapse if unexercised on July 31, 2007.  The fair value of the warrants was estimated at $757,207 under the Black-Scholes option-pricing model computed as of the date of grant using the following assumptions:  (1) dividend yield of 0%, (2) expected volatility of 81.17%, (3) weighted-average risk-free interest rate of 2.45%, and (4) expected life of 1.5 years.  In July 2004, the shareholder agreed to cancel the warrants in consideration of a payment to the warrant holder in the amount of $14,500, all of which has been charged to general and administrative expense.

During 2004, we issued 130,030 common shares pursuant to exercises of class ‘A’ warrants issued as part of a financing transaction in May 2003.  We received cash payments of $275,000 related to these exercises.

During 2004, we issued 16,665 common shares pursuant to exercises of class ‘C’ warrants issued as part of the unit offering in October 2003.  We received cash payments of $49,996 related to these exercises.

During 2004, we issued 51,815 common shares related to cashless exercises of class ‘A’ warrants originally issued as part of a financing transaction in May 2003.  As a result of the cashless exercise provision, 14,852 options were cancelled.  We received no cash payments related to these exercises.

During 2004, we issued in the aggregate 453,143 common shares for marketing, legal and business services.  We valued these services at $1,900,774 based upon the fair market value of our common shares determined as the closing stock price as reported by the OTCBB at the date of issuance.  Of those shares issued, 52,391 common shares valued at $190,140 were expensed during the fourth quarter of 2003 since the services were rendered during that period.

During 2004, we issued in the aggregate 254,000 common share purchase options to employees and members of our board of directors.  All options were issued at an exercise price equal to the closing market price as reported by the OTCBB on the date of issuance.  Of those grants:  (1) 50,000 options were issued in January 2004, vested immediately and are exercisable at a price of $3.50 per share; (2) 80,000 options were issued in January 2004, vest quarterly over a four year time period and are exercisable at $3.60 per share; (3) 28,000 options were issued in February 2004, vest quarterly over a one year time period and are exercisable at $3.70 per share; (4) 10,000 options were issued in April 2004, vest quarterly over a one year time period and are exercisable at $6.00 per share; (5) 28,000 options were issued in June 2004, vest quarterly over a one year time period and are exercisable at $6.25 per share; (6) 2,000 options were issued in July 2004, vest quarterly over a one year time period and are exercisable at $3.95 per share; (7) 28,000 options were issued in October 2004, vest quarterly over a one year time period and are exercisable at $2.29 per share; and (8) 28,000 options were issued in November 2004, vest quarterly over a one year time period and are exercisable at $2.90 per share.

In March 2003, we issued 21,000 warrants at an exercise price of $0.81 per share, for which we recognized a total of $13,927 in expense for services rendered.  The fair value of warrants was recorded using the Black Scholes option-pricing model computed as of the date of grant using the following assumptions:  (1) dividend yield of 0%, (2) expected volatility of 158.48%, (3) weighted-average risk-free interest rate of 3.13%, and (4) expected life of 1.5 years.

In March 2003, our Board of Directors approved the issuance of five-year warrants to purchase 900,000 shares (300,000 pre-split) of our common shares at $0.50 per share to a firm which we retained to perform

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

various services including:  introductions to investment banking firms; assistance in the structuring of  private offerings; assistance in capital market transactions, mergers and acquisitions; advisory services; and assistance in developing strategic relationships.  We estimated the fair value of the warrants at $657,779 under the Black-Scholes option-pricing model computed as of the date of grant using the following assumptions:  (1) dividend yield of 0%, (2) expected volatility of 158.48%, (3) weighted-average risk-free interest rate of 1.65%, and (4) expected life of 1.5 years.

On April 15, 2003, we granted to Brookstreet Securities Corporation warrants to purchase 200,000 common shares pursuant to an investment banking agreement.  The warrants were issued in four tranches of 50,000 each, with the first tranche of 50,000 fully vested and exercisable at $1.25 per share.  The second tranche vested 90 days after the date of the agreement with an exercise price of $2.25 per share; the third tranche 180 days with an exercise price of $3.25 per share; and the fourth tranche in 270 days with an exercise price of $4.25 per share.  We estimated the fair value at $418,187 under the Black Scholes option-pricing model computed as of the measurement date, which is the date the services were performed, using the following assumptions:  (1) dividend yield of 0%, (2) expected volatility range of 53.84% to 114.24%, (3) weighted-average risk-free interest rate range of 1.42% to 2.57%, and (4) expected life of 1.5 years.

In May 2003, we completed the first tranche of a private placement pursuant to which we sold 82,667 units to three investors at $3.00 per unit for cash amounting to $248,000.  Each unit consisted of one common share and one common share purchase warrant.  Each warrant was exercisable at $3.00 until May 14, 2004.  Upon exercise of the warrants each investor was entitled to receive one common share and an additional common share purchase warrant entitling him or her to purchase one additional common share at $6.00 per share until November 15, 2004.

On June 20, 2003, our board of directors amended our articles of incorporation to increase our authorized capitalization to 110,000,000 shares, designating 100,000,000 to common stock and 10,000,000 to preferred stock.  Our board of directors is authorized under our articles of incorporation to provide from time to time for the issuance of preferred shares in series and to fix and determine from time to time, before issuance, the designation and relative rights and preferences of the shares of each series of preferred stock and the restrictions or qualifications.  See Note7, “Unit Offering”.

On June 2, 2003, pursuant to a consulting agreement, we granted to a consultant common share purchase warrants entitling him to purchase 108,000 common shares at $2.40.  We estimated the fair value of the warrants at $199,226 under the Black-Scholes option-pricing model computed as of the date of grant using the following assumptions:  (1) dividend yield of 0%, (2) expected volatility of 114.24%, (3) weighted-average risk-free interest rate of 1.42%, and (4) expected life of 1.5 years.

On July 17, 2003 we retained Maxim Group, LLC (“Maxim”), a New York based investment banking firm, to act as our lead investment bank.  Under that agreement Maxim provides us with, among other services, assistance with our financing efforts in securing additional capital for product development and to fund the process of gaining approval for our cardiac monitoring device by the FDA.  Maxim also agreed to assist us with general business strategy and with seeking a listing on a national exchange.  We paid Maxim $50,000 at the inception of the agreement, with additional $7,500 per month payments through June 30, 2004.  In addition, we issued Maxim share purchase warrants entitling it to purchase 100,000 restricted common shares at $4.92 per share.  We estimated the fair value of the warrants at $133,349 under the Black-Scholes option-pricing model computed as of the date of grant using the following assumptions:  (1) dividend yield of

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

0%, (2) expected volatility of 81.16%, (3) weighted-average risk-free interest rate of 1.68%, and (4) expected life of 1.5 years.

In July 2003, we closed the second tranche of a private placement by selling 75,075 units to four investors at $3.33 per unit for total cash of $250,000. Each unit consisted of one common share and one common share purchase warrant.  Each warrant was exercisable at $3.33 until May 14, 2004.  Upon exercise of the warrants each investor was entitled to receive one common share and an additional common share purchase warrant entitling him or her to purchase one additional common share at $6.66 per share until November 15, 2004.

In August 2003, we entered into voluntary trading restriction agreements with three shareholders in exchange for share purchase warrants entitling them to purchase a total of 23,501 common shares at a price of $3.29 per share.  In September 2003, we entered into a voluntary trading restriction agreement with a shareholder in exchange for share purchase warrants entitling him to purchase 18,000 common shares at 85% of the closing price of the shares on the date of the agreement ($5.29 at September 23, 2003).  We estimated the fair value of the warrants at $74,088 under the Black Scholes option-pricing model computed as of the date of grant using the following assumptions:  (1) dividend yield of 0%, (2) expected volatility of 81.16%, (3) weighted-average risk-free interest rate of 1.68%, and (4) expected life of 1.5 years.

In September 2003, we issued to a consultant share purchase warrants entitling him to purchase 25,000 common shares at an exercise price of $3.29 per share.  We estimated the fair value of the warrants at $41,202 under the Black Scholes option-pricing model computed as of the measurement date, which is the date that the services were performed, using the following assumptions:  (1) dividend yield of 0%, (2) expected volatility of 81.16%, (3) weighted-average risk-free interest rate of 1.68%, and (4) expected life of 1.5 years

In September 2003, we issued 305,000 restricted common shares to three persons pursuant to the cashless exercise provisions of common shares purchase warrants held by such persons.

In November 2003, we issued 800,000 restricted common shares to an investment banking company pursuant to the cashless exercise provisions of common share purchase warrants held by such company.

During 2003, we issued in the aggregate 367,514 common shares for marketing and business services rendered during the period.  We valued these services at $1,233,502 based upon the fair market value of the shares determined as the closing stock price as reported on the OTCBB, at the date of issuance.

We issued 150,000 shares (50,000 shares pre-split) of its common stock during the year ended December 31, 2001 to various consultants and service providers as partial compensation for services rendered to the company. These shares were valued at $5,000.

Related Party Equity Transactions

During the years ended December 31, 2002, 2001 and 2000, our President and majority shareholder at that time contributed $56,400, $45,000 and $35,000 for working capital purposes.

On September 19, 2002, our President at that time purchased for the sum of $125,000 a common share purchase warrant entitling him to purchase 600,000 (200,000 pre-split) common shares at an exercise price of $0.667 per share, which was above the current market price at the date of issuance.  The warrant could not

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

be exercised before September 1, 2003, expires in September 2006, and contains cashless exercise options and certain anti-dilution and other provisions.

On September 19, 2002, we acquired certain know how, trade secrets and other proprietary intellectual property rights relating to the development of a human biomedical signal amplification equipment and technology, referred to in these financial statement as the "Signal Technologies", from ARC Finance Group, LLC (“ARC”) in exchange for 23,400,000 shares of common stock (7,800,000 shares pre-split).  As a result of this transaction, ARC acquired approximately 84.5% of our outstanding shares.  We have valued the issuance of the common stock at $78,023, which was ARC Finance Group’s historical cost basis for the patents.

On October 12, 2002, we agreed to issue a total of 2,100,000 (700,000 pre-split) shares of our common stock to Marvin H. Fink pursuant to a four-year employment agreement under which Mr. Fink would serve our Chief Executive Officer and Chairman of our board of directors.  We valued the aforesaid grant of 2,100,000 common shares at $15,190, reflecting the current market value for our common shares on the measurement date.  These shares vest at the rate of 8.33% or 174,999 (58,333 pre-split) shares per quarter with the first vesting on January 12, 2003.  We are expensing the value of the shares over the life of the employment agreement, and have expensed $5,063 during each of the years ended December 31, 2004 and 2003, with the remainder presented as deferred compensation in Stockholders’ Equity.  We have also estimated that the services performed by Mr. Fink for $1 per year have a annual value of $80,000.  In order to fairly present the value of these services, we have recorded additional annual expenses of $80,000, $80,000 and $20,000 for the years ended December 31, 2004, 2003 and 2002, respectively, which was classified as contributed capital.  For a description of the employment agreement, see Note 11, “Commitments And Contingencies”.

On October 15, 2002, we agreed to issue a total of 600,000 (200,000 pre-split) common shares to B World Technologies, Inc., pursuant to a Loanout Agreement with Dr. Budimir Drakulic and B World Technologies.  Under that agreement, Dr. Drakulic is obligated to work as an independent contractor for Recom and serve as our Vice President and Chief Technology Officer for a term of ten years.  We valued the aforesaid grant of 600,000 common shares at $4,140, the current market value for our common shares on the measurement date. These shares vest at the rate of 5% or 30,000 (10,000 pre-split) shares per quarter with the first shares vesting on January 15, 2003.  We have expensed the value over the life of the agreement and have expensed $828 during each of the years ended December 31, 2004 and 2003, with the remainder presented as deferred compensation in Stockholders’ Equity.  For a description of the Loanout Agreement, see Note 11, “Commitments And Contingencies”.

Effective October 15, 2002, we agreed to issue a total of 225,000 (75,000 pre-split) common shares to Mr. Ellsworth Roston, who later became a director of the company, pursuant to a two-year consulting agreement whereby Mr. Roston would consult with Recom with respect to the engineering, development and refining of our technologies.  We valued the shares at $1,553, the current market value for our common shares on the measurement date.  These shares vest at the rate of 12.5% or 28,125 (9,375 pre-split) shares per quarter with the first shares vesting on February 1, 2003.  We are expensing the value over the life of the agreement of which $629 and $777 was expensed during the years ended December 31, 2004 and 2003, respectively, with the remainder presented as deferred compensation in Stockholders’ Equity.  For a description of the consulting agreement, see Note 11, “Commitments And Contingencies”.

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

On October 30, 2002, Mr. Roston became a director of the company and for $190,000 purchased 71,250 (23,750 pre-split) common shares and a five-year warrant to purchase 450,000 (150,000 pre-split) common shares at an exercise price of $1.667 per share.

On October 22, 2002, we issued a total of 564,810 (188,270 pre-split) common shares to eleven individuals for total cash consideration of $17,786, pursuant to an agreement which was entered into in conjunction with Dr. Budimir Drakulic becoming our Vice President and Chief Technology Officer and also in order to protect our rights to the acquired patented signal technologies.  On October 11, 2002, we issued a five-year warrant to purchase 375,000 (125,000 pre-split) common shares for $0.007 per share exercisable immediately to one of the individuals mentioned above who also received common shares.   We estimated the fair value of warrants at $5,324, which was expensed as of December 30, 2002, using the Black Scholes option-pricing model computed as of the date of grant using the following assumptions:  (1) dividend yield of 0%, (2) expected volatility of 120.25%, (3) weighted-average risk-free interest rate of 3.01%, and (4) expected life of 1.25 years.

In February 2003, we issued 216,000 options, in two tranches, to Mr. Lowell Harmison, who later became a director of our company, for consulting work related to helping us with the FDA review process for our heart monitoring device.  The first tranche of options, which are fully vested, allow Mr. Harmison to purchase 108,000 common shares (36,000 shares pre-split) at $0.97 per share, exercisable over five years. The second tranche of 108,000 options vest over three years on a quarterly basis.  We estimated the fair value of the first tranche of 108,000 options at $80,456 using the Black Scholes option-pricing model computed as of the grant date with the following assumptions:  (1) dividend yield of 0%, (2) expected volatility of 158.48%, (3) weighted-average risk-free interest rate of 1.65%, and (4) expected life of 1.5 years.  The value of the second tranche of 108,000 options is measured on the vesting dates to reflect the dates that the services are completed.  During 2003, there were three quarterly vestings which were fair valued with the Black Scholes model at $74,643.  The following assumptions were used in the model:  (1) dividend yield of 0%, (2) expected volatility range between 53.84% and 114.24%, (3) weighted average risk free rate of between 1.42% and 1.86%, and (4) expected life of 1.5 years.  During 2004 there were four quarterly vestings which were fair valued with the Black Scholes model at $118,752 and have been expensed as they vest.  The following assumptions were used in the model for 2004:  (1) dividend yield of 0%, (2) expected volatility range between 81.17% and 90.75%, (3) weighted average risk free rate of between 1.69% and 2.56%, and (4) expected life of 1.5 years.  For a description of the consulting agreement, see Note 11, “Commitments And Contingencies”.

In March 2003, we entered into a consulting agreement with our then CFO for certain financial and accounting services, and issued him options to purchase 900,000 (300,000 pre-split) common shares at $0.95 per share.  These options, which were issued as compensation for services, vest quarterly over a 3-year period.  The agreement was terminated in November 2003 with 150,000 options having vested over two quarters.  We estimated the fair value of the options at $574,196 under the Black-Scholes option-pricing model computed as of the date the services were rendered using the following assumptions:  (1) dividend yield of 0%, (2) expected volatility range of 81.16% to 114.24%, (3) weighted-average risk-free interest rate of 1.42% to 1.68%, and (4) expected life of 1.5 years.

On April 1, 2003, we completed a private placement of 112,792 (37,604 pre-split) common shares or total consideration of $250,000 to the spouse of the owner of ARC Finance Group, LLC, our principal shareholder. The consideration included $100,000 in cash and the cancellation of $150,000 of debt previously advanced

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

for $33,208 in expenses and $116,792 of furniture and fixtures and leasehold improvements from a related party.

10.

OPTIONS AND WARRANTS OUTSTANDING

Stock Plans

On November 1, 2002, our Board of Directors approved the establishment of the 2002 Stock Plan (the “2002 Stock Plan”).  Our shareholders approved the plan on June 5, 2003.  The total number of common shares available for grant and issuance under the plan may not exceed 6,000,000 (2,000,000 pre-split) shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.  Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the committee or the Board of Directors.  At December 31, 2004, we had issued 2,141,000 common share purchase options under the plan.

On March 31, 2003, our Board of Directors approved the establishment of the 2003 Nonqualified Stock Option And Stock Plan (the “2003 Stock Plan”).  The 2003 Stock Plan allows the Board to grant common stock purchase options or issue free-trading or restricted common stock from time to time to our employees, officers, directors and consultants.  The total number of common shares available for grant and issuance under the plan may not exceed 1,500,000 (500,000 pre-split) shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.  Options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors.  Options granted under the 2003 Stock Plan will not qualify under Section 422 of the Internal Revenue Code as incentive stock options.  At December 31, 2004, we had issued 792,157 common shares under the plan, and no options.

Common Share Options And Warrants Issued

The following table summarizes information on all common share purchase options and warrants issued by the company for the periods ended December 31, 2004 and 2003, including and common share equivalents relating series ‘A’ preferred share purchase warrants.

	December 31, 2004		December 31, 2003
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Outstanding at beginning of the period	5,920,669	$ 1.77	1,425,000	$ 0.80
Granted during the period	809,030	5.82	5,700,669	1.75
Exercised during the period	228,362	2.34	1,105,000	0.54
Terminated during the period	1,842,443	1.85	100,000	0.50

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

Outstanding at end of the period	4,658,894	2.27	5,920,669	1.77
Exercisable at end of the period	3,864,270	$ 2.43	2,756,368	$ 1.18

The number and weighted average exercise prices of all common shares and common share equivalents issuable under and stock purchase options and warrants outstanding as of December 31, 2004 and 2003 is as follows:

Range of Exercise Prices	Remaining Number Outstanding	Weighted Average Contractual Life (Years)	Weighted Average Exercise Price
$0 to 1	2,033,632	3.0	$ 0.90
1 to 2	450,000	2.8	$ 1.67
2 to 3	174,000	3.9	$ 2.49
3 to 4	1,417,262	3.7	$ 3.16
4 to 5	256,000	3.7	$ 4.53
5 to 6	293,000	4.7	$ 5.72
6 to 7	35,000	4.3	$ 6.20

11.

COMMITMENTS AND CONTINGENCIES

Recom has employed Mr. Marvin H. Fink as our Chief Executive Officer and President under a four-year employment agreement entered into effective as of October 12, 2002.  The essential terms of the employment agreement are as follows:  (1) Mr. Fink is paid $1 per year in base salary; (2) Mr. Fink was granted 2,100,000 “restricted” common shares (700,000 shares pre-split), to be earned over three years of continuous employment; (3) Mr. Fink is entitled to a grant of 250,000 common shares upon Recom achieving $0.50 in fully-diluted earnings per share; (4) Mr. Fink is entitled to a grant of 600,000 common shares (200,000 shares pre-split) should our common shares be listed on any of the NYSE, AMEX or Nasdaq national stock exchanges or markets; (5) Mr. Fink is entitled to a grant of 600,000 common shares (200,000 shares pre-split) in the event of a change in control; and (6) Mr. Fink is entitled to a number of employee benefits under the agreement, including a $1,200 per month automobile allowance, individual medical plan reimbursement of up to $2,000 per month until we adopt a group plan for our employee’s, and the right to participate in all benefit plans established for our employees or executives, including medical, hospitalization, dental, long-term care and life insurance programs.  The employment agreement provides for early termination in the case of Mr. Fink’s death or disability, Mr. Fink’s termination by Recom for “cause” as that term is defined in the agreement; Mr. Fink’s termination of employment for “good reason” as that term is defined in the agreement, a “change in ownership” as that term is defined in the agreement, or sixty days’ prior notice by Mr. Fink.

Recom has engaged Dr. Budimir Drakulic as our Vice President and Chief Technology Officer on a part-time independent contractor basis under a loan-out agreement dated October 15, 2002 with two companies, B

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

World Technologies, Inc. and B Technologies, Inc., and Dr. Drakulic individually.  Dr. Drakulic is the president and owner of these companies.  The essential terms of the agreement are as follows:  (1) the agreement provides for a ten-year initial term, with annual renewal provisions thereafter; (2) B Technologies was entitled to a $10,000 bonus upon execution, and to monthly service fee of $15,000 thereafter; (3) we granted 600,000 (200,000 shares pre-split) restricted” common shares to B World Technologies, to be earned over five years of continuous provision of services by Dr. Drakulic.  The loan-out agreement provides for early termination should B World and B Technologies fail, neglect or refuse to provide Dr. Drakulic’s services.  In such an event, all compensation under the agreement will terminate and the unvested portion of the 600,000 restricted common share grants shall be deemed forfeit as of the effective termination date.

Since March 1, 2003, Dr. Drakulic has worked for us on a full-time basis even though the loan-out agreement only provides for the provision of part-time services.  We have agreed to characterize these additional services as being provided by Dr. Drakulic as an employee, and to pay him $7,500 annually as compensation for their provision.  Since January 1, 2004, this annual compensation was increased to $37,000.  On March 10, 2003, as additional incentive for the performance of Dr. Drakulic, we granted to B World Technologies options entitling it to purchase 750,000 common shares at $0.95 per share.  These options vest quarterly over a four year term, and lapse, if not exercised, on March 9, 2008.

Mr. Ellsworth Roston, one of our directors, provides consulting services to Recom under a two-year agreement dated November 1, 2002.  Under this agreement, Mr. Roston provides advice relating to engineering, developing and refining our products and technologies.  Mr. Roston also agreed under the agreement to act as a member of our board of directors during its term.  Mr. Roston is a patent attorney who handles our patent work.  The agreement specifically provides that the consulting services provided by Mr. Roston will not include any legal work, for which we will compensate him separately.  In compensation for his consulting services, we granted 225,000 (75,000 shares pre-split) “restricted” common shares to Mr. Roston.  See Note 9, “Other Stockholders’ Equity Transactions”.

Dr. Lowell T. Harmison, one of our directors, has previously provided consulting services to Recom under a three-year agreement dated February 14, 2003.  Under this agreement, Dr. Harmison provides advice in the areas of technological support and strategy, product development, medical and scientific advisory board development, and FDA regulation.  We are obligated to pay Dr. Harmison $36,000 per year over the term of the agreement, payable quarterly.  Dr. Harmison also received upon execution of the agreement an initial grant of options entitling him to purchase 216,000 common shares, in two tranches of 108,000 options, (36,000 shares pre-split) at $0.97 per share, exercisable over five years. The first tranche of 108,000 options vested immediately and the second tranche of 108,000 options vests over three years on a quarterly basis.  Dr. Harmison is also entitled to receive (1) options exercisable into common shares in tranches of 20,000 shares per milestone for assisting Recom in attaining various milestones determined by our Board of Directors, including the preparation and filing with the FDA of a 510(k) application for our model 100 monitor product, approval of that application by the FDA, and market launch of that product; and (2) a grant of 20,000 common shares in the event of a “change in control” as that term is defined in the agreement.  In the event the agreement is terminated by Recom for any reason other than negligence, misconduct, breach of its material terms by Dr. Harmison or the failure of Dr. Harmison to render services in a reasonable fashion, all compensation prospectively payable under the agreement will become due and payable in 90 days.  .

We lease our principal office facilities, consisting of approximately 3,550 square feet and encompassing four suites including our administrative offices and research and development/laboratory facilities, through

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

August 31, 2005. We may terminate the lease upon 30 days’ notice and the payment of two months rent.  We currently pay approximately $8,600 per month in base rent for these facilities, which we believe reflects market value, and are also required to pay our share of any increase in operating expenses after August 2002.  Operating expenses include expenses for maintenance of common areas, heating, air conditioning, plumbing, trash disposal, janitorial and security services and other like expenses.

12.

LEGAL PROCEEDINGS

On May 19, 2004, a complaint was filed against Recom in the Superior Court of Arizona, County of Maricopa, in an action entitled William A. Miller v. Recom Managed Systems.  The complaint seeks declaratory relief, specific performance or damages for breach of contract.  Mr. Miller alleged he was granted options to purchase 300,000 common shares of Recom at $0.01 per share.  Recom believes the claim is without merit and plans to vigorously defend itself in the action.  Prior to the filing of the complaint, none of the officers or directors of Recom had ever met with or spoken to Mr. Miller or his agents or even knew who Mr. Miller was.  In July 2004, Recom filed a motion to dismiss the action on the basis of lack of personal jurisdiction, and is waiting for the court to set a hearing date for the motion. As of December 31, 2004, no amounts have been recorded as we believe that the likelihood of a negative outcome is not probable.

13.

SUBSEQUENT FINANCINGS AND GOING CONCERN

We previously disclosed the following in our financial statements included in our annual report on Form 10-KSB for the year ended December 31, 2004:

“We have incurred significant net losses since our inception, have an accumulated deficit of $14,421,842 as of December 31, 2004, have used cash for operating activities of $3,693,105 during the year ended December 31, 2004 and have debt of $2,000,000 maturing in increments by August 31, 2005. We do not anticipate introducing our first product to market until early 2006. The foregoing matters had raised substantial doubt about the ability of our company to continue as a going concern.”

Further, the report of the Independent Registered Public Accounting Firm dated March 18, 2005 included in our annual report on Form 10-KSB for the year ended December 31, 2004 also included an explanatory paragraph raising substantial doubts about Recom’s ability to continue as a going concern.  A summary is as follows:

“The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the company as a going concern.  As discussed in Note 1, the Company has incurred significant net losses since its inception, has an accumulated deficit of $14,296,842, has used cash for operating activities of $3,693,105 during the year ended December 31, 2004 and has debt of $2,000,000 maturing in increments by August 31, 2005.  The Company does not anticipate introducing its first product to market until early 2006 and management has stated that it believes that the Company has sufficient capital to fund its operations only through August 2005.  The foregoing matters raise substantial doubt about the ability of the Company to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  These financial statements do not include any adjustments that might result from the outcome of these uncertainties.”

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

Subsequent to the issuance of the report of our Independent Registered Public Accounting Firm dated March 18, 2005, we entered into two significant financing arrangements.  A summary is as follows:

•

On March 31, 2005, we sold a total of 1,562,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 1,500,000 restricted common shares, to Trellus Partners, LP for the sum of $5,000,000 pursuant to a private placement.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before March 31, 2010.  We further agreed to reduce the exercise price of the warrants from $1.60 to $1.20 per share should we fail to file registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  This date has since been extended until June 30, 2005.

•

On April 8, 2005, we sold a total of 937,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 900,000 restricted common shares, to Lagunitas Partners LP, Gruber & McBaine International, John D. and Linda W. Gruber, and J. Patterson McBaine for the sum of $3,000,000 pursuant to a private placement.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before April 8, 2010.  We further agreed to reduce the exercise price of the warrants from $1.60 to $1.20 per share should we fail to file registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  This date has since been extended until June 30, 2005.

•

As a result of these financings we have approximately $8.8 million of cash on hand as of May 13, 2005 to fund our operations going forward.  Managements plan of operations for the following twelve month period is to commence our marketing activities with respect to our Model 100 Module, and to continue product development activities with respect to our Model 200 Module, for which, we have budgeted $5,940,000 in cash costs for this twelve month period.  We believe that our cash on hand will be sufficient to cover these anticipated expenditures.  Further, we notified the note holder that we reserve the right under the terms of the original agreement to convert a substantial portion of the principal and interest on our $2,000,000 debenture with Oasis into common shares.   We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.

However, as a result of these recent 2005 financings and management’s plan of operations described above, the uncertainty as to our ability to continue as a going concern for the next twelve month period has been eliminated.  Accordingly, the explanatory paragraph raising substantial doubts about Recom’s ability to continue as a going concern included in the original report of our Independent Registered Public Accounting Firm dated March 18, 2005, has been eliminated.

14.

OTHER SUBSEQUENT EVENTS

On January 3, 2005, we granted to our directors as compensation for serving on our audit and compensation committees share five-year purchase warrants entitling them to purchase a total of 35,000 common shares at $5.05 per share.  These options vest quarterly over one year.

On January 26, 2005 Recom filed, and on February 14, 2005 the SEC declared effective, a registration statement on form SB-2 covering, among other securities, the resale of common shares issuable to DKR

#

RECOM MANAGED SYSTEMS, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

From Inception Of Development Stage (November 7, 2000) To December 31, 2004

(Continued)

SoundShore Oasis Holding Fund Ltd. upon conversion of principal or interest under their $2,000,000 8% convertible debenture.  Under the terms of the debenture, once this registration statement is declared effective, Recom will have the right to repay both principal and interest in common shares in lieu of cash so long as we are not otherwise in default under the debenture.  See Note 8, “Convertible Debenture Payable”.

Effective February 1, 2005, Recom approved the grant of common stock purchase options to seven non-executive employees entitling them to purchase a total of 92,000 unregistered common shares at an exercise price of $4.05 per share, representing the market price for the shares as of date of approval and grant.  These options vest quarterly over a period of four year based upon the continuous provision of services and lapse, to the extent not exercised, on January 31, 2010.

On February 9, 2005, Recom approved the grant of a common stock purchase warrant to Lomond International, Inc. or its assigns that would entitle it to purchase a total of 500,000 unregistered common shares at an exercise price of $2 per share.  The warrant would be granted as compensation for the provision of business advisory services in developing strategic relationships for our heart monitoring products with medical device market leaders.  The warrant has not yet been issued and negotiations are continuing regarding its provisions and the services to be provided.

On March 3, 2005, Recom entered into a research and development services agreement.  Pursuant to the agreement, we have agreed to pay labor services and other expenses for performance under the agreement, estimated at $2,815,200. The term of the services to be provided is estimated to be sixteen months.  Services provided will be invoiced monthly.  Either party shall have the right to terminate the agreement upon 30 days’ written notice for any good-faith basis.

On March 26, 2005, Recom appointed Dr. Lowell T. Harmison as our new Chief Executive Officer in replacement of Mr. Marvin H. Fink.  On March 28, 2005, Mr. Harmison replaced Mr. Fink as President.  The board of directors recognized the valuable services provided to the company by Mr. Fink and acknowledged to Mr. Fink that any common share purchase options he holds by reason of serving as an officer or director of the company shall be deemed fully vested by reason of those pre-retirement services.  For similar reasons, the board of directors acknowledged on March 22, 2005 that Mr. Fink should be entitled to all other benefits under his employment agreement as if the contract had been lawfully and properly carried out by all parties to its full term.

On March 30, 2005, the action against Recom entitled William A. Miller v. Recom Managed Systems was dismissed with prejudice.

#

RECOM MANAGED SYSTEMS, INC.

INTERIM FINANCIAL STATEMENTS
MARCH 31, 2005
(UNAUDITED)

Contents

-

-#-

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Balance Sheet

March 31, 2005

(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 6,511,641
Prepaid expenses and other current assets	175,444
Total current assets	6,687,085
Property and equipment, net of accumulated depreciation of $114,400.	132,079
Intangible – patents, including related party amounts, net of accumulated amortization of $25,079,	347,377
TOTAL ASSETS	$ 7,166,541
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 1,227,750
Convertible debenture payable, net of unamortized debt discount of $549,003	1,450,997
Total current liabilities	2,678,747
Commitments and contingencies	—
Stockholders’ equity:
Series ‘A’ convertible preferred stock, $.001 par value; 10,000,000 shares authorized; 193,575 shares issued and outstanding	193
Series ‘A’ convertible preferred stock to be issued for accrued dividends, 87,829 shares	88
Common stock, $.001 par value; 100,000,000 shares authorized; 36,640,447 shares issued and outstanding	36,641
Additional paid-in capital	21,186,541
Deferred equity-based expense	(2,125)
Deficit accumulated during development stage	(16,733,544)
Total stockholders’ equity	4,487,794
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 7,166,541

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Operations

For The Three Months Ended March 31, 2005 And 2004 And From Inception

Of Development Stage (November 7, 2000) To March 31, 2005

(Unaudited)

	For the Three Months Ended March 31,		From Inception of Development Stage (Nov. 7, 2000) to March 31, 2005
	2005	2004
Revenue	$ —	$ —	$ —
Research and development	570,380	190,255	2,798,873
General and administrative expenses	1,099,079	946,154	11,201,229
Loss before other income (expense)	(1,669,459)	(1,136,409)	(14,000,102)
Interest income	4,475	—	62,992
Interest expense, including amortization of debt discount	(364,718)	—	(379,893)
Change in fair value of warrant liability	318,000	—	187,570
Warrant re-pricing and other financing cost	(600,000)	—	(758,516)
Loss before provision for income taxes	(2,311,702)	(1,136,409)	(14,887,949)
Provision for income taxes	—	—	—
Net loss	(2,311,702)	(1,136,409)	(14,887,949)
Preferred dividend	18,242	109,334	2,266,864
Net loss attributable to common stockholders	$ (2,329,944)	$ (1,245,743)	$ (17,154,813)
Basic and diluted loss per share	$ (0.07)	$ (0.03)	$ (0.72)
Basic and diluted loss per share attributable to common stockholders	$ (0.07)	$ (0.04)	$ (0.83)
Weighted average shares outstanding— basic and diluted	34,992,042	33,072,549	20,592,141

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development State (November 7, 2000) To March 31, 2005

(Three Months Ended March 31, 2005 Unaudited)

	Common Stock		Series ‘A’ Convertible Preferred Stock			Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Deficit Accumu- lated During Develop- ment Stage	From Inception (Nov. 7, 2000) To Dec. 31, 2004
	Shares	Amount	Shares		Amount	Shares	Amount
2000:
Balance November 7, 2000 (as restated for 3:1 stock split)	4,139,784	$ 4,139	—		$ —	—	$ —	$ (4,139)	$ —	$ —	$ —
Contributed capital	—	—	—		—	—	—	35,000	—	—	35,000
Net loss	—	—	—		—	—	—	—	—	(36,673)	(36,673)
Balance December 31, 2000	4,139,784	4,139	—		—	—	—	30,861	—	(36,673)	(1,673)
2001:
Capital contributed	—	—	—		—	—	—	45,000	—	—	45,000
Shares issued for services July 2001–$0.033	150,000	150	—		—	—	—	4,850	—	—	5,000
Net loss	—	—	—		—	—	—	—	—	(50,000)	(50,000)
Balance December 31, 2001	4,289,784	4,289	—		—	—	—	80,711	—	(86,673)	(1,673)
2002:
Capital contributed	—	—	—		—	—	—	56,400	—	—	56,400
Warrants issued for cash	—	—	—	305	—	—	—	125,000	—	—	125,000
Issuance of common stock for:	—	—	—		—	—	—
Technology—Sept. 2002 – $0.006	23,400,000	23,400	—		—	—	—	54,623	—	—	78,023
Services rendered – Oct. 2002 – $0.021	2,925,000	2,925	—		—	—	—	17,958	(19,678)	—	1,205
Cash—Oct 2002 – $0.03	564,810	565	—		—	—	—	17,221	—	—	17,786
Cash—Nov 2002 – $2.66	71,250	71	—		—	—	—	189,929	—	—	190,000

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development State (November 7, 2000) To March 31, 2005

(Unaudited)

(continued)

	Common Stock			Series ‘A’ Convertible Preferred Stock			Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Deficit Accumu- lated During Develop- ment Stage	From Inception (Nov. 7, 2000) To Dec. 31, 2004
	Shares		Amount	Shares		Amount	Shares	Amount
Contributed services – officer	—		$ —	—		$ —	—	$ —	$ 20,000	$ —	$ —	$ 20,000
Warrants issued for services	—		—	—		—	—	—	5,324	—	—	5,324
Net loss	—	-	—	—	-	—	—	—	—	—	(211,954)	(211,954)
Balance December 31, 2002	31,250,844		31,250	—		—	—	—	567,166	(19,678)	(298,627)	280,111
2003:
Issuance of common stock for cash and contributed property – April 2003 – $2.22	112,812		113	—		—	—	—	249,887	—	—	250,000
Issuance of common stock for cash:
May 2003—$3.00	82,667		83	—		—	—	—	247,917	—	—	248,000
May 2003—$3.33	75,075		75	—		—	—	—	249,925	—	—	250,000
Issuance of common stock for services:
April 2003—$2.80	147,192		147	—		—	—	—	411,654	—	—	411,801
April 2003—$3.15	11,045		11	—		—	—	—	34,780	—	—	34,791
July 2003—$3.67	111,625		112	—		—	—	—	410,192	—	—	410,304
August 2003—$3.68	33,188		33	—		—	—	—	121,103	—	—	121,136
September 2003—$3.77	24,292		24	—		—	—	—	91,673	—	—	91,697
October 2003—$4.78	15,385		15	—		—	—	—	73,525	—	—	73,540
November 2003—$3.65	18,834		19	—		—	—	—	68,783	—	—	68,802
December 2003—$3.60	5,953		6	—		—	—	—	21,425	—	—	21,431

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development State (November 7, 2000) To March 31, 2005

(Unaudited)

(continued)

	Common Stock		Series ‘A’ Convertible Preferred Stock		Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Deficit Accumu- lated During Develop- ment Stage	From Inception (Nov. 7, 2000) To Dec. 31, 2004
	Shares	Amount	Shares	Amount	Shares	Amount
Cashless exercise of warrants	1,105,000	$ 1,105	—	$ —	—	$ —	$ (1,105)	$ —	$ —	$ —
Contributed services – officer	—	—	—	—	—	—	80,000	—	—	80,000
Employee stock options issued below market	—	—	—	—	—	—	38,400	—	—	38,400
Amortization of deferred compensation	—	—	—	—	—	—	—	6,668	—	6,668
Options and warrants issued for:
Services	—	—	—	—	—	—	2,196,068	(219,010)	—	1,977,058
Financing cost	—	—	—	—	—	—	74,088	—	—	74,088
Issuance of preferred stock for cash	—	—	1,792,975	1,793	—	—	5,376,857	—	—	5,378,650
Series ‘A’ preferred stock offering expenses	—	—	—	—	—	—	(572,785)	—	—	(572,785)
Preferred stock beneficial conversion feature	—	—	—	—	—	—	896,474	—	(896,474)	—
Allocation of fair value to warrants	—	—	—	—	—	—	949,121	—	(949,121)	—
Series ‘A’ Preferred stock accrued dividend	—	—	—	—	—	—	(107,575)	—	—	(107,575)
Net loss	—	—	—	—	—	—	—	—	(5,311,377)	(5,311,377)
Balance December 31, 2003	32,993,912	32,993	1,792,975	1,793	—	—	11,477,573	(232,020)	(7,455,599)	3,824,740

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development State (November 7, 2000) To March 31, 2005

(Unaudited)

(continued)

	Common Stock		Series ‘A’ Convertible Preferred Stock		Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Deficit Accumu- lated During Develop- ment Stage	From Inception (Nov. 7, 2000) To Dec. 31, 2004
	Shares	Amount	Shares	Amount	Shares	Amount
2004:
Issuance of common stock for services:
January 2004—$3.63	52,391	$ 52	—	$ —	—	$ —	$ 190,088	$ —	$ —	$ 190,140
February 2004—$4.24	25,714	26	—	—	—	—	108,979	—	—	109,005
March 2004—$4.90	47,638	48	—	—	—	—	233,584	—	—	233,632
April 2004—$7.39	11,937	12	—	—	—	—	88,145	—	—	88,157
May 2004—$6.66	43,425	43	—	—	—	—	289,006	—	—	289,049
June 2004—$4.30	16,976	17	—	—	—	—	72,980	—	—	72,997
July 2004—$3.90	21,583	22	—	—	—	—	84,206	—	—	84,228
August 2004—$3.56	26,885	27	—	—	—	—	95,570	—	—	95,597
September 2004—$3.67	49,035	49	—	—	—	—	179,738	—	—	179,787
October 2004—$2.67	55,420	55	—	—	—	—	148,163	—	—	148,218
November 2004—$2.94	32,635	33	—	—	—	—	95,914	—	—	95,947
December 2004—$4.52	69,504	70	—	—	—	—	313,947	—	—	314,017
Exercise of class ‘A’ warrants for cash	130,030	130	—	—	—	—	274,870	—	—	275,000
Exercise of class ‘C’ warrants for cash	16,665	17	—	—	—	—	49,979	—	—	49,996
Cashless exercise of warrants	51,815	52	—	—	—	—	(52)	—	—	—
Contributed services—officer	—	—	—	—	—	—	80,000	—	—	80,000

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development State (November 7, 2000) To March 31, 2005

(Unaudited)

(continued)

	Common Stock		Series ‘A’ Convertible Preferred Stock		Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Deficit Accumu- lated During Develop- ment Stage	From Inception (Nov. 7, 2000) To Dec. 31, 2004
	Shares	Amount	Shares	Amount	Shares	Amount
Amortization of deferred compensation	—	$ —	—	$ —	—	$ —	$ —	$ 225,531	$ —	$ 225,531
Warrants issued for services	—	—	—	—	—	—	132,712	—	—	132,712
Warrants issued for legal settlement	—	—	—	—	—	—	757,207	—	—	757,207
Expense recognized from repricing of warrants	—	—	—		—	—	158,516	—	—	158,516
Beneficial conversion feature	—	—	—	—	—	—	408,333	—	—	408,333
Cancelled common stock	(369,000)	(369)	—	—	—	—	369	—	—	—
Conversion of series ‘A’ preferred stock	1,546,633	1,547	(1,546,633)	(1,547)	—	—	—	—	—	—
Series ‘A’ preferred stock accrued dividend	—	—	—	—	—	—	(295,452)	—	—	(295,452)
Shares for series ‘A’ preferred dividends	—	—	—	—	134,834	134	404,353	—	—	404,487
Conversion of series ‘A’ preferred stock	3,457	3	—	—	(3,457)	(3)	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	(6,966,243)	(6,966,243)
Balance December 31, 2004	34,826,655	34,827	246,342	246	131,377	131	15,348,728	(6,489)	(14,421,842)	955,601
2005:
Issuance of common stock for services:

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Stockholders’ Equity

From Inception Of Development State (November 7, 2000) To March 31, 2005

(Unaudited)

(continued)

	Common Stock		Series ‘A’ Convertible Preferred Stock		Series ‘A’ Convertible Preferred Stock To Be Issued		Additional Paid-in Capital	Deferred Compen- sation	Deficit Accumu- lated During Develop- ment Stage	From Inception (Nov. 7, 2000) To Dec. 31, 2004
	Shares	Amount	Shares	Amount	Shares	Amount
January 2005—$4.26	44,205	$ 44	—	$ —	—	$ —	$ 188,259	$ —	$ —	$ 188,303
February 2005—$4.05	21,231	21	—	—	—	—	85,964	—	—	85,985
March 2005—$3.20	37,628	38	—	—	—	—	120,372	—	—	120,410
Exercise of class ‘C’ warrants for cash	45,832	46	—	—	—	—	137,450	—	—	137,496
Contributed services—officer	—	—	—	—	—	—	20,000	—	—	20,000
Amortization of deferred compensation	—	—	—	—	—	—	—	4,364	—	4,364
Warrants issued for services	—	—	—	—	—	—	27,337	—	—	27,337
Series ‘A’ preferred stock accrued dividend	—	—	—	—	—	—	(18,242)	—	—	(18,242)
Shares for series ‘A’ preferred dividends	—	—	—	—	6,081	6	18,236	—	—	18,242
Conversion of series ‘A’ preferred stock	102,396	102	(102,396)	(102)	—	—	—	—	—	—
Shares issued	—	—	49,629	49	(49,629)	(49)	—	—	—	—
Warrant liability reclassified upon effectiveness	—	—	—	—	—	—	260,000	—	—	260,000
Sale of common stock	1,562,500	1,563	—	—	—	—	4,998,437	—	—	5,000,000
Net loss	—	—	—	—	—	—	—	—	(2,311,702)	(2,311,702)
Balance March 31, 2005	36,640,447	$ 36,641	193,575	$ 193	87,829	$ 88	$ 21,186,541	$ (2,125)	$ (16,733,544)	$ 4,487,794

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Cash Flows

For The Three Months Ended March 31, 2005 And 2004 And From Inception

Of Development Stage (November 7, 2000) To March 31, 2005

(Unaudited)

	For the Three Months Ended March 31,		From Inception of Development Stage (Nov. 7, 2000) to March 31, 2005
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (2,311,702)	$ (1,136,409)	$ (14,887,949)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,599	16,820	140,173
Amortization of debt issue costs and finance costs	324,718	—	338,560
Change in fair value of warrant liability	(318,000)	—	(187,570)
Amortization of deferred compensation	4,364	139,172	237,768
Services recognized as contributed capital	20,000	20,000	200,000
Stock issued for services	394,698	532,777	3,683,974
Options and warrants issued for services	27,337	38,981	2,254,919
Warrants issued for legal settlement	—	—	757,207
Finance cost attributed to re-pricing of warrants	—	—	158,516
Other	—	—	1,459
Changes in operating assets and liabilities:
Prepaid expenses and other currents assets	61,462	41,064	(175,444)
Accounts payable and accrued expenses	835,629	(337,872)	1,227,751
Net cash used in operating activities	(942,895)	(685,467)	(6,250,636)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,285)	(2,589)	(247,174)
Capitalized patent cost	(19,481)	(18,174)	(294,432)
Net cash used in investing activities	(23,766)	(20,763)	(541,606)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	—	—	136,400
Issuance of common stock and exercise of warrants for cash	5,137,496	—	6,268,278
Sale of preferred stock for cash, net of expenses	—	—	4,805,865
Sale of warrants for cash	—	—	125,000
Proceeds from issuance of convertible debenture, net of expenses	—	—	1,968,340
Net cash provided by financing activities	5,137,496	—	13,303,883
Net increase (decrease) in cash and cash equivalents	4,170,835	(706,230)	6,511,641
Cash and cash equivalents, beginning of period	2,340,806	3,957,720	—
Cash and cash equivalents, end of period	$ 6,511,641	$ 3,251,490	$ 6,511,641

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Statements Of Cash Flows

For The Three Months Ended March 31, 2005 And 2004 And From Inception

Of Development Stage (November 7, 2000) To March 31, 2005

(Unaudited)

(continued)

Supplemental Cash Flow Information:

For the years from inception of development stage (November 7, 2000) to March 31, 2005, Recom paid no interest or income taxes.

Supplemental Investing and Financing Activities:

Recom recorded compensation expense of $20,000 for each of the three-month periods ended March 31, 2005 and 2004, respectively, for the Chief Executive Officer of the company.  This compensation was recorded as additional paid in capital.

During the three months ended March 31, 2004, the company issued 125,743 shares of common stock for marketing and business services rendered during the period.  These services were valued at $532,777 based upon the market value of the shares at the date of issuance.  Of those shares issued, 52,391 shares of common stock valued at $190,140 based upon the market value of the shares at the date of issuance related to expenses accrued during the fourth quarter of 2003 since the services were rendered during that period.

For the three months ended March 31, 2005 and 2004, the company has accrued $18,242 and $109,334, respectively, in dividends related to its series A’ preferred stock.  Such dividends are a non-cash charge as they will be paid in-kind.

During the three months ended March 31, 2005 and 2004, 102,396 and 6,667 shares of common stock, respectively, were issued upon conversion of an equivalent number of shares of series ‘A’ preferred stock.

The accompanying notes are an integral part of these financial statements

#

RECOM MANAGED SYSTEMS, INC.

(A Development Stage Company)

Notes To Financial Statements

For The Three Months Ended March 31, 2005 And 2004

1.

BASIS OF PRESENTATION

The accompanying unaudited financial statements as of March 31, 2005 and for the three month periods ended March 31, 2005 and 2004 and from inception (November 7, 2000) to March 31, 2005 have been prepared by Recom pursuant to the rules and regulations of the Securities and Exchange Commission, including Form 10-QSB and Regulation S-B. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The company believes that the disclosures provided are adequate to make the information presented not misleading.

These financial statements should be read in conjunction with the audited financial statements and explanatory notes for the year ended December 31, 2004 as disclosed in the company’s 10-KSB for that year as filed with the SEC, as it may be amended.

The results of the three months ended March 31, 2005 are not necessarily indicative of the results to be expected for the full year ending December 31, 2005.

2.

PRO FORMA STOCK OPTION INFORMATION

Employee and Director Common Share Purchase Options—Pro forma information regarding the effects on operations of employee and director common share purchase options as required by SFAS No. 123 and SFAS No. 148 has been determined as if Recom had accounted for those options under the fair value method. Pro forma information is computed using the Black Scholes method at the date of grant of the options based on the following assumptions ranges:  (1) risk free interest rate of 1.42% to 3.13%; (2) dividend yield of 0%; (3) volatility factor of the expected market price of our common stock of 53.84% to 158.48%; and (4) an expected life of the options of 1.5 years.  The foregoing option valuation model requires input of highly subjective assumptions.  Because common share purchase options granted to employees and directors have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, the existing model does not in the opinion of our management necessarily provide a reliable single measure of fair value of common share purchase options we have granted to our employees and directors.

#

Pro forma information relating to employee and director common share purchase options is as follows:

	For the Three Months Ended March 31, 2005	For the Three Months Ended March 31, 2004
Net loss as reported	$ (2,311,702)	$ (1,136,409)
Stock compensation calculated under SFAS 123	$ (145,329)	$ (145,223)
Pro forma net loss	$ (2,457,031)	$ (1,281,632)
Basic and diluted historical loss per share	$ (0.07)	$ (0.03)
Pro forma basic and diluted loss per share	$ (0.07)	$ (0.04)
Net loss attributable to common shares, as reported	$ (2,329,944)	$ (1,245,743)
Pro forma net loss attributable to common shares	$ (2,475,273)	$ (1,390,966)
Basic and diluted historical loss per share attributable to common shares	$ (0.07)	$ (0.04)
Pro forma basic and diluted loss per share attributable to common shares	$ (0.07)	$ (0.04)

Net Loss Per Share—We use SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Per share basic and diluted net loss attributable to common stockholders amounted to $0.07 for the three months ended March 31, 2005 and $0.04 for the three months ended March 31, 2004. For the three months ended March 31, 2005 and 2004, 6,980,418 potential shares and 7,849,977 potential shares, respectively, were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share.

3.

CONTINGENT SETTLEMENT PAYABLE

In conjunction with Dr. Budimir Drakulic becoming our Vice President and Chief Technology Officer, we reached an agreement-in-principle with Dr. Drakulic to offer to sell common shares to certain individuals in order to protect our rights to the Signal Technologies. As part of that agreement, we agreed that should we raise more than $2 million in certain offerings, we would pay 4% of the proceeds of those offerings greater than $2 million to those individuals up to a maximum amount of $480,350.  We subsequently reached settlements with a number of these individuals and the remaining liability related to the agreement as of March 31, 2005 is $21,113, which is included in accounts payable and accrued expenses.  See Note 7, “Commitments And Contingencies”.

#

4.

UNIT OFFERING

During October 2003, we sold 53.2875 units in a private placement, with each unit consisting of 33,334 series ‘A’ preferred shares and 16,667 class ‘C’ common share purchase warrants, at a price of $100,000 per unit.  The proceeds to our company, net of expenses, were approximately $4,806,000.  Each class ‘C’ warrant entitles the holder to purchase one common share at an exercise price of $3.75 per share.  The class ‘C’ warrants are exercisable anytime during the four year period commencing on the final closing and do not contain provisions for cashless exercise.  On October 1, 2004, we voluntarily reduced the exercise price of the class ‘C’ warrants from $3.75 to $3.

Our series ‘A’ preferred shares carry a liquidation value equal to $3 per share, are senior to all other shares of capital stock now existing or hereinafter created by our company as to dividend and liquidation rights, and have voting rights as if converted into common shares.  Each series ‘A’ preferred shareholder has the option at any time to convert all or any portion of his or her shares into common shares on a one-for-one basis.  During the three months ended March 31, 2005 and 2004, 102,396 and 6,667 series ‘A’ preferred shares, respectively, were converted into an equivalent number of common shares.

Our series ‘A’ preferred shares are required to pay dividends of 8% annually, to be paid quarterly either in cash or in the form of additional preferred shares at the discretion of Recom.  Any series ‘A’ preferred shares issued as a dividend will be valued at $3 per share.  During the three months ended March 31, 2005 and 2004, we accrued dividends in the amount of $18,242 and $109,334, respectively, with respect to our series ‘A’ preferred shares. We have elected to pay these dividends in kind through the issuance of additional preferred stock. Through March 31, 2005, in satisfaction of the accrued dividends, we issued or committed to issue a total of 140,915 preferred shares valued at $422,729. As of March 31, 2005, 53,086 shares were issued or deemed converted into common shares.  As of March 31, 2005 there are no accrued dividends payable reflected on the balance sheet.

5.

CONVERTIBLE DEBENTURE PAYABLE

On December 29, 2004, we sold an 8% convertible debenture in the amount of $2,000,000 (effective interest rate of 89%) to DKR SoundShore Oasis Holding Fund Ltd.  Terms call for the payment of $400,000 in principal on the debenture in cash on May 16, 2005, June 1, 2005, July 1, 2005, August 1, 2005 and August 31, 2005, respectively.  The debenture also calls for payments of interest on the outstanding principal on the debenture in cash on May 10, 2005, June 1, 2005, July 1, 2005, August 1, 2005 and August 31, 2005, respectively.

For so long as the debenture is unpaid, the debenture holder is entitled to convert the debenture into a number of common shares equal to the outstanding principal on the debenture divided by $5.25, such amount representing 105% of the closing price for our common shares on the trading day prior to the sale of the debenture.  We also have the right to pay the principal and interest on the debenture in common shares in lieu of cash provided that we first register those shares with the SEC, are not otherwise in default under the debenture, and have satisfied certain other conditions including notice requirements.  Should payment be made in common shares, the principal and interest under the debenture subject to conversion would be convertible into those shares at the rate of 85% of the average of the three lowest closing prices for those shares during the ten day period prior to the repayment date.  If we elect to pay only interest with common shares, the conversion rate shall be fixed at 90% of the closing price immediately prior to the payment or delivery date.  Under the terms of the debenture, once this registration statement is declared effective, Recom will have the right to repay both principal and interest in common shares in lieu of cash so long as we are not otherwise in default under the debenture.  We filed the aforesaid registration statement on January 26, 2005, and on February 14, 2005 the SEC declared the registration statement to be effective.

#

While pre-payment of the debenture is generally not allowed before its August 31, 2005 due date without the consent of the debenture holder, we may do so in cash so long as we pay the entire outstanding balance due through maturity and also pays a 10% premium on the outstanding principal.

In the event of default under the debenture, including both failure to make principal and interest payments and failure to comply with various covenants, the interest rate will increase to 15%, and we will be obligated to pay the greater of (1) the principal due under the debenture together with a 30% premium, plus interest accrued; or (2) the principal due under the debenture, plus interest accrued, divided by conversion price were the debenture holder to elect to convert the debentures into common shares. As a result of the March 31, 2005 equity placement described under “Equity Transactions”, we incurred a default penalty of $600,000 at March 31, 2005, which has been accrued at March 31, 2005 and recorded as a financing cost in the statement of operations.  We settled this penalty in April 2005, by agreeing to a re-pricing of the warrants described below, from an exercise price of $5.75 per share to an exercise price of $2.40 per share.

As additional consideration for the purchase of the debenture, we granted to the debenture holder warrants entitling it to purchase 275,000 common shares at the price of $5.75 per share, or 115% of the closing price for those shares on the trading day prior to the sale of the debenture.  These warrants lapse if unexercised by December 29, 2009.  A registration rights agreement was executed requiring Recom to register the shares of its common stock underlying the debenture and warrant so as to permit the public resale thereof.  The debenture provided for the payment of liquidated damages of 2% of the debenture balance per month if the stipulated registration deadlines were not met. In accordance with EITF 00-27, a portion of the proceeds were allocated to the warrant liability based on its fair value, which totaled $447,570 using the Black Scholes option pricing model.  The remaining balance was allocated to the convertible debt instrument and was used to compute the beneficial conversion feature. We attributed a beneficial conversion feature of $408,333 to the convertible debenture based upon the difference between the effective conversion price of those shares and the closing price of our common shares on the date of issuance.  The assumptions used in the Black Scholes model are as follows:  (1) dividend yield of 0%; (2) expected volatility of 91%, (3) risk-free interest rate of 3.12%, and (4) expected life of 1.5 years. Additionally, we incurred legal costs of $31,660 in connection with the sale of the debenture. The total debt discount of $887,563 is being amortized over the term of the debenture.  During the three months ended March 31, 2005, amortization as interest expense amounted to $324,718.

In conjunction with raising capital through the issuance of convertible debt, the Company has issued a warrant that has registration rights for the underlying shares.  As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet ($447,570) and the change in fair value from the date of issuance to December 31, 2004 has been included in other income (expense).  The fair value of the Warrant was $578,000 at December 31, 2004.  Upon the registration statement being declared effective, the fair value of the warrant on that date would be reclassified to equity.

For the three months ended March 31, 2005, the change in fair value of the warrant issued with registration rights decreased by approximately $318,000 to $260,000 at the date of effectiveness of the registration statement and is recognized as a credit to change in fair value of warrant liability on the statement of operations.  At that date, the remaining fair value was credited to additional paid-in capital.

#

6.

EQUITY TRANSACTIONS

On January 3, 2005, we granted to our directors as compensation for serving on our audit and compensation committees share five-year purchase warrants entitling them to purchase a total of 35,000 common shares at $5.05 per share.  These options vest quarterly over one year.

On January 20 2005, we issued to one director, Ms. Jennifer Black, as compensation for serving on our board of directors, options to purchase 28,000 common shares at $3.95 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on January 19, 2010.

Effective February 1, 2005, we approved the grant of common stock purchase options to seven non-executive employees entitling them to purchase a total of 92,000 unregistered common shares at an exercise price of $4.05 per share, representing the market price for the shares as of date of approval and grant.  These options vest quarterly over a period of four year based upon the continuous provision of services and lapse, to the extent not exercised, on January 31, 2010.

On March 22 2005, we issued to one director, Ms. Lucy Duncan-Scheman, as compensation for serving on our board of directors, options to purchase 50,000 common shares at $3.10 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on March 21, 2010.

On March 31, 2005, we closed a private placement wherein we sold a total of 1,562,000 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 1,500,000 restricted common shares, to Trellus Management Company, LLC for the sum of $5,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before March 31, 2010.  As part of the transaction, we agreed to file a registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.20 per should we fail to file the registration statement on a timely basis.  We have since procured an extension of the filing date to May 31, 2005.

During the quarter ended March 31, 2005, we issued in the aggregate 103,064 common shares for business services. These services were valued at $394,698 based upon the fair market value of the shares determined as the closing stock price as reported by the OTCBB at the date of issuance.

During the quarter ended March 31, 2005, we issued 45,832 common shares upon exercise of an equivalent number of class “C” warrants, for cash proceeds of $137,496.

7.

COMMITMENTS AND CONTINGENCIES

We have entered into a research and development services agreement with Battelle Memorial Institute, Health and Life Sciences to develop our Model 200 Module.  Pursuant to the agreement, we have agreed to pay labor services and other expenses for performance under the agreement, estimated at $2,815,200. The term of the services to be provided is estimated to be sixteen months.  Services provided will be invoiced monthly.  Either party shall have the right to terminate the agreement upon 30 days’ written notice for any good-faith basis.

8.

RELATED PARTY TRANSACTIONS

During the three month periods ended March 31, 2005 and 2004, we incurred legal fees to a firm which has one of our directors, Mr. Ellsworth Roston, as a partner.  The fees incurred for the three months of 2005

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and 2004 were $36,838 and $40,448, respectively. Of these amounts, $19,481 and $18,174 was capitalized as patent costs.

On January 21, 2005, we entered into a consulting agreement with Dr. Lowell T. Harmison, on of our directors and presently our interim co-Chief Executive Officer, in connection with the provision of his services in evaluating the applicability of our technology to the EEG market.  Under this agreement, we acknowledged that Dr. Harmison had previously provided services for this project for which we compensated him with the sum of $70,000 in registered common shares, and that Dr. Harmison would provide an additional $84,000 in services, payable at the rate of $16,000 per month, to complete the project over a six month term.

On March 26, 2005, Recom appointed Dr. Lowell T. Harmison as our new Chief Executive Officer in replacement of Mr. Marvin H. Fink.  On March 28, 2005, Mr. Harmison replaced Mr. Fink as President.  The board of directors recognized the valuable services provided to the company by Mr. Fink and acknowledged to Mr. Fink that any common share purchase options he holds by reason of serving as an officer or director of the company would be deemed fully vested by reason of those pre-retirement services.  For similar reasons, the board of directors acknowledged on March 22, 2005 that Mr. Fink would be entitled to all other benefits under his employment agreement as if the contract had been lawfully and properly carried out by all parties to its full term.

9.

SUBSEQUENT EVENTS

On April 8, 2005, we closed a private placement wherein we sold a total of 937,5000 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 900,000 restricted common shares, to Lagunitas Partners LP, Gruber & McBaine International, J. Patterson McBaine and Jon and Linda Gruber for the sum of $3,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before April 8, 2010.  As part of the transaction, we agreed to file a registration statement with the SEC within 20 days to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.20 per should we fail to file the registration statement on a timely basis.  We have since procured an extension of the filing date to June 30, 2005,

On April 15, 2005, Recom entered into a five-year employment agreement with Ms. Pamela Bunes with respect to the provision of services as our Chief Executive Officer and President and as a director of the company in connection with her appointment as our Chief Executive Officer and President on that date.  The essential terms of the employment agreement are as follows:  (1) Ms. Bunes is entitled to a base salary of $300,000 per year, subject to adjustment after the first anniversary of the agreement upon a performance review by the board. (2) Ms. Bunes is entitled to a $32,000 signing bonus; and (3) Ms. Bunes is entitled to a number of employee benefits under the agreement, including the provision of an automobile and the right to participate in company benefit plans, including any bonus plans established for management or other benefit plans established for executive officers.  In addition, Ms. Bunes will be granted a share purchase option entitling her to purchase 750,000 unregistered common shares at $3 per share, reflecting the closing price of our common stock as of the date of the agreement.  The right to exercise the option vests quarterly in tranches of 37,500 shares per quarter over the term of the employment agreement based upon the continuous provision of services by Ms. Bunes, and lapse to the extent unexercised on April 15, 2010 with respect to the first sixteen quarterly tranches, and April 15, 2011 with respect to the final four quarterly tranches.  The employment agreement provides for early termination in the case of Ms. Bunes’ death or disability, Ms. Bunes’ termination by Recom for “cause” as that term is defined in the agreement; and Ms. Bunes’ termination of employment for “good reason” as that term is defined in the agreement, which includes a change in control.  Recom and Ms. Bunes may each also terminate the agreement upon 60 days’ prior notice with cause or good reason, respectively.  In the event of an early termination of the agreement for any reason,

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all compensation and benefits under the agreement will terminate as of the date of termination, with the payment of any bonuses payable under any bonus plan adopted by the company being pro rated as of the date of termination.  In additional, all unvested options shall lapse.  In the event of Ms. Bunes’ death or in the event Recom should terminate the agreement without cause or should Ms. Bunes terminate the agreement for good reason, Recom shall also be obligated to continue to pay Ms. Bunes her base salary and to continue to provide employee benefits for a period of twelve months, except that in the event of Ms. Bunes death, this obligation shall terminated upon the expiration of the intended term of the agreement if shorter.

On April 18, 2005, Recom entered into a five-year employment agreement with Mr. Rodney Hildebrandt with respect to the provision of services as our Chief Operating Officer and Secretary and as a director of the company.  The essential terms of the employment agreement are as follows:  (1) The agreement has a term commencing effective as of March 22, 2005 and ending on March 21, 2010; (2) Mr. Hildebrandt is entitled to a base salary of $125,000 per year, subject to adjustment after the first anniversary of the agreement upon a performance review by the board; and (3) Mr. Hildebrandt is entitled to a number of employee benefits under the agreement, including the provision of an automobile and the right to participate in company benefit plans, including any bonus plans established for management or other benefit plans established for executive officers.  In addition, Mr. Hildebrandt will be granted a share purchase option entitling him to purchase 1,000,000 unregistered common shares at $3.10 per share, reflecting the closing price of our common stock as of the date of the agreement.  The right to exercise the option vests quarterly in tranches of 50,000 shares per quarter over the term of the employment agreement based upon the continuous provision of services by Mr. Hildebrandt, and lapse to the extent unexercised on April 18, 2010 with respect to the first sixteen quarterly tranches, and April 18, 2011 with respect to the final four quarterly tranches.  The employment agreement provides for early termination in the case of Mr. Hildebrandt’s death or disability, Mr. Hildebrandt’s termination by Recom for “cause” as that term is defined in the agreement; and Mr. Hildebrandt’s termination of employment for “good reason” as that term is defined in the agreement, which includes a change in control.  Recom and Mr. Hildebrandt may each also terminate the agreement upon 60 days’ prior notice with cause or good reason, respectively.  In the event of an early termination of the agreement for any reason, all compensation and benefits under the agreement will terminate as of the date of termination, with the payment of any bonuses payable under any bonus plan adopted by the company being pro rated as of the date of termination.  In additional, all unvested options shall lapse.  In the event of Mr. Hildebrandt’s death or in the event Recom should terminate the agreement without cause or should Mr. Hildebrandt terminate the agreement for good reason, Recom shall also be obligated to continue to pay Mr. Hildebrandt his base salary and to continue to provide employee benefits for a period of twelve months, except that in the event of Mr. Hildebrandt death, this obligation shall terminated upon the expiration of the intended term of the agreement if shorter.

On April 20, 2005, we amended the terms of a common share purchase warrant we had previously granted to DKR SoundShore Oasis Holding Fund Ltd. (“Oasis”) on December 29, 2004 entitling it to purchase 275,000 common shares, by reducing the exercise price of that warrant from $5.75 per share to $2.40 per share.  This amendment was effected in connection with procuring Oasis’s waiver with respect to our recent issuance of $8 million in equity through two private placements as discussed above. See Note 5, “Convertible Debenture Payable”.  On April 27, 2005, we notified Oasis of our election to convert all outstanding principal and interest under their $2,000,000 8% convertible debenture into common shares, subject to the reservation of our rights to revise or revoke those elections.

On May 31, 2005, we entered into a lease for new executive office space in Greenville, South Carolina.  We leased these facilities, consisting of approximately 4,029 square feet, from Falls Place, LLC, for a 36 month term commencing June 1, 2005.  The lease is terminable after 18 months upon 90 days’ notice provided the termination is attributable to our outgrowing the premises.  Our monthly base rent for years one, two and three is $6,211, $6,336 and $6,463 per month, respectively, which we believe reflects market value.  We are also required to pay our share of any increase in operating expenses over fiscal 2005.  The lease is renewable for an additional 36 months subject to the payment of a 2% per year increase in base rent.

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On June 10, 2005, we entered into an investment banking agreement with Maxim Group, LLC.  Pursuant to this agreement, Maxim will provide non-exclusive investment banking, strategic advising and financial advising services to Recom, and will have certain rights to manage or co-manage any public offering and to participate in future private placements.  After August 1, 2006, either Recom or Maxim may terminate the agreement upon 30 days written notice.  As compensation for its services, Maxim is entitled to a non-refundable and non-creditable retainer in the amount of $175,000, plus twelve monthly retainer payments of $12,500 beginning on the first day of each month commencing August 1, 2005.  If the agreement is extended beyond August 1, 2006, the parties will re-evaluate the monthly retainer.  As additional compensation, Maxim will receive a fully-vested warrant to purchase 500,000 common shares at $4.15 per share.  The warrants, which contain a cashless exercise provision, lapse if unexercised on June 10, 2010.  Maxim is also entitled to a 2.5% success fee in connection with any merger or acquisition candidate procured by Maxim.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”) which replaces Accounting Principles Board Opinions No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28”.  SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error.  SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by Recom in the first quarter of 2006.  Recom is currently evaluating the effect that the adoption of SFAS 154 will have on its results of operations and financial condition but does not expect it to have a material impact.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13

Other Expenses Of Issuance And Distribution

The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement.  We have agreed to pay all of these expenses.

SEC registration fee	$ 4,028.88
Financial printer fees to EDGARize and print registration statement	1,000.00*
Transfer Agent Fees, including Printing and Engraving Stock Certificates	1,000.00*
Legal fees and expenses	30,000.00*
Accounting fees and expenses	15,000.00*
Miscellaneous	1,000.00*
Total	$ 52,028.88*
* estimated

Item 14

Indemnification Of Directors And Officers

Our Articles of Incorporation, as amended, provide shall that we shall, to the maximum extent and in the manner under Delaware corporate law, indemnify each of our directors and officers against judgments, fines, settlements and other amounts, including expenses such as attorneys’ fees, actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  We may also have contractual indemnification obligations under our individual agreements with our directors, officers and employees, including an indemnification agreement we have entered into with Ms. Pamela Bunes, our Chief Executive Officer, and Mr. Rodney Hildebrandt, our Chief Operating Officer.

The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit our company and shareholders.  We believe that the indemnification provisions in our Articles of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15

Recent Sales Of Unregistered Securities

We have sold or issued the following securities not registered under the Securities Act of 1933 during the three year period ending on the date of filing of this registration statement.

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Rule 506

The offer and sale of the securities in each offering described below was exempt from the registration requirements of the Securities Act under SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act insofar as:  (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) pursuant to Rule 506(b)(2)(ii), each purchaser in the offering who was not accredited either alone or with his purchaser representative had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risk of the investment, or the company reasonably believed immediately prior to making the sale that such investor came with this description; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

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On September 19, 2002, immediately prior to our acquisition of the Signal Technologies from ARC Finance Group, Mr. Sim Farar, our president and principal shareholder at that time, invested $125,000 into the company as working capital in exchange for a warrant entitling him to purchase 600,000 common shares at $0.21 per share (200,000 shares at $0.65 per share pre-split).  The warrant may not be exercised before September 1, 2003, expires in September 2006, contains cashless exercise options and certain anti-dilution and other provisions.  At the time, Vanguard West LLC, a company owned and controlled by Mr. Farar, held approximately 98% of our common shares.

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On September 19, 2002, we issued 23,400,000 common shares (7,800,000 shares pre-split) to ARC Finance Group in connection with our acquisition of the Signal Technologies.  The shares represented approximately 85% of our issued and outstanding common shares.  We valued the Signal Technologies at $78,023 for financial accounting purposes using the Black-Scholes model.

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On October 11, 2002, we reached an agreement-in-principle with Mr. Marvin H. Fink to become our Chief Executive Officer and President.  Pursuant to that understanding, we entered into an employment agreement with Mr. Fink on October 12, 2002 and contemporaneously issued to him 2,100,000 restricted common shares (700,000 shares pre-split) as an inducement for that employment.  These shares vest over a period of three years based upon Mr. Fink’s continuous provision of services.  We valued the grant at $15,140 for pro-forma financial statement purposes using the Black-Scholes model.  For further information relating to this transaction see that section of the prospectus contained in this registration statement captioned “Management—Employment And Consulting Agreements With Management”.

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On October 11, 2002, we reached an agreement-in-principle with Dr. Budimir Drakulic to become our Vice President and Chief Technology Officer on a consulting basis through his consulting companies.  Pursuant to that understanding, on October 15, 2002, we entered into a loan-out agreement with Dr. Drakulic’s two consulting companies, B World Technologies, Inc. and B Technologies, Inc., relative to the provision of Dr. Drakulic’s services, and contemporaneously issued to one of those companies, B World Technologies, 600,000 restricted common shares (200,000 shares pre-split) as an inducement for the provision of those services.  These shares vest over a period of five years.  B World Technologies and B World are each owned and controlled by Dr. Drakulic.  We valued the grant at $4,140 for pro-forma financial statement purposes using the Black-Scholes model.  For further information relating to this transaction see that section of the prospectus contained in this registration statement captioned “Management—Employment And Consulting Agreements With Management”.

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On October 11, 2002, we reached an agreement-in-principle with Mr. Ellsworth Roston to provide consulting advice to us relating to engineering, developing and refining our products and technologies and to become a director of the company.  Pursuant to that understanding, on October 30, 2002 we entered into a two year consulting agreement with Mr. Roston documenting the provision of his consulting services and his appointment to our board of directors.  Pursuant to that agreement, we granted Mr. Roston 225,000 common shares (75,000 shares pre-split) effective as of October 15, 2002.  We valued the grant at $1,553 for pro-forma financial statement purposes using the Black-Scholes model.  For further information relating to these transactions, see that section of the prospectus contained in this registration statement captioned “Management—Employment And Consulting Agreements With Management”.

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On February 5, 2003, pursuant to a director’s compensation plan adopted by our board of directors on that date, we issued to each of our five directors as of that date, including Messrs. Fink and Roston and Dr. Robert Koblin, options to purchase 150,000 common shares at $0.88 per share (50,000 shares at $2.65 per share pre-split) under our 2002 Stock

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Plan.  The options are fully vested and lapse, if unexercised, on February 4, 2008.  We valued the grant at $446,122 for pro-forma financial statement purposes using the Black-Scholes model.  For further information relating to these transactions, see that section of the prospectus contained in this registration statement “Management—Board Compensation”.

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On March 10, 2003, we issued to Dr. Budimir S. Drakulic, our Vice President and Chief Technology Officer, options to purchase 750,000 common shares at $0.95 per share (250,000 shares at $2.76 per share pre-split) under our 2002 Stock Plan.  The options vest over a period of four years, and lapse if unexercised on March 9, 2008.  We valued the grant at $479,000 for pro-forma financial statement purposes using the Black-Scholes model.  Dr. Drakulic was accredited.

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On April 8, 2003, we sold to Mr. Mitchell Stein 112,812 common shares (37,604 shares pre-split) for $100,000 in cash and $150,000 in expenses and equipment.

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On May 15, 2003, we completed the first tranche of a private placement pursuant to which we sold 82,667 units to Mr. Mitchell Stein, SJ Investments and Ms. Norma Provencio at $3 per unit for cash amounting to $248,000.  Each unit consisted of one common share and one warrant.  Each warrant is exercisable at $3 until May 14, 2004.  Upon exercise of the warrants each investor will receive one common share and an additional warrant to purchase one common share $6 per share until November 15, 2004.  As of October 11, 2004, 66,667 of these warrants exercisable at $3 per share were exercised and converted into common shares.

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On June 5, 2003, we issued to Dr. Lowell T. Harmison, in his capacity as a director, options to purchase 50,000 common shares at $4.20 per share under our 2002 Stock Plan.  These options are fully vested, and lapse if unexercised on June 5 2008.  We valued the grant at $109,402 for pro-forma financial statement purposes using the Black-Scholes model.  For further information relating to this transaction, see that section of the prospectus contained in this registration statement captioned “Management—Board Compensation”.

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On July 17, 2003, we issued to Maxim Group, LLC warrants to purchase 100,000 common shares at $4.62 per share pursuant to an investment banking agreement.  The warrants lapse if unexercised on July 16, 2008.  We valued the grant at $136,482 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 24, 2003, we completed the second tranche of a private placement pursuant to which we sold 75,075 units to Messrs. Mitchell Stein, Jerry L. Page and Mark M Giardiano and to Ashton Reed & Company, Inc. at $3.33 per unit for cash amounting to $250,000.  Each unit consisted of one common share and one warrant. Each warrant is exercisable at $3.33 until July 14, 2004.  Upon exercise of the warrants each investor will receive one common share and an additional warrant to purchase one common share at $6.66 per share until November 15, 2004.  As of October 11, 2004, 30,030 of these warrants exercisable at $3.33 per share were exercised and converted into common shares.

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On October 2, 2003, we completed a private placement through Maxim Group LLC pursuant to which we sold 53.7875 units to 100 investors at a price of $100,000 per unit, for gross proceeds of $5,378,750.  The net proceeds of this offering, after expenses, was $4,805,965.  Each unit sold consisted of 33,334 series ‘A’ preferred shares and 16,667 class ‘C’ warrants.  In total, we issued 1,792,976 series ‘A’ preferred shares and 896,488 class ‘C’ warrants.  Each series ‘A’ preferred share is convertible into one common share.  Each warrant was initially exercisable at $3.75 for a period of four years.  Effective October 1, 2004, the company unilaterally lowered the exercise price to $3 per share.  As of January 6, 2005, in reliance upon the same exemption, (1) we had issued a total of 134,834 additional series ‘A’ preferred shares to the series ‘A’ preferred shareholders as a dividend in kind with respect to dividends accrued through December 31, 2004, and (2) a total of 29,164 common shares upon the exercise of 29,164 of the class ‘C’ warrants.

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Under the terms of our agreement with Maxim Group, we were obligated to pay Maxim Group $537,875, representing an 8% commission and a 2% non-accountable expense allowance.  In addition, we are obligated to issue to Maxim an agent’s warrant entitling it to purchase a number of units equal to 10% of the total units sold in this offering.  Maxim has the right under the agent’s warrant to purchase at total of 179,292 units at the price of $3.60 per unit, each unit comprised on one series ‘A’ preferred share and one-half of a class C warrant. The agent’s warrant expires in five years to the extent unexercised.  We valued the grant at $238,431 for pro-forma financial statement purposes using the Black-Scholes model.

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On November 3, 2003, we issued to Messrs. Fink and Roston, in their capacity as directors, options entitling each of them to purchase 28,000 common shares at $4.40 per share pursuant to our director’s compensation plan.  The options vest

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quarterly over a period of one year, and lapse if unexercised on November 2, 2008.  We valued the grant at $66,236 for pro-forma financial statement purposes using the Black-Scholes model.  For further information relating to these transactions, see that section of the prospectus contained in this registration statement captioned “Management—Board Compensation”.

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On January 20 2004, we issued to Ms. Jennifer Black, in her capacity as a director, options to purchase 50,000 common shares at $3.60 per share under our 2002 Stock Plan.  The options were fully vested upon grant, and lapse if unexercised on January 19, 2009.  We valued the grant at $69,798 for pro-forma financial statement purposes using the Black-Scholes model.  For further information relating to this transaction, see that section of the prospectus contained in this registration statement captioned “Management—Board Compensation”.

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On February 5 2004, we issued to Dr. Robert Koblin, in his capacity as a director, options to purchase 28,000 common shares at $3.70 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on February 4, 2008.  We valued the grant at $41,321 for pro-forma financial statement purposes using the Black-Scholes model.  For further information relating to these transactions, see that section of the prospectus contained in this registration statement captioned “Management—Board Compensation”.

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On April 1 2004, we issued to Messrs. Marvin H. Fink and Ellsworth Roston, Dr. Robert Koblin, and Ms. Jennifer Black, in their capacity as directors, options to purchase 2,000, 2,000, 4,000 and 2,000 common shares at $6 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on March 31, 2009.  We valued the grant at $23,536 for pro-forma financial statement purposes using the Black-Scholes model.  For further information relating to these transactions, see that section of the prospectus contained in this registration statement captioned “Management—Board Compensation”.

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On April 28, 2004, we issued to Mr. Rex Julian Beaber warrants to purchase 250,000 restricted common shares at $7.90 per share.  The warrants are exercisable on or after August 1, 2004, and lapse if unexercised on July 31, 2007.  The warrants were granted to Mr. Beaber in connection with a settlement agreement pursuant to which Mr. Beaber agreed to surrender 369,000 unregistered common shares in exchange for the warrants and the company’s agreement to register another 80,000 shares held by Mr. Beaber.  The value of the grant was $757,207 for pro-forma financial statement purposes using the Black-Scholes model.  The foregoing value does not take into consideration the value of 369,000 common shares Mr. Beaber is required to surrender under the settlement agreement.  In July 2004, the parties agree to cancel the warrants in consideration of a payment to Mr. Beaber in the amount of $14,500.

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On June 6 2004, we issued to Dr. Lowell T. Harmison, in his capacity as a director, options to purchase 28,000 common shares at $6.25 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on June 5, 2009.  We valued the grant at $68,647 for pro-forma financial statement purposes using the Black-Scholes model.

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On July 8 2004, we issued to Mr. Ellsworth Roston, in his capacity as a director, options to purchase 2,000 common shares at $3.95 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on July 7, 2009.  We valued the grant at $3,408 for pro-forma financial statement purposes using the Black-Scholes model.

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On October 12 2004, we issued to Mr. Marvin H. Fink, in his capacity as a director, options to purchase 28,000 common shares at $2.29 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on November 10, 2009.  We valued the grant at $64,120 for pro-forma financial statement purposes using the Black-Scholes model.

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On November 1 2004, we issued to Mr. Ellsworth Roston, in his capacity as a director, options to purchase 28,000 common shares at $2.90 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on October 31, 2009.  We valued the grant at $81,200 for pro-forma financial statement purposes using the Black-Scholes model.

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On December 29, 2004, we sold an 8% convertible debenture in the amount of $2,000,000 to DKR SoundShore Oasis Holding Fund Ltd.  For so long as the debenture is unpaid, the debenture holder is entitled to convert the debenture into a number of common shares equal to the outstanding principal on the debenture divided by $5.25, such amount representing 105% of the closing price for our common shares on the trading day prior to the sale of the debenture.  We also have the right to pay the principal and interest on the debenture in common shares in lieu of cash provided that we

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first register those shares with the SEC, are not otherwise in default under the debenture, and have satisfied certain other conditions including notice requirements.  Should we elect to make payment in common shares, the principal and interest under the debenture subject to conversion would be convertible into those shares at the rate of 85% of the average of the three lowest closing prices for those shares during the ten day period prior to the repayment date.  If we only elect to pay interest with common shares, the conversion rate shall be fixed at 90% of the closing price immediately prior to the payment or delivery date.  As additional consideration for the purchase of the debenture, we also granted to the debenture holder warrants entitling it to purchase 275,000 common shares at the price of $5.75 per share, or 115% of the closing price for those shares on the trading day prior to the sale of the debenture.  These warrants lapse to the extent not fully exercised by December 29, 2009.

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On January 3 2005, we issued to three directors, Messrs. Marvin H. Fink and Ellsworth Roston and Dr. Robert Koblin, as compensation for serving on the compensation committee of our board of directors, options to purchase 5,000, 5,000 and 5,000 common shares at $5.05 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on February 3, 2010.  We valued each grant at $11,331 for pro-forma financial statement purposes using the Black-Scholes model.

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On January 3 2005, we issued to two directors, Ms. Jennifer Black and Mr. Ellsworth Roston, as compensation for serving on the audit committee of our board of directors, options to purchase 10,000 and 10,000 common shares at $5.05 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on February 3, 2010.  We valued each grant at $22,661 for pro-forma financial statement purposes using the Black-Scholes model.

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On January 20 2005, we issued to one director, Ms. Jennifer Black, as compensation for serving on our board of directors, options to purchase 28,000 common shares at $3.95 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on January 19, 2010.  We valued the grant at $48,285 for pro-forma financial statement purposes using the Black-Scholes model.

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On March 22 2005, we issued to one director, Ms. Lucy Duncan-Scheman, as compensation for serving on our board of directors, options to purchase 50,000 common shares at $3.10 per share.  The options vest quarterly over a period of one year, and lapse if unexercised on March 21, 2010.  We valued the grant at $76,413 for pro-forma financial statement purposes using the Black-Scholes model.

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On March 31, 2005, we closed a private placement wherein we sold a total of 1,562,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 1,500,000 restricted common shares, to Trellus Partners, LP for the sum of $5,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before March 31, 2010.

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On April 8, 2005, we closed a private placement wherein we sold a total of 937,500 unregistered common shares, together with common share purchase warrants entitling the holder to purchase 900,000 restricted common shares, to Lagunitas Partners LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine, for the aggregate sum of $3,000,000.  The warrants are exercisable at $1.60 per share, contain cashless exercise provisions, and lapse if unexercised on or before April 8, 2010.  As part of the transaction, we agreed to file a registration statement with the SEC on or before April 20, 2005 to register the common shares sold and the common shares issuable upon the conversion of the warrants.  We further agreed to reduce the exercise price of the warrants to $1.20 per should we fail to file the registration statement on a timely basis.

•

On June 10, 2005, we entered into an investment banking agreement with Maxim Group, LLC.  Pursuant to this agreement, Maxim will provide non-exclusive investment banking, strategic advising and financial advising services to Recom, and will have certain rights to manage or co-manage any public offering and to participate in future private placements.  As partial compensation under this agreement, we granted Maxim a fully-vested warrant to purchase 500,000 common shares at $4.15 per share.  The warrants, which contain a cashless exercise provision, lapse if unexercised on June 10, 2010.  We valued the grant at $967,603 for pro-forma financial statement purposes using the Black-Scholes model.

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Rule 505

The offer and sale of the securities in each offering described below was exempt from the registration requirements of the Securities Act under SEC Rule 505 of Regulation D promulgated under Section 3(b) of the Securities Act insofar as:  (1) except as stated below, none of the investors in the offering are to the company’s knowledge accredited within the meaning of Rule 501(a); (2) pursuant to Rule 505(b)(2)(i), the aggregate offering price for the offering did not exceed $5,000,000, less the offering price of all securities sold within the twelve months preceding the start of and during the offering of securities under Rule 505 or in reliance upon any exemption under Section 3(b) of the Securities Act of 1933 or in violation of Section 5 of the Securities Act of 1933; (3) pursuant to Rule 505(b)(2)(ii), there were no more than 35 non-accredited investors in the offering; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

•

As part of the October 11, 2002 agreement-in-principle with Dr. Budimir Drakulic described above, we also reached an agreement-in-principle to offer to sell our common shares to certain individuals in order to protect our rights in the Signal Technologies from any litigation that might be filed against Dr. Drakulic and to ensure that our development of the technology would not be interrupted or disrupted while Dr. Drakulic defended any such action.  Pursuant to this understanding, on October 22, 2002, we sold  564,810 common shares (188,270 shares pre-split) to eleven of those individuals, and issued a five-year warrant to purchase 375,000 common shares (125,000 shares pre-split) for $0.007 per share to one of those individuals, in consideration of their cash investment of $17,786.  For further information relating to this transaction see that section of the prospectus contained in this registration statement captioned “Transactions And Business Relationships With Management And Principal Shareholders”.

•

On October 11, 2002, we reached an agreement-in-principle with Mr. Ellsworth Roston to make an investment into the company.  Pursuant to that understanding, on October 30, 2002 we sold Mr. Roston 71,250 common shares (23,750 shares pre-split) for $190,000 in cash, and granted him five-year warrants to purchase an additional 150,000 common shares at $5 per share (50,000 shares at $1.67 per share pre-split) effective as of October 15, 2002.

•

On February 14, 2003 we issued to Dr. Lowell Harmison (1) fully vested options entitling him to purchase 108,000 common shares at $0.97 per share (36,000 shares $2.91 per share pre-split), and (2) options entitling him to purchase an purchase an additional 108,000 common shares at $0.97 per share (36,000 shares $2.91 per share pre-split) to vest over twelve quarters.  These options were issued as an inducement for Dr. Harmison to provide consulting services pursuant to a consulting agreement entered into on that same date.  We valued the grant initial at $80,456 for pro-forma financial statement purposes using the Black-Scholes model.  Since the initial grant, Dr. Harmison has been receiving quarterly options grants per his agreement.  To date, these subsequent grants have been valued at $151,710 for pro-forma financial statement purposes.  For further information relating to this transaction, see that section of the prospectus contained in this registration statement captioned “Management—Employment And Consulting Agreements With Management”.

•

On March 10, 2003, we issued to Mr. Charles McGill options to purchase 900,000 common shares at $0.95 per share (300,000 common shares at $2.85 per share pre-split).  These options were issued as an inducement for Mr. McGill to become our Chief Financial Officer pursuant to an employment agreement entered into on that same date.  The options were to vest over a period of three years, and lapse if unexercised on March 24, 2008.  Mr. McGill retired in November 2003, at which time 150,000 options vested and the balance lapsed.  We valued the grant at $574,196 for pro-forma financial statement purposes.

•

On March 10, 2003, we issued warrants to purchase 900,000 restricted common shares post-split at $0.50 per share (300,000 shares at $1.50 per share pre-split).  The warrants, which are held by Crown Reef for its provision of strategic planning, marketing and business advisory consulting services, lapse if not exercised by March 9, 2008.  We valued the grant at $657,779 for pro-forma financial statement purposes using the Black-Scholes model.

•

On March 10, 2003, we issued to an employee options to purchase 240,000 common shares at $0.95 per share (80,000 shares at $2.76 per share pre-split) under our 2002 Stock Plan.  The options vest over a period of four years, and lapse if unexercised on March 9, 2008.  We valued the grant at $153,280 for pro-forma financial statement purposes using the Black-Scholes model.

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•

On March 10, 2003, we issued to Mr. Rowland Perkins, in connection with the provision of consulting services relating to identifying prospective directors, warrants to purchase 21,000 common shares at $0.81 per share (7,000 shares at $2.43 per share pre-split).  The warrants were fully vested, and lapse if unexercised on March 9, 2008.  We valued the grant at $17,010 for pro-forma financial statement purposes using the Black-Scholes model.

•

On April 15, 2003, we issued to an employee options to purchase 10,000 common shares at $2.85 per share under our 2002 Stock Plan.  The options vest over a period of four years, and lapse if unexercised on April 14, 2010.  We valued the grant at $14,847 for pro-forma financial statement purposes using the Black-Scholes model.

•

On April 15, 2003, we issued to Brookstreet Securities Corporation warrants to purchase 200,000 common pursuant to an investment banking agreement.  The warrants are exercisable in four tranches of 50,000 common shares each.  The first tranche was fully vested upon grant and exercisable at $1.25 per share.  The second tranche vested 90 days after issuance with an exercise price of $2.25 per share.  The third tranche vested 180 days after issuance with an exercise price of $3.25 per share. The fourth tranche vested 270 days after issuance with an exercise price of $4.25 per share.  We valued the grant at $432,147 for pro-forma financial statement purposes using the Black-Scholes model.  Brookstreet Securities is accredited.  As of October 11, 2004, 100,000 of these warrants were exercised and converted into common shares.

•

On June 2, 2003, we issued to Dr. Michael Laks, as compensation providing medical advisory and technical consulting services, options to purchase 108,000 common shares at $2.40 per share under our 2002 Stock Plan.  The options vest over a period of four years, and lapse if unexercised on June 4, 2008.  We valued the grant at $199,266 for pro-forma financial statement purposes using the Black-Scholes model.

•

On July 29, 2003, we issued to an employee options to purchase 10,000 common shares at $3.19 per share under our 2002 Stock Plan.  The options vest over a period of five years, and lapse if unexercised on July 28, 2008.  We valued the grant at $14,574 for pro-forma financial statement purposes using the Black-Scholes model.

•

On August 5, 2003, we issued to two shareholders, Messrs. John Epperson Jr. and Jack Lee, warrants entitling them to purchase 23,501 common shares at $3.29 per share pursuant to a voluntary partial trading restriction (lock-up) agreement entered into with each of those shareholders on that date.  These warrants lapse on August 4, 2008 to the extent not exercised by the first shareholder, and February 4, 2008 to the extent not exercised by the second shareholder.  We valued the grant at $77,318 for pro-forma financial statement purposes using the Black-Scholes model.

•

On September 23, 2003, we issued to a current shareholder, Mr. Aaron Grunfield, warrants to purchase 18,000 common shares at $5.29 per share pursuant to a voluntary partial trading restriction (lock-up) agreement with that shareholder entered into on that same date.  These warrants lapse on March 22, 2005 to the extent not exercised.  We valued the grant at $37,655 for pro-forma financial statement purposes using the Black-Scholes model.

•

On September 25, 2003, we issued to Mr. Bill Matthews, as compensation for providing consulting services relating to the procurement of FDA approval for our products, warrants to purchase 25,000 common shares at $3.19 per share under our 2002 Stock Plan.  These warrants lapse on March 24, 2010 to the extent not exercised.  We valued the grant at $41,202 for pro-forma financial statement purposes using the Black-Scholes model.

•

On January 20, 2004, we issued to four employees options to purchase a total of 80,000 common shares at $3.60 per share.  The options vest over a period of five years, and lapse if unexercised on January 19, 2009.  We valued the grant at $114,868 for pro-forma financial statement purposes using the Black-Scholes model.

•

On February 11, 2004, we entered into a marketing agreement with The Ruth Group under which we agreed to issue 500 restricted common shares to it per month as partial compensation under the agreement for the provision of investor relations and media relations consulting services over a six-month period, including introducing our company to its’ broker network, disseminating information about our company, organizing conferences and due diligence meetings, fielding calls investors and brokers, and procuring analyst coverage or investment banking sponsorships.  We have granted 3,500 common shares to date pursuant to the agreement, with a total value of $15,530 for pro-forma financial statement purposes.  This contract has since been terminated.

•

On March 10, 2004, we entered into a marketing agreement with Aurelius Consulting Group, Inc. under which we agreed to issue 25,000 restricted common shares to it as partial compensation under the agreement for the provision of various

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investor relations services over a six-month period, including introducing our company to its’ broker network, disseminating information about our company, organizing conferences and due diligence meetings, fielding calls investors and brokers, and procuring analyst coverage or investment banking sponsorships.  We valued the grant at $113,750 for pro-forma financial statement purposes.  This contract has since been terminated.

•

On February 1, 2005, we issued to seven employees options to purchase a total of 92,000 common shares at $4.05 per share.  The options vest over a period of five years, and lapse if unexercised on January 31, 2010. We valued the grant at $183,686 for pro-forma financial statement purposes using the Black-Scholes model.

Item 16

Exhibits And Financial Statement Schedules

2.1

Order dated October 26, 2000 Confirming Plan of Reorganization and Granting Final Approval of Disclosure Statement (9)

3.1

Amended And Restated Certificate Of Incorporation Of Recom Managed System, Inc. filed by the Delaware Secretary of State on November 6, 2000 (1)

3.2

Certificate Of Amendment Of Certificate Of Incorporation Of Recom Managed System, Inc. filed by the Delaware Secretary of State on June 20, 2003 (8)

3.3

Certificate Of Designation Of Rights, Preferences And Limitations Of Series ‘A’ Convertible Preferred Stock Of Recom Managed System, Inc. filed by the Delaware Secretary of State on September 9, 2003 (9)

3.4

Amendment To Certificate Of Designation Of Rights, Preferences And Limitations Of Series ‘A’ Convertible Preferred Stock Of Recom Managed System, Inc. filed by the Delaware Secretary of State on April 26, 2004 (9)

3.5

Bylaws Of Recom Managed Systems, Inc. adopted March 31, 2003 (6)

4.

Legal opinion by John M. Woodbury, Jr., Esq. *

5.1

Specimen common stock certificate (8)

5.2

Specimen series ‘A’ preferred stock certificate (8)

5.3

Recom Managed Systems, Inc. 2002 Stock Plan adopted on November 1, 2002 (6)

5.4

Form of option issued under Recom Managed Systems, Inc. 2002 Stock (8)

5.5

Recom Managed Systems, Inc. 2003 Nonqualified Stock Option And Stock Plan adopted on March 31, 2002 (6)

5.6

Warrant To Purchase Common Stock dated September 19, 2002 issued to Sim Farrar (2)

5.7

Form of Standard Warrant (8)

5.8

Form of Class ‘A’ Warrant (8)

5.9

Form of Class ‘C’ Warrant (8)

5.10

Agent’s Warrant dated November 1, 2003 with Maxim Group LLC (9)

5.11

Agent’s Warrant dated November 1, 2003 with Jenkins Capital Management, LLC (11)

5.12

Common Stock Purchase Warrant dated December 29, 2004 granted to DKR SoundShore Oasis Holding Fund Ltd. (13)

5.13

Common Stock Purchase Warrant dated March 31, 2005 granted to Trellus Partners, LP (16)

5.14

Common Stock Purchase Warrant dated April 8, 2005 granted to Lagunitas Partners, LP (16)

5.15

Common Stock Purchase Warrant dated April 8, 2005 granted to Gruber & McBaine International *

5.16

Common Stock Purchase Warrant dated April 8, 2005 granted to John D and Linda W. Gruber (16)

5.17

Common Stock Purchase Warrant dated April 8, 2005 granted to J. Patterson McBaine (16)

10.1

Standard Multi-Tenant Office Lease dated August 20, 2002 between Bershin Properties I, LLC, as lessor, and Recom Managed Systems, Inc., LLC, as lessee (9)

10.2

Addendum To Standard Office Lease dated August 20, 2002 between Bershin Properties I, LLC, as lessor, and Recom Managed Systems, Inc., as lessee (9)

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10.3

Addendum To Standard Office Lease dated December 17, 2003 between Bershin Properties I, LLC, as lessor, and Recom Managed Systems, Inc., as lessee (9)

10.4

Stock Acquisition and Signal Technologies Transfer Agreement dated September 12, 2002 between Recom Managed Systems, Inc. and ARC Finance Group, LLC (2)

10.5

Employment Agreement dated October 14, 2002 between Recom Managed Systems, Inc. and Marvin H. Fink (3)

10.6

License Agreement dated December 9, 1993 between Dr. Budimir S. Drakulic and Teledyne Electronic Industries, Inc. (8)

10.7

Restricted Stock Agreement dated October 14, 2002 between Recom Managed Systems, Inc. and Marvin H. Fink (3)(4)

10.8

Indemnification Agreement dated October 14, 2002 between Recom Managed Systems, Inc. and Marvin H. Fink (3)(4)

10.9

Loan-out Agreement dated October 15, 2002 between Recom Managed Systems, Inc. and Budimir Drakulic, B World and B Technologies (3)

10.10

Restricted Stock Agreement dated October 15, 2002 between Recom Managed Systems, Inc. and Budimir Drakulic, B World and B Technologies (3)(5)

10.11

Consulting Agreement dated November 1, 2002 between Recom Managed Systems, Inc. and Ellsworth Roston (3)

10.12

Employment, Confidential Information, Invention Assignment, And Arbitration Agreement dated October 15, 2002 between Recom Managed Systems, Inc. and Budimir Drakulic, B World and B Technologies (3)(5)

10.13

Consulting Agreement dated February 14, 2003 between Recom Managed Systems, Inc. and Lowell T. Harmison (8)

10.14

Employment Agreement dated March 10, 2003 between Recom Managed Systems, Inc. and Charles E. McGill (6)

10.15

Investment Banking Agreement dated April 15, 2003 between Recom Managed Systems, Inc. and Brookstreet Securities Corporation (7)

10.16

Investment Banking Agreement dated July 17, 2003 between Recom Managed Systems, Inc. and Maxim Group, LLC (9)

10.17

Placement Agency Agreement dated September 4, 2003 between Recom Managed Systems, Inc. and Maxim Group, LLC (9)

10.18

Form of Registration Rights Agreement for purchasers of Series ‘A’ Preferred Stock (8)

10.19

Scope Letters and Engagement Agreements dated December 18, 2003, January 23, 2004 and March 22, 2004 between Recom Managed Systems, Inc. and CFO 911 (9)

10.20

Non-Binding Letter of Intent dated January 10, 2004 between Recom Managed Systems, Inc. and TZ Medical Inc. (9)

10.21

Settlement Agreement And Releases, Warrant and Piggyback Registration Rights Agreement each dated April 28, 2004 between Recom Managed Systems, Inc., Mitchell J. Stein, ARC Finance Group, LLC, Tracey Hampton-Stein and Rex Julian Beaber (9)

10.22

Consulting Agreement between Recom Managed Systems, Inc. and Dr. Michael Laks (10)

10.23

Consulting Agreement between Recom Managed Systems, Inc. and Dr. Mitchell W. Krucoff (10)

10.24

Research And Development Services Agreement dated May 12, 2004 between Recom Managed Systems, Inc. and Battelle Memorial Institute (10)

10.25

Consulting Agreement between Recom Managed Systems, Inc. and Dr. Andrea Natale (11)

10.26

Sponsored Research Agreement dated August 30, 2004 between Recom Managed Systems, Inc. and Duke Clinical Research Institute (12)

10.27

Securities Purchase Agreement dated December 29, 2004 between Recom Managed Systems, Inc. and DKR SoundShore Oasis Holding Fund Ltd. (13)

10.28

8% Convertible Debenture dated December 29, 2004 granted to DKR SoundShore Oasis Holding Fund Ltd. (13)

10.29

Registration Rights Agreement dated December 29, 2004 between Recom Managed Systems, Inc. and DKR SoundShore Oasis Holding Fund Ltd. (13)

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10.30

Common Stock Purchase Agreement dated March 31, 2005 between Recom Managed Systems, Inc. and Trellus Partners, LP (16)

10.31

Registration Rights Agreement dated March 31, 2005 between Recom Managed Systems, Inc. and Trellus Partners, LP (16)

10.32

Common Stock Purchase Agreement dated April 8, 2005 between Recom Managed Systems, Inc. and Lagunitas Partners, LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine, LP (16)

10.33

Registration Rights Agreement dated April 8, 2005 between Recom Managed Systems, Inc. and Lagunitas Partners, LP, Gruber & McBaine International, Jon D. and Linda W. Gruber, and J. Patterson McBaine, LP (16)

10.34

Employment Agreement dated April 15, 2005 between Recom Managed Systems, Inc. and Pamela Bunes (16)

10.35

Employment Agreement dated April 15, 2005 between Recom Managed Systems, Inc. and Rodney Hildebrandt (16)

10.36

Office Lease Agreement dated May 31, 2005 between Recom Managed Systems, Inc. and Falls Place, LLC *

10.37

Investment Banking Agreement dated June 10, 2005 between Recom Managed Systems, Inc. and Maxim Partners, LLC *

21.

List of subsidiaries *

23.

Consent of Stonefield Josephson, Inc. *

23.

Powers of Attorney for Lowell T. Harmison, Lucy Duncan-Scheman, Ellsworth Roston and Jennifer Black (17)

*

Filed herewith

(1)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2001 filed with the SEC on February 22, 2002.

(2)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on September 25, 2002.

(3)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended September 30, 2002 filed with the SEC on November 12, 2002.

(4)

Filed as part of the Employment Agreement for Mr. Fink noted in item 10.5.

(5)

Filed as part of the Loan-Out Agreement for with B World Technologies, B Technologies and Dr. Drakulic noted in item 10.9.

(6)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2002 filed with the SEC on March 26, 2003.

(7)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended March 30, 2003 filed with the SEC on May 7, 2003.

(8)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on January 2, 2004.

(9)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 2) filed with the SEC on May 11, 2004.

(10)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 3) filed with the SEC on July 26, 2004.

(11)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 4) filed with the SEC on October 18, 2004.

(12)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 5) filed with the SEC on November 5, 2004.

(13)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on December 30, 2004.

(14)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on January 26, 2005.

(15)

Previously filed as an exhibit to our annual report on form 10-KSB for our fiscal year ended December 31, 2004 filed with the SEC on March 31, 2005.

(16)

Previously filed as an exhibit to our quarterly report on form 10-QSB for our fiscal quarter ended March 30, 2005 filed with the SEC on May 16, 2003.

(17)

Filed as part of the signature page of this registration statement.

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Item 17

Undertakings

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

a.

Include any prospectus required by section 10(a)(3) of the Securities Act;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the face page of the effective registration statement; or

c.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

5.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Greenville, State of South Carolina, on June 15, 2005.

RECOM MANAGED SYSTEMS, INC.
By:	/s/ Pamela Bunes
Pamela Bunes Chief Executive Officer (principal executive officer)
By:	/s/ Robert C. Scherne
Robert C. Scherne Interim Chief Financial Officer (principal accounting and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitute and appoint Pamela Bunes and Rodney Hildebrandt, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign a registration statement on form SB-2 with respect to Recom Managed Systems, Inc, a Delaware corporation (the "registrant"), and to further sign any and all amendments thereto (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and, to file the same with exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

By:	/s/ Pamela Bunes	Chief Executive Officer and Director	June 15, 2005
Pamela Bunes
By:	/s/ Lowell T. Harmison	Co-Chief Executive Officer and Director	June 15, 2005
Lowell T. Harmison
By:	/s/ Lucy Duncan-Scheman	Director and Chairman of the Board	June 15, 2005
Lucy Duncan-Scheman
By:	/s/ Rodney Hildebrandt	Chief Operating Officer and Director	June 15, 2005
Rodney Hildebrandt
By:	/s/ Ellsworth Roston	Director	June 15, 2005
Ellsworth Roston
By:	/s/ Jennifer Black	Director	June 15, 2005
Jennifer Black

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